Registration No. 333-260073

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No.2

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRAQIQ, INC.

(Exact name of registrant as specified in its charter)

California	7371	30-0580318
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification code number)	(I.R.S. Employer Identification No.)

4205 SE 36th Street, Suite 100

Bellevue, WA 98006

(425) 818-0560

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Ajay Sikka

4205 SE 36th Street, Suite 100

Bellevue, WA 98006

(425) 818-0560

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alan W. Becker, Esq.	Gregory Sichenzia, Esq.
Bose McKinney & Evans LLP	Sichenzia Ross Ference LLP
110 Monument Circle, Suite 2700	1185 Avenue of the Americas, 31st Floor
Indianapolis, Indiana 46204	New York, New York 10036
(317) 684-5000	(212) 930-9700

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “non-accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED April 18, 2022

                Shares

Common Stock

TraQiQ, Inc.

We are offering an aggregate of            shares of our common stock, $0.0001 par value per share. We assume a public offering price of $           per share of our common stock which was the last reported sale price of our common stock on the OTCQB on                         , 2022.

Our common stock is presently quoted on the OTCQB marketplace under the symbol “TRIQ”. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “TRIQ”. No assurance can be given that our application will be approved. If our application is not approved, we will not complete this offering. On                       , 2022, the last reported sale price for our common stock on the OTCQB market was $               per share. All share and per-share information, as well as all financial information, contained in this prospectus has been adjusted to give effect to the one-for-eight (1-for-8) reverse stock split effective March 21, 2022.

Our chief executive officer owns a majority of our common stock and controls matters submitted to a vote of shareholders.

The final public offering price per share will be determined through negotiation between us and the underwriter in this offering and will take into account the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The recent market price used throughout this prospectus may not be indicative of the public offering price per share. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to     additional shares of our common stock, solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about                   , 2022.

ThinkEquity

The date of this prospectus is                      , 2022

TraQiQ

Transforming the Supply Chain with Task Workers

Our Focus

TraQiQ aspires to be the trusted and comprehensive technology and service partner for enterprises looking to leverage the **Gig workforce**

Product Offerings

TraQSuite is a software solution that enables businesses to build, manage & operate a Gig worker network

Mimo is TraQiQ's gig worker service in India. Currently at 14,000 Task workers who do deliveries, verifications, cash collection and other services.

1.2 Million	$ 40 Million	50K
Customers Served	GMV Revenue	Monthly Transactions

Prepaid Wallet
Analytics & Dashboards
Value Added Services
Geo-tagging
Task Management
Activity Tracking

TraQSuite is a robust software platform

Analytics and AI algorithms are used to optimize order management and delivery options.

The mobile app tracks the delivery vehicle and robust verification options are in place for the deliveries.

360° CUSTOMER VIEW

OMNICHANNEL TRACKING

SEGMENTATION

ARTIFICIAL INTELLIGENCE

A robust wallet enables users to manage and control finances through a convergent platform.

Real time availability of Gig workers across the region

Pakistan
Lahore
Karachi
New Delhi
Jaipur
Nepal
Kathmandu
Patna
India
Bangladesh
Kolkata
Chennai
Sri Lanka
Colombo

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. The information in this prospectus may only be accurate as of the date on the front of this prospectus regardless of time of delivery of this prospectus or any sale of our securities.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the common stock hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy our common stock in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of our common stock in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our common stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2020, and 2021 are sometimes referred to herein as fiscal years 2020, and 2021, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or TraQiQ” refer to TraQiQ, Inc., a California corporation, and our wholly owned subsidiaries, TraQiQ Solutions, Inc., TraQiQ Solutions, Pvt Ltd, Rohuma, LLC, Rohuma India Info Solutions Private Limited and Mimo-Technologies Pvt Ltd.

Except as otherwise indicated in this prospectus, all common stock and per share information and all exercise and conversion prices with respect to securities exercisable or convertible into our common stock reflect, on a retroactive basis, a 1-for-8 reverse stock split of our common stock, which became effective on March 21, 2022. This prospectus assumes the over-allotment option of the underwriters has not been exercised, unless otherwise indicated.

Overview of the Company

With operations concentrated in India, Southeast Asia and Latin America, we help businesses in emerging markets leverage the “gig” or task economy by providing both technology solutions and a network of workers required to fulfill those tasks. We provide software as a service that enables clients to build and manage a network of contract task workers. This platform can also be used by business clients to manage their employees who are performing services, such as PC repair or food delivery. In addition, our Mimo service operates a network of over 14,000 task workers in India who make deliveries, collect payments, do background verifications, and fulfill tasks across the supply chain, as needed by business clients to deliver their products and services to their respective markets and customers.

Our TraQSuite software platform powers the last mile distribution network, allowing business users to target customers, facilitate and validate transactions, track and manage task workers, manage funds and run a distribution network. Key features of the TraQSuite software include:

●	Last Mile delivery: TraQSuite’s Last-Mile software module enables a business to manage thousands of task workers across multiple geographies to deliver products and services to the users. The software platform, operating through mobile apps, allows for data sharing, delivery validation, geo-tagging and know-your-customer (KYC) requirements and can even measure customer satisfaction.

●	Transact: TraQSuite enables task workers to facilitate transactions by meeting the end customers. They can collect payments via credit cards, smart-phone swipes, SMS messages or cash. Both banked and unbanked users can buy products and services and pay with their mobile devices.

●	Target: TraQSuite enables customer transactions to be rewarded with loyalty credits, tokens or points that can be redeemed by the customer for free products, discounts and benefits. The software analyzes these transactions and purchase behaviors by using leading AI models and can deliver real time, automated and targeted offers and recommendations for additional purchases and customer retention.

The Mimo delivery and task service in India runs on the TraQSuite platform and performs deliveries and fulfills tasks for some of the largest businesses in India. Mimo provides delivery and pickup services for the banking and insurance industry, performing verifications, field investigations for loan requests, business verification, employment verification, collection of documents and customer data and assistance in filling out forms for banks. Mimo works with microfinance institutions to collect cash, such as loan payments, convert cash to digital forms such as debit cards, and conduct data collection and surveys. For consumer goods companies, Mimo does promotional marketing, last mile (hyper-local) delivery, merchant onboarding or activation, store audits, and route optimization for delivery.

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Growth Strategy. Our strategy is to grow our business through a combination of organic growth and strategic investments that bring new functionality and revenue streams to the company. We plan to enhance the functionality of our existing products, increase sales in the Indian market and entry into new emerging markets. In addition to our significant presence in India, Southeast Asia and Latin America, we have recently added new customers in Australia, New Zealand and parts of Africa.

Risks Associated with our Business

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	We have a limited operating history and are subject to the risks encountered by early-stage companies.

●	A majority of our common stock is owned by our chief executive officer, who is in a position to control matters submitted to a vote of shareholders, including the election of directors.

●	Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.

●	If we are unable to integrate our acquisitions or manage the growth of those companies effectively, our business could be adversely affected.

●	Increasing competition within our emerging industry could have an impact on our business prospects.

●	Our current and future operations are subject to certain risks that are unique to operating in a foreign country.

●	Exchange rates may cause future losses in our international operations.

●	We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services, which would harm our competitive position.

●	If third parties claim that we infringe their intellectual property, it may result in costly litigation.

●	Pandemics including COVID-19 may adversely affect our business, especially in view of our foreign operations.

Corporate History

We were incorporated as a shell company in the State of California in 2009 under the name Thunderclap Entertainment, Inc. In 2017, Thunderclap Entertainment, Inc. changed its name to TraQiQ, Inc. and since 2017 we have acquired two Indian companies and four United States companies (with one Indian subsidiary) in exchange for stock and assumption of debt.

The Company’s headquarters are located at 14205 SE 36th Street, Suite 100, Bellevue, WA 98006, and its main telephone number is (425) 818-0560. Our website address is traqiq.com. Information on our website is not part of this prospectus.

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THE OFFERING

Shares Offered (1)	shares of our common stock ( shares if the underwriters exercise their over-allotment option in full).

Common stock outstanding before
the offering	4,171,638 shares of common stock.

Common stock to be outstanding
after this offering (2)	shares of common stock.

Option to purchase additional shares	We have granted the underwriters a 45-day option to purchase up to additional shares of our common stock to cover allotments, if any.

Use of proceeds	We intend to use the net proceeds of this offering for research and development activities, sales and marketing, engineering activities, repayment of outstanding debt and accounts payable and for general working capital purposes and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. See “Use of Proceeds” on page 12.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 6 before deciding to invest in our securities.

Trading symbols	Our common stock is currently quoted on the OTCQB marketplace under the trading symbol “TRIQ”. We have applied to The Nasdaq Capital Market to list our common stock under the symbol “TRIQ”.

Lock-ups	We and our directors and officers and stockholders who beneficially own five percent or more of our outstanding common stock have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus with respect to our officers and directors, and 90 days with respect to us and stockholders who beneficially own five percent or more of our outstanding common stock. See “Underwriting” section on page 41.

(1)	Based on the assumed public offering price of $ per share, based on the closing price on , 2022. The actual number of shares we will offer will be determined based on the actual public offering price.
(2)	The shares of common stock to be outstanding after this offering is based on 4,171,638 shares outstanding as of the date of this prospectus.

Nasdaq listing requirements include, among other things, a stock price threshold. As a result, on December 20, 2021 we filed Articles of Amendment to our Articles of Incorporation to effectuate a 1-for-8 reverse stock split. On March 21, 2022, the reverse stock split was effected on the OTCQB.

The shares of common stock to be outstanding after this offering excludes the following:

●	196,250 shares remaining for issuance pursuant to the 2020 Equity Incentive Plan;

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●	491,250 shares issuable upon exercise of outstanding options with a weighted average exercise price of $0.0416;

●	228,310 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $0.008 which were issued in connection with acquisitions, of which 202,669 are currently exercisable and 25,641 are contingent upon achievement of 2022 revenue targets;

●	124,138 shares issuable upon exercise of outstanding warrants which were issued in connection with a financing, and 9,931 shares issuable upon exercise of warrants issued to the placement agent as a part of that financing, all at an exercise price of $11.60;

●	216,243 shares issuable in connection with a completed acquisition contingent upon achievement of future revenue targets;

●	124,138 shares of common stock issuable upon conversion of convertible notes at a conversion price of $11.60 that were issued as a part of a financing; and

●	shares of common stock issuable upon conversion of outstanding convertible notes with a weighted average conversion price of $ , based on the company’s average quoted share price on the OTC markets immediately prior to and assuming a conversion date of , 2022.

Unless we indicate otherwise, all information in this prospectus:

●	Assumes no exercise by the underwriters of their option to purchase up to an additional shares of common stock to cover over-allotments, if any; and

●	Excludes shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the fiscal years ended December 31, 2020, and 2021 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of December 31, 2021 are derived from our audited consolidated financial statements that are included elsewhere in this prospectus. The pro forma consolidated balance sheet data gives effect to the sale of shares in this offering after deducting underwriting discounts and commissions and offering expenses payable by us. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

	Year Ended December 31,
	2021	2020
Consolidated Statement of Operations Data:
Revenue	$2,712,300	$1,009,949
Cost of revenue	2,203,770	546,569
Gross profit (loss)	508,530	463,380
Operating expenses	5,461,164	818,348
Operating loss	(4,952,634)	(354,968)
Other income (expense)	(1,410,979)	(252,132)
Net loss before provision for income taxes	(6,363,613)	(607,100)
Provision for income taxes	89,750	809
Net loss	$(6,453,363)	$(607,909)
Net loss attributable to non-controlling interest	4,488	—
Net loss attributable to controlling interest	(6,488,875)	(607,909)
Foreign currency translations adjustment	2,884	6,477
Comprehensive loss	$(6,445,991)	$(601,432)

Net loss per share – basic and diluted	$(1.64)	$(0.18)

Weighted average common shares outstanding – basic and diluted	3,930,807	3,412,245

		Pro Forma,	Pro Forma, as adjusted
	December 31, 2021	December 31, 2021 (1)	December 31, 2021 (2)
Consolidated Balance Sheet Data:
Cash	$56,329	$	$
Total current assets	980,747
Total assets	8,552,595
Total current liabilities	10,825,016
Total liabilities	10,970,898
Total stockholders’ (deficit) equity	(2,418,303)

(1)	The pro forma consolidated balance sheet data gives effect to the conversion of $2,000,000 in aggregate principal amount of related party notes with the CEO (who has agreed to convert this amount into common shares prior to the closing of this offering) into shares of common stock, using a conversion price of 80% of the public offering price.
(2)	The pro forma, as adjusted consolidated balance sheet data gives effect to the conversion of $2,000,000 in aggregate principal amount of related party notes with the CEO (who has agreed to convert this amount into common shares prior to the closing of this offering) into shares of common stock, using a conversion price of 80% of the public offering price, and the sale of shares in this offering after deducting underwriting discounts and commissions and offering expenses payable by us.

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RISK FACTORS

Investing in our securities includes a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the risk factors discussed below, together with all of the other information contained in this prospectus. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

General Risks Relating to Our Business, Operations of Financial Condition

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Our company has a limited operating history, and you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, we will be unable to sustain our business growth to date and you could lose your investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We have an accumulated deficit of $8,953,768 as of December 31, 2021. We may never achieve profitability. If we do not generate sufficient revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

If we are unable to integrate our acquisitions or manage the growth of those companies effectively, our business could be adversely affected.

Our business has grown mostly through acquisition of other companies, both in the United States and in India. These companies, particularly in India, are currently expanding rapidly. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to continue to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. We may be unable to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our business.

Increasing competition within our emerging industry could have an impact on our business prospects.

The artificial intelligence, mobile payment and “gig” worker markets are emerging industries where new competitors are entering the market frequently. These competing companies may have significantly greater financial and other resources than we have and may have been developing their products and services longer than we have been developing ours, and we may be unable to successfully compete.

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Our current and future operations are subject to certain risks that are unique to operating in a foreign country.

We currently have international operations in India, Latin America, and Africa, among other places, and have a large concentration of employees and task workers in India. Therefore, we are exposed to risks inherent in international business operations. The risks of doing business in foreign countries include the following:

●	changing regulatory or taxation policies, including changes in tax policies that have been proposed by the current United States administration that may affect the taxation of foreign earnings;

●	currency exchange risks;

●	changes in diplomatic relations or hostility from local populations;

●	seizure of our property by the government or restrictions on our ability to transfer our property or earnings out of the foreign country;

●	potential instability of foreign governments, which might result in losses against which we are not insured;

●	difficulty in protecting our intellectual property from infringement in certain foreign countries; and

●	difficulty of enforcing agreements and collecting receivables through some foreign legal systems.

Exchange rates may cause future losses in our international operations.

Because we own assets in foreign countries and derive revenue from our international operations, we may incur currency translation losses due to changes in the values of foreign currencies and in the value of the United States dollar. We cannot predict the effect of exchange rate fluctuations upon future operating results.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services, which would harm our competitive position.

Our success depends in part upon our proprietary technology. We rely primarily on national and local statutory and common law rights in the jurisdictions in which we operate, as well as contractual restrictions, to establish and protect our proprietary rights, but to date we have not sought or obtained any patents on our proprietary technology or registered any of our trademarks. Despite the precautions we have taken, third parties could copy or otherwise obtain and use our technology without authorization or develop similar technology independently. The protection of our proprietary rights may be inadequate or our competitors may independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

Third parties may claim our current or future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the artificial intelligence, mobile payments and task worker markets increases and functionalities increasingly overlap, we may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to enter into such royalty or license agreements or obtain them on terms acceptable to us.

Pandemics including COVID-19 may adversely affect our business.

The unprecedented events related to COVID-19, the disease caused by the novel coronavirus (SARS-CoV-2), have had significant health, economic, and market impacts and may have short-term and long-term adverse effects on our business that we cannot predict as the global pandemic continues to evolve. The extent and effectiveness of responses by governments and other organizations also cannot be predicted. During 2021 and 2020, COVID-19 forced us to suspend Last Mile deliveries and other task worker activities for a period of time, and we shifted some of those activities to a virtual, remote-service model until in-person activities could resume safely. The effects of the pandemic may have a particular effect on our business as a result of our extensive operations in India and other emerging markets, where vaccines are less available. While we continue to have the option to shift to virtual activities if necessary, it is unclear whether and to what extent future impacts of COVID-19 or other pandemics will have an adverse effect on our profitability and growth strategy.

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We may need additional financing. Any limitation on our ability to obtain such additional financing could have a material adverse effect on our business, financial condition and results of operations.

We may need to raise additional capital, which we may be unable to obtain on favorable or reasonable terms, or at all. If we raise additional capital, it could result in dilution to our stockholders. Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. The Company’s internal control over financial reporting was ineffective as of December 31, 2021, and our disclosure controls and procedures were ineffective as of December 31, 2021. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Our revenue is currently concentrated in a small number of customers.

Although our strategy is to expand our business operations and customer base through our 2021 acquisitions of Rohuma and Mimo, most of our revenue has come historically from a few customers. For the year ended December 31, 2021, we had two major customers comprising 50% of our revenues, and at December 31, 2021 and five customers represented 93% of our accounts receivable. For the year ended December 31, 2020 and at the end of that year, these customers accounted for 85% of our revenues and our accounts receivable, respectively. A loss of the business from these customers or any difficulty collecting our accounts receivable from them could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to our Common Stock

One shareholder controls a majority of the voting power of our common stock, and his interest may conflict with those of investors.

Our Chairman of the Board of Directors, Chief Executive Officer and President, Ajay Sikka, beneficially owns shares representing a majority of our common stock. He therefore is in a position to exercise substantial influence over the outcome of all matters submitted to a vote of our shareholders, including the election of directors.

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Our common stock may cease to be listed on the Nasdaq Stock Market.

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “TRIQ.” Our application has not yet been approved, and there can be no assurance that it will be approved. If it is approved and our common stock is listed, we may not be able to meet the continued listing requirements of the Nasdaq Stock Market, which require, among other things, a minimum closing price of our common stock and a minimum market capitalization. If we are unable to satisfy the requirements of the Nasdaq Capital Market for continued listing, our common stock would be subject to delisting from that market, and we might or might not be eligible to list our shares on another Nasdaq market. A delisting of our common stock from the Nasdaq Capital Market, particularly if we did not qualify to be listed on another Nasdaq market, could negatively impact us by, among other things, reducing the liquidity and market price of our common stock.

The difficulties associated with any attempt to gain control of our company could adversely affect the price of our common stock.

Ajay Sikka has substantial influence over the decision as to whether a change in control will occur for our company. There are also provisions contained in our articles of incorporation, by-laws and California law that could make it more difficult for a third party to acquire control of TraQiQ. These restrictions and limitations could adversely affect the trading price of our common stock.

There is currently not an active liquid trading market for the Company’s common stock.

Our common stock is quoted on the OTC Markets QB tier under the symbol “TRIQ”. However, there is currently no regular active trading market in our common stock. Although there are periodic volume spikes from time to time, a consistent, active trading market may not develop. Further, in the event this offering is completed, and our common stock is listed on the Nasdaq Capital Market, there is no assurance an active trading market for our common stock will develop or be sustained or that we will remain eligible for continued listing on the Nasdaq Capital Market. If an active market for our common stock develops, there is a significant risk that our stock price may fluctuate in the future in response to any of the following factors, some of which are beyond our control:

●	variations in our quarterly operating results;

●	announcements that our revenue or income are below analysts’ expectations;

●	general economic downturns;

●	sales of large blocks of our common stock; or

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

You may experience dilution of your ownership interest due to future issuance of our securities.

We are currently authorized to issue 300,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes, or upon conversion or exercise of outstanding options, warrants, or preferred stock. The future issuance of a substantial amount of common stock, or the perception that such an issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common stock could make it more difficult to raise funds through future offerings of our common stock or securities convertible into common stock.

Our board of directors may issue and fix the terms of shares of our preferred stock without stockholder approval, which could adversely affect the voting power of holders of our common stock or any change in control of our company.

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock, with such designation rights and preferences as may be determined from time to time by the board of directors. Of these authorized shares, 50,000 shares have been designated Series A Preferred Stock but none of them are currently outstanding (see “Description of Capital Stock”). Our board of directors is empowered, without shareholder approval, to create additional series and issue additional shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

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We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates, which may not occur. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if an active trading market for our shares does not develop, you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

Risks Related to the Offering

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $               per share, based on the assumed public offering price of $                 per share of common stock and the closing price of our common stock on                           , 2022. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

In addition, during 2021 we agreed to issue up to an additional 216,243 shares of common stock without additional consideration to the former owners of Rohuma contingent on the financial performance of Rohuma and issued warrants to the former owners of Mimo for the purchase of up to 170,942 shares of our common stock at an exercise price of $0.008 per share (of which warrants for 145,301 shares are currently earned and warrants for the other 25,641 shares are contingent on the 2022 performance of the Mimo business). If these shares are all issued, investors in this offering will incur additional dilution of $               per share, based on the assumed public offering price of $                    per share of common stock and the closing price of our common stock on                         , 2022.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Our common stock is subject to the “penny stock” rules of the SEC because it has historically had a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks after compliance with various information collection rules and a suitability evaluation;

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased; and

●	the broker or dealer deliver a disclosure schedule prescribed by the SEC.

If we are successful in our application to list our stock for trading on the Nasdaq Stock Market and we are able to maintain that listing, our stock will cease to be a penny stock. However, if we cease to obtain and maintain that listing, we may again be subject to the penny stock rules. Generally, brokers may be less willing to execute transactions in securities subject to the penny stock rules. In addition, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These factors may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock if it were to become subject to the penny stock rules.

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We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Risks Related to Our Reverse Stock Split

Although on March 21, 2022 we implemented a 1 for 8 reverse stock split, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the Nasdaq Stock Market tier on which we are listed.

We cannot assure you that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with the minimum bid price for the Nasdaq market tier on which our common stock is listed or the minimum for listing on any other Nasdaq market. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the completion of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement for its Capital market tier. In addition to specific listing and maintenance standards, Nasdaq has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our common stock.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that are outstanding following the reverse stock split. In addition, the reverse stock split increased the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not improve.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock in the offering will be approximately $                       , after deducting the underwriting discounts and commissions and estimated offering expenses, or approximately $                            if the underwriters exercise their over-allotment option in full.

We currently expect to use the net proceeds of this offering primarily for the following purposes:

●	Approximately $8,500,000 to fund sales and marketing activities;
●	Approximately $4,000,000 for acquisitions of other companies, products or technologies involving software similar to that offered by TraQiQ or task worker services, although we have not currently entered into agreements or letters of intent for any such acquisitions;
●	Approximately $2,000,000 to fund engineering activities;
●	Approximately $2,000,000 to pay outstanding invoices and to repay approximately $ in outstanding debt with a weighted average interest rate of % and maturities ranging from to ;
●	Approximately $500,000 for working capital; and
●	The remainder for other general corporate purposes.

We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next 12 months, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, we will invest the proceeds in short-term bank deposits.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

TraQiQ’s common stock is traded on the OTCQB Market under the symbol “TRIQ.” Because the company’s common stock is not listed on a securities exchange and its quotations on OTCQB are limited and sporadic, there is currently no established public trading market for the common stock. TraQiQ has applied to The Nasdaq Capital Market to list its common stock under the symbol “TRIQ”.

On March 21, 2022, we completed a 1-for-8 reverse split of our common stock. All share and per share information gives effect, retroactively, to the reverse stock split.

As of                    , 2022, there were approximately            registered holders of record of our common stock, and the last reported sale price of our common stock on the OTCQB was $            per share on                , 2022.

Any over-the-counter market quotations of our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Dividends

The company has never declared or paid any cash dividends on its common stock. The company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our 2020 Equity Incentive Plan as of December 31, 2021. Our shareholders have approved this plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	491,250	0.0416	196,250
Equity compensation plans not approved by security holders
Total	491,250	0.0416	196,250

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CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2021. Such information is set forth on the following basis:

●	an actual basis (giving effect, on a retroactive basis, to a 1-for-8 reverse stock split which was consummated on March 21, 2022);

●	a pro forma basis to give effect to (i) the conversion of $2,000,000 in aggregate principal amount of related party notes with the CEO (who has agreed to convert this amount into common shares prior to the closing of this offering) into shares of common stock, using a conversion price of 80% of the public offering price, and (iii) an additional $190,640 in debt from financings completed in January and February, 2022; and

●	a pro forma as adjusted basis, giving effect to the pro forma adjustments above as well as the sale of the shares in this offering at the assumed public offering price of $ per share which was the last reported sale price of our common stock on the OTCQB on , 2022, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of December 31, 2021
	Actual	Pro Forma		Pro Forma As Adjusted(1)
Consolidated Balance Sheet Data:
Cash	$56,329	$		$
Total other assets	8,496,266
Total liabilities	10,970,898
Preferred stock, par value, $0.0001, 10,000,000 shares authorized, Series A Convertible Preferred, 50,000 shares issued and outstanding, actual, 0 shares issued and outstanding, pro forma and pro forma as adjusted	—		—		—
Common stock, par value, $0.0001, 300,000,000 shares authorized, 4,171,638 shares issued and outstanding, actual, shares issued and outstanding, pro forma, shares issued and outstanding, pro forma as adjusted	417
Additional paid-in capital	6,508,931
Accumulated deficit	(8,953,768)
Accumulated other comprehensive income	30,605
Total stockholders’ (deficit) equity before non-controlling interest	(2,413,815)
Non-controlling interest	(4,488)
Total stockholders’ (deficit) equity	(2,418,303)
Capitalization	8,552,595

(1)	A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $ assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriter discount and estimated offering expenses payable by us.

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DILUTION

Our pro forma net tangible book value (deficit) as of December 31, 2021 was approximately $(7,488,327), or $(1.55) per share of common stock based upon 4,821,638 shares of common stock outstanding on that date after giving pro forma effect to the conversion of $2,000,000 in aggregate principal amount of related party notes with the CEO (who has agreed to convert this amount into common shares prior to the closing of this offering) into shares of common stock, using a conversion price of 80% of the public offering price (estimated to be 650,000 shares). Pro forma net tangible book value per share represents the amount of our total pro forma tangible assets reduced by the amount of our total pro forma liabilities, divided by the total number of shares of common stock outstanding on a pro forma basis, after giving effect to the same conversions and issuances.

Our pro forma as adjusted net tangible book value will be $                    or $        per share. Pro forma as adjusted net tangible book value per share represents pro forma as adjusted net tangible book value divided by the total number of shares outstanding on a pro forma basis after giving effect to the sale of the shares in this offering at the assumed public offering price of $           per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. This represents an immediate increase in pro forma as adjusted net tangible book value of $          per share to existing stockholders and an immediate dilution of $          per share to investors purchasing shares of common stock in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share		$
Pro forma net tangible book value per share as of December 31, 2021	$
Increase in net tangible book value per share attributable to new investors	$
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$
Dilution in net tangible book value per share to new investors		$

The information above is pro forma as of December 31, 2021 and excludes as of such date the following:

●	outstanding options to purchase an aggregate of 491,250 shares of common stock at a weighted average exercise price of $0.0416 under our equity compensation plan;

●	228,310 shares issuable upon exercise of outstanding warrants which were issued in connection with the Mann and MIMO acquisitions, of which 202,669 are currently exercisable and 25,641 are contingent upon achievement of 2022 revenue targets;

●	124,138 shares issuable upon exercise of outstanding warrants which were issued in connection with the September 2021 and October 2021 financing, and 9,931 shares issuable upon exercise of warrants issued to the placement agent as a part of that financing, all at an exercise price of $11.60

●	216,243 shares issuable in connection with the Rohuma acquisition contingent upon achievement of future revenue targets, and 43,750 shares issuable to a director for services rendered that are accruing over a three-year period;

●	124,138 shares of common stock issuable upon conversion of convertible notes at a conversion price of $11.60 that were issued as a part of the September 2021 and October 2021 financing;

●	shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering ( shares if the over-allotment is exercised in full); and

●	shares of common stock issuable upon the exercise of the underwriters’ over-allotment option.

If the underwriters exercise their overallotment option, our pro forma as adjusted net tangible book value following the offering will be $            per share, and the dilution to new investors in the offering will be $          per share.

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted net tangible book value after this offering by approximately $               , and dilution per share to new investors by approximately $                  .

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;
●	increased levels of competition;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our relationships with our key customers;
●	our ability to retain and attract senior management and other key employees;
●	our ability to quickly and effectively respond to new technological developments;
●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights; and
●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this Registration Statement on Form S-1.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result.

Overview

TraQiQ was incorporated in the State of California on September 9, 2009 as Thunderclap Entertainment, Inc. On July 14, 2017, Thunderclap Entertainment, Inc. changed its name to TraQiQ, Inc. On July 19, 2017, the Company entered into a Share Exchange Agreement with the stockholders of OmniM2M, Inc. (“OmniM2M”) and TraQiQ Solutions, Inc. dba Ci2i Services, Inc. (formerly Ci2i Services, Inc. – amended November 6, 2019) (“Ci2i”) whereby the stockholders of OmniM2M and Ci2i agreed to exchange all of their respective shares, representing 100% ownership in OmniM2M and Ci2i in exchange for 1,500,000 shares of the Company’s common stock, respectively. The OmniM2M Shareholders and the Ci2i Shareholders were issued their respective 1,500,000 shares on a pro rata basis based on their respective holdings in OmniM2M and Ci2i in the Share Exchange Agreement. The Share Exchange was accounted for as a reverse merger whereas Ci2i is considered the accounting acquirer and TraQiQ, Inc. is considered the accounting acquiree. Accordingly, the consolidated financial statements included the accounts of Ci2i for all periods presented and the accounts of TraQiQ, Inc. and OmniM2M, which was acquired by the Company on July 19, 2017 since the date of acquisition. For accounting purposes, the acquisition of OmniM2M is recorded at historical cost in accordance with Accounting Standard Codification (“ASC”) 805-50-25-2 as this is considered an acquisition of entities under common control as the management of the Company and OmniM2M control the activities of the respective companies. Prior to the merger with Ci2i and acquisition of OmniM2M, the Company was considered a shell company under Rule 12b-2 of Exchange Act. On December 1, 2017, the Company entered into a Share Purchase Agreement with Ajay Sikka (“Sikka”), the sole shareholder of Transport IQ, Inc. whereby Sikka sold all of the shares in TransportIQ, Inc. (“TransportIQ”) in exchange for $18,109, in the form of cancellation of all of the debt of TransportIQ that was owed to the Company. The transaction became effective upon the execution of the agreement by Sikka and the Company; and Transport IQ, Inc, is now a wholly-owned subsidiary of the Company. Because TransportIQ was commonly controlled and owned, the transaction was recorded at the historical carrying value of TransportIQ’s assets and liabilities.

Ci2i is a services company founded in 1998 that develops and deploys intelligent technologies and products in order to meet the demand for sustainable, integrated solutions. Ci2i’s primary focus has been in the analytics and intelligence segments. The Company is investing significantly in building products in the area of supply chain and last mile delivery.

On May 16, 2019, the Company entered into a Share Exchange Agreement with TRAQIQ Solutions Private Limited (TraQ Pvt Ltd), formerly known as Mann-India Technologies Pvt Ltd. Pursuant to the agreement, the Company acquired 100% of the shares of TRAQ Pvt Ltd. and assumed certain net liabilities in exchange for warrants exercisable over five-years to purchase up to 166,159 shares of common stock of the Company valued at $268 at an exercise price of $0.0008. The warrants are exercisable as follows: (i) 12,596 warrants immediately upon closing; (ii) 107,494 warrants exercisable one-year after the date of closing; and (iii) 46,069 warrants exercisable two-years after the date of closing. This transaction is being recorded as a business combination under ASC 805.

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The warrants that are exercisable in one-year and two-years were conditioned upon TRAQ Pvt Ltd. achieving certain revenue figures and pre-tax profit percentages. For the warrants to become exercisable, TRAQ Pvt Ltd. was required to achieve target revenue of $1.1 million and pre-tax profit of 25% in 2019 and 2020, respectively, with the amount of such warrants becoming exercisable reduced proportionally to the extent TRAQ Pvt Ltd. failed to achieve these targets. A total of 52,391 of these warrants were cancelled effective May 16, 2021 as a result of these criteria not being achieved. There were 56,400 of these warrants exercised during 2021 and 57,368 warrants remain outstanding as of December 31, 2021.

Effective December 31, 2020, Ci2i acquired the net assets of OmniM2M and TransportIQ, and then dissolved those entities in January 2021. The value of those transactions were for the assumed liabilities of Omni and TransportIQ, and no cash was exchanged.

On January 22, 2021, the Company entered into a Share Exchange Agreement with Rohuma, LLC, a Delaware limited liability company (“Rohuma”) and its members, whereby the Rohuma members agreed to exchange all of their respective membership interests in Rohuma in exchange for up to 536,528 shares of common stock, of which the first tranche of 320,285 shares was issued upon closing on March 1, 2021, with the remaining value reflected as contingent consideration until the shares vest at which time they will be issued. The Company issued _____ shares for the second tranche as a result of satisfying the revenue requirement for 2021, and the remaining            shares would be issued upon satisfying the revenue requirement for 2022. The Company, as of March 31, 2022, determined that the criteria for vesting of the second tranche of shares were satisfied.

The transaction was valued at $3,433,776 ($6.40 per share). Rohuma has an Indian affiliate that is owned 99% by Rohuma and 1% by its founding member. Rohuma controls this entity and the 1% ownership by the member is now less than 1% upon acquisition by the Company. This amount is reflected as a non-controlling interest.

Rohuma dba Kringle.ai is a California based software solutions company that enables digital and mobile commerce by providing enterprise class applications that cover loyalty and rewards products, payments, online ordering, distribution logistics for retail and more. Kringle analyzes customers’ omni-channel behaviors and transactions. Using AI for digital commerce, Kringle is able to deliver real time, automated 1:1 recommendations and personalized content across all customer touch points.

On February 17, 2021, the Company entered into a Share Exchange Agreement with Mimo Technologies Private Ltd., an Indian corporation (“Mimo”), and its shareholders, whereby the Mimo shareholders exchanged all of their respective shares in Mimo for warrants to purchase up to 170,942 shares of the Company’s common stock. Of these warrants, 145,301 were earned through March 31, 2022, with the remaining 25,641 warrants to be earned subject to Mimo meeting certain revenue goals for 2022. The Company, as of March 31, 2022, determined that the criteria for vesting of the second tranche of warrants were satisfied.. The warrants have a term of three years and an exercise price of $0.008 and value in the amount of $1,640,447, of which $1,394,380 is reflected in additional paid in capital, with the remaining $246,067 reflected as contingent consideration as of March 31, 2022. In addition to the issuance of the warrants, TRAQ Pvt Ltd, wrote off $258,736 in amounts due from a note receivable, $123,778 in accounts receivable and $40,354 in a debenture from Mimo. In addition, the Company made a cash payment to one of the minority shareholders of Mimo in the amount of $22,338. The Company acquired over 99% of Mimo with the remaining percentage of less than 1% reflected as a non-controlling interest.

Mimo provides delivery and task worker solutions across India. Mimo works with Banking, Financial, Logistics and Distribution companies, to take their products and services to semi-urban and rural India. Mimo trains the agents in each Product or Service through an online and classroom training platform.

Going Concern

The Company has an accumulated deficit of $8,953,768 and a working capital deficit of $9,844,269 as of December 31, 2021, compared to a working capital deficit of $3,168,246 as of December 31, 2020. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or obtain additional financing from its stockholders and/or other third parties.

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Our consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity or debt financing to continue operations, successfully locating and negotiating with other business entities for potential acquisition and /or acquiring new clients to generate revenues. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

In order to further implement its business plan and satisfy its working capital requirements, the Company will need to raise additional capital. There is no guarantee that the Company will be able to raise additional equity or debt financing at acceptable terms, if at all.

There is no assurance that the Company will ever be profitable. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in the notes to our consolidated financial statements. Those material accounting estimates that we believe are the most critical to an investor’s understanding of our financial results and condition are discussed immediately below and are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by our management to determine the appropriate assumptions to be used in the determination of certain estimates.

Consolidation

The consolidated financial statements include the accounts of TraQiQ, Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The Company applies the guidance of Topic 810 Consolidation of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) to determine whether and how to consolidate another entity. Pursuant to ASC paragraph 810-10-15-10, all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—are consolidated except when control does not rest with the parent.

Pursuant to ASC paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree.

Noncontrolling Interests

In accordance with ASC 810-10-45 Noncontrolling Interests in Consolidated Financial Statements, the Company classifies noncontrolling interests as a component of equity within the consolidated balance sheet. In January 2021, the acquisition of Rohuma resulted in a less than 1% non-controlling interest of the Indian affiliate of that company. In February 2021, the acquisition of Mimo resulted in a less than 1% non-controlling interest of that company.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. These estimates include, but are not limited to, management’s estimate of provisions required for non-collectible accounts receivable, depreciative lives of our assets, determination of technological feasibility, and valuation allowances of our deferred tax assets. Actual results could differ from those estimates.

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Capitalized Software Costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time these costs are capitalized until the product is available for general release to customers. Once the technological feasibility is established per ASC 985-20, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. Costs incurred to enhance the Company’s software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company expenses software maintenance and training costs as incurred.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), specifically ASC 606-10-50-12. This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method, however the new standard did not have a material impact on its consolidated financial position and consolidated results of operations, as it did not change the manner or timing of recognizing revenue.

Professional Service Revenue

TRAQ Pvt Ltd. generally derives a large part of its revenues from professional and support services, which includes revenue generated from software development projects and associated fees for consulting, implementation, training, and project management provided to customers using their systems. Revenue from arrangements with customers is recognized based on the Company’s satisfaction of distinct performance obligations identified in each agreement, generally at a point in time as discussed in ASC 606. In instances where multiple performance obligations are identified, the Company allocates the transaction price to each performance obligation based on relative selling prices of each distinct product or service, and recognizes revenue related to each performance obligation at the points in time that each performance obligation is satisfied. The Company’s performance obligation includes providing customization of software and the selling of licenses, where the Company typically satisfies its performance obligations prior to the submission of invoices to the customer for such services. The Company’s performance obligation for consulting and technical support is delivered on as the work is being performed, which is satisfied prior to invoicing. The Company generally collects payment within 30 to 60 days of completion of the performance obligation and there are no agency relationships.

Software development arrangements involving significant customization, modification or production are accounted for in accordance with the appropriate technical accounting guidance issued by the FASB using the percentage-of- completion method. The Company recognizes revenue using periodic reported actual hours worked as a percentage of total expected hours required to complete the project arrangement and applies the percentage to the total arrangement fee.

Unbilled revenue represents earnings in excess of billings as at the end of the reporting period. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the statements of operations.

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TRAQ Pvt Ltd. has deferred the revenue and costs attributable to certain process transition activities with respect to its customers where such activities do not represent the culmination of a separate earnings process. Such revenue and costs are subsequently recognized ratably over the period in which the related services are performed. Further, the deferred costs are limited to the amount of the deferred revenues.

TRAQ Pvt Ltd. has now started offering an integrated solution for supply chain and last mile. This product called “TraQSuite” is now offered in multiple markets as a cloud-based subscription offering. This is a significant improvement from the earlier professional services business.

Software Solution Revenue

Revenue from arrangements with customers is recognized based on the Company’s satisfaction of distinct performance obligations identified in each agreement, generally at a point in time as discussed in ASC 606. In instances where multiple performance obligations are identified, the Company allocates the transaction price to each performance obligation based on relative selling prices of each distinct product or service, and recognizes revenue related to each performance obligation at the points in time that each performance obligation is satisfied. The Company’s performance obligation includes providing connectivity to software, generally through a monthly subscription, where the Company typically satisfies its performance obligations prior to the submission of invoices to the customer for such services. The Company’s performance obligation for hardware components that are purchased by the customer in connection with the solution is delivery of the purchased device, which is satisfied prior to invoicing. The Company provides a twelve-month warranty on their hardware. All units deployed by the Company are past the twelve-month period, thus the Company has not accrued for a warranty liability. The Company generally collects payment within 30 to 60 days of completion of the performance obligation and there are no agency relationships.

Revenue From Sales of Goods

Revenue from arrangements with customers is recognized based on the Company’s satisfaction of distinct performance obligations identified in each agreement, generally at a point in time as discussed in ASC 606. The performance obligations are satisfied upon shipment of the merchandise being sold.

Costs of Services Provided

Costs of services provided consist of data processing costs, customer support costs including personnel costs to maintain the Company’s proprietary databases, costs to provide customer call center support, hardware and software expense associated with transaction processing systems and exchanges, telecommunication and computer network expense, and occupancy costs associated with facilities where these functions are performed. Depreciation expense is not included in costs of services provided.

Foreign Currency Transactions

The Company accounts for foreign currency transactions in accordance with ASC 830, “Foreign Currency Matters” (“ASC 830”), specifically the guidance in subsection ASC 830-20, “Foreign Currency Transactions”. The U.S. dollar is the functional and reporting currency for the Company and its subsidiaries other than the Indian subsidiaries whose functional currency is the Indian Rupee. Pursuant to ASC 830, monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect at the balance sheet date, with the resulting gains or losses upon settlement reported in foreign exchange gain (loss) in the computation of net income (loss). Gains or losses resulting from translation adjustments are reported under accumulated other comprehensive income (loss).

Uncertain Tax Positions

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes”. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates the Company’s tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state and foreign tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed. Foreign income tax returns are subject to examination by foreign taxing authorities.

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Fair Value of Financial Instruments

ASC 825, “Financial Instruments,” requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued expenses, stockholder advances, and short-term financing approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. An uncertain number of shares underlying convertible debt have been excluded from the computation of loss per share because their impact was anti-dilutive.

Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

Lease Obligations

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of operating lease liabilities and operating lease liabilities, less current portion in the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. For leases in which the rate implicit in the lease is not readily determinable, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for operating lease arrangements is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components, which are accounted for separately.

Results of Operations for the Year Ended December 31, 2021 as Compared to the Year Ended December 31, 2020

Revenues

For the year ended December 31, 2021 compared to December 31, 2020, the Company’s revenues increased by $1,702,351, or 169%, from $1,009,949 in 2020 to $2,712,300 in 2021. The increase is the result of the acquisitions of Rohuma and Mimo as well as improvement in revenues as TRAQ Pvt Ltd. has started to emerge from the effects of COVID which contributed higher revenue and the addition of new customers in TRAQ Solutions, Inc.

Cost of Sales

For the year ended December 31, 2021 compared to December 31, 2020, the Company’s cost of revenues increased by $1,657,201, or 303%, from $546,569 in 2020 to $2,203,770 in 2021. The increase is the result of the acquisitions of Rohuma and Mimo as well as added direct labor for TRAQ Pvt Ltd, and due to the costs related to our sale of goods of approximately $938,000 in 2021. The Company experienced lower gross profitability in these new engagements, as they ramped up personnel post-COVID.

Operating Expenses

For the year ended December 31, 2021 compared to December 31, 2020, the Company’s salary and salary related costs increased by $1,447,153, or 509%, from $284,258 in 2020 to $1,731,411 in 2021 due to the acquisitions of Rohuma and Mimo as well as increases to management salaries including its CEO.

During the year ended December 31, 2021 compared to December 31, 2020, the Company’s professional fees increased by $613,402, or 305%, from $201,430 in 2020 to $814,832 in 2021. Our professional fees increased in 2021 compared to 2020 due to the acquisitions of Rohuma and Mimo as well as fees related to the acquisitions of those companies, public offering expenses and the preparation of the annual report.

For the year ended December 31, 2021 compared to December 31, 2020, the Company’s rent expense decreased by $69,758, or 68%, from $101,845 in 2020 to $32,087 in 2021 due to TRAQ Pvt Ltd. renegotiating their leases in December 2020, reducing their space due to COVID.

For the year ended December 31, 2021 compared to December 31, 2020, the Company’s depreciation and amortization expense increased $30,220, or 63%, from $47,988 in 2020 to $78,208 in 2021. The increase was the result of the depreciation and amortization expense on the fixed and intangible assets acquired in the Rohuma and Mimo acquisitions.

For the year ended December 31, 2021 compared to December 31, 2020, the Company’s general and administrative expenses increased by $2,621,799, or 1,434%, from $182,827 in 2020 to $2,804,626 in 2021 primarily due to the acquisitions of Rohuma and Mimo as well as expenses related to stock-based compensation of $2,433,150.

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Interest Expense

For the year ended December 31, 2021 compared to December 31, 2020, the Company’s interest expense increased by $997,576, or 304%, from $328,380 in 2020 to $1,325,956 in 2021 due to higher levels of debt in 2021.

Derivative Liabilities

For the year ended December 31, 2021 compared to December 31, 2020, the Company’s change in the fair value of the derivative liability and derivative expense increased by $1,077,387, from $0 in 2020 to $1,077,387 in 2021 due to the convertible promissory notes and related warrants being classified as derivative liabilities and the changes in the share price over the year ended December 31, 2021. In addition the Company recognized a gain on extinguishment of derivative liabilities of $1,089,675 in 2021 versus $0 in 2020.

Forgiveness of Debt and Other Income

For the year ended December 31, 2021 compared to December 31, 2020, the Company’s forgiveness of debt and other income decreased by $65,294 or 86%, from $76,248 in 2020 to $10,954 in 2021 due to forgiveness of payables in TRAQ Pvt Ltd in 2020 and due to PPP loan forgiveness of $24,640 in 2020. In addition, the Company recognized a loss on the settlement of debt of $108,411 in 2021 and $0 in 2020, respectively.

Net Loss

For the year ended December 31, 2021 compared to December 31, 2020, the Company’s net loss increased by $5,845,454, from $607,909 in 2020 to $6,453,363 in 2021 due to the changes noted herein.

Liquidity and Capital Resources

As of December 31, 2021, current assets were $980,747 and current liabilities outstanding amounted to $10,825,016 which resulted in a working capital deficit of $9,844,269. As of December 31, 2020, current assets were $784,914 and current liabilities outstanding amounted to $3,953,160 which resulted in a working capital deficit of $3,168,246.

Net cash used in operating activities was $3,163,103 for the year ended December 31, 2021 compared to $187,164 in 2020. Cash used in operating activities for 2021 and 2020 was primarily related to the loss in operations offset by increases and decreases in accounts payable and accrued expenses and the changes in accounts receivable due to the lack of adequate cash flow of the Company as well as non-cash charges related to stock based compensation, the change in the fair value of the derivative liabilities, gains and losses on extinguishment and settlement of debt and the amortization of discounts related to our debt instruments.

Net cash provided by (used in) investing activities was $20,941 for the year ended December 31, 2021 compared to ($231,586) in the year ended December 31, 2020. Cash provided by (used in) investing activities for 2021 and 2020, related to the advance in the form of a note receivable in the amount of $227,877 and $3,417 in fixed asset additions in 2020 compared to cash paid for acquisitions of $21,825 and cash received in acquisitions of companies of $48,789 as well as acquisitions of fixed assets of $6,023 in 2021.

Net cash provided by financing activities for the year ended December 31, 2021 consisted of proceeds from the issuance of common stock and warrants of $494,545 and convertible notes of $1,715,000, along with proceeds received from related party notes of $2,986,125 and $50,331 in proceeds from issuance of long-term debt. The Company repaid $1,292,397 in related party notes, $515,615 in convertible notes and $214,242 in long-term debt during the year ended December 31, 2021. During the year ended December 31, 2020 the financing activities consisted of proceeds from related party and unrelated party notes of $752,480 as well as repayments of long-term debt to both related and unrelated parties of $238,302. The Company had an increase (decrease) of its cash overdraft of $30,539 and ($228,745).

On January 19, 2021, the Company issued a 12% Convertible Promissory Note to GS Capital Partners, LLC (the “GS Note”) in the principal amount of $125,000. The GS Note has a maturity date of one-year from issuance and is to be repaid commencing on the fifth monthly anniversary and every month thereafter in the amount of $20,000. In the event of a payment default, the GS Note will be convertible into common stock at a conversion price of 66% of the lowest closing stock price over the previous 20 trading days. There are certain price protections for GS Capital Partners, LLC under the terms of the GS Note, which make the conversion option a derivative liability. The Company recorded an original issue discount in the amount of $10,000 and $5,000 was paid out of the proceeds for legal fees. In accordance with the terms of the GS Note, the Company issued 3,250 shares of common stock as a commitment fee and issued 21,250 shares of common stock that are returnable upon the Company repaying the GS Note in accordance with its terms. This note was paid off in 2021.

On February 12, 2021, the Company issued a 10% Convertible Promissory Note to Platinum Point Capital, LLC (the “Platinum Note”) in the principal amount of $400,000. The Platinum Note has a maturity date of one-year from issuance. The Platinum Note is convertible into common stock a conversion price of the greater of (a) $0.08 or (b) 70% of the lowest traded stock price over the previous 15 trading days, provided that the conversion price will not exceed $8.00. There are certain price protections for Platinum Point Capital, LLC under the terms of the Platinum Note, which make the conversion option a derivative liability. The Company granted 25,000 warrants to purchase shares of common stock that have a term of three-years and an exercise price of $2.00 per share with the Platinum Note. The warrants granted with the Platinum Note also contain certain price protections that make the value of the warrants a derivative liability. The Company and Platinum Point Capital, LLC entered into an amendment to exclude the Mimo warrants granted on February 17, 2021 from the price protections. In accordance with the terms of the Platinum Note, the Company issued 7,500 shares of common stock as a commitment fee. This note was repaid/ converted into shares of common stock in 2021.

Off-Balance Sheet Arrangements

We have no off-balance sheet financing arrangements.

Contractual Obligations

Not required for a smaller reporting company.

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BUSINESS

Overview

TraQiQ (or the “Company”) helps businesses leverage the “gig” or task economy by providing both technology solutions and a network of workers required to fulfill those tasks. TraQiQ offers software that enables clients to build and manage a network of contractors referred to as “task workers.” This platform is also used by business clients to manage their employees who are performing services, such as PC repair or food delivery, for example, in a large geographic area. TraQiQ’s Mimo service operates a network of 14,000+ task workers in India. These task workers are independent contractors who make deliveries, collect payments, do background verifications, and fulfill tasks across the supply chain, as needed by businesses to deliver their products and services to their respective markets and customers.

Our Company

With current operations concentrated in India, Southeast Asia, and Latin America, we are servicing business supply chains with last mile delivery and mobile commerce. We help businesses in emerging markets leverage the gig economy with a two-prong approach as follows: 1) We offer our software as a service so our customers can build their own delivery networks and 2) We currently offer our network of over 14,000 task workers in India through our Mimo network, with plans to expand this network into other geographic regions within our current operating footprint.

The Company has 110 employees focused primarily on software development and Mimo network operations, and a strategic planning team comprised of industry consultants who are looking at ways to further disrupt the supply chain across major industry segments. TraQiQ is continually looking at innovative ways to meet cutomer requirements faster, utilizing artificial intelligence (“AI”) tools to improve the customer experience by trying to predict their requirements in advance, while also regularly experimenting with new hardware technology like drones to improve deliveries. As we identify areas of both improvement and opportunity, our technology team works rapidly to meet those requirements.

With a strong team in place, a proven software solution, and an expanding network, as well as a customer base with global opearations, TraQiQ expects to expand into two new countries in the next twelve months. These markets will be in South East Asia and Latin America, where the company already has a presence, and for which this contemplated expansion will be faciltated by and accelerated, in part, with anticipated proceeds from this offering.

Market opportunity

The gig economy has grown over the last decade with the introduction of notable digital platforms such as Lyft, Uber, DoorDash Ola, Grab, Swiggy, Dunzo, and Task Rabbit, among others. With the rise of technology-enabled gig work platforms, more than 200 million people are now considered part of the global gig workforce, according to data from Mastercard Incorporated and Statista Inc..

With the growth of e-commerce, availability of task workers, and changes in general consumer behaviors in favor of “on-demand” products and services, we believe many businesses are increasingly moving towards, or participating in, a gig or task-based model. ASSOCHAM (India), projects the gig sector to grow to $455 billion (a cumulative annual growth rate of 17%) by 2024 in India and has the potential to expand at least two times the pre-pandemic estimates. ASSOCHAM (India) also estimates that India is likely to have 350 million gig jobs by 2025 (growing from the current 15 million as of May 2021), presenting a significant opportunity for job seekers to capitalize and adapt to the changing work dynamics.

Ernst & Young estimates that the e-pharma market in India will grow to $18 billion by 2023. We believe the COVID-19 pandemic may have accelerated this growth. Companies such as Amazon and Reliance have entered the medicine delivery market in India. TraQiQ’s Mimo service is preparing to enter the medicine delivery market in India.

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In India, gig employment is not a novel concept. With its enormous informal economy and casual workers, India has long had the equivalent of gig work in both urban and rural areas, ranging from temporary agricultural workers to daily-wage construction laborers to delivery personnel. What has changed in recent years is the use of technology to match and expand on-demand services.

In the current world where so many people are ordering products ranging from food and drinks to medicine to socks online, we believe the “Last Mile” task worker represents a very valuable asset. This is the one and only direct connection to the customer for businesses fulfilling orders online. TraQiQ believes that “Last Mile” task workers are the only way for a business to establish a two-way relationship with the end customer to exchange information, money, transaction data and the actual goods.

This is where TraQiQ adds value, and it starts long before the actual delivery. The company’s technology helps our business-to-business customers with deliveries, assists with the financial transactions, and helps to build a long-term customer relationship via the Loyalty and Rewards program.

We believe the gig-economy model provides significant benefits for everyone within the gig eco-system:

●	The consumer gets instant gratification by, for example, receiving their food within an hour of ordering it.

●	The employers can minimize their costs and have flexibility to increase or decrease their workforce on demand.

●	Employees/contractors can have flexibility and opportunity, with the full control over their jobs, hours and who they work with provided by gig jobs.

We believe the gig economy helps companies, employees, and the economy, with benefits that go beyond traditional conceptions of convenience, on-demand availability, and flexibility. This is due to the underlying economic factors that platform-enabled gig work addresses at scale, as well as the collateral advantages it can provide, which can lead to a virtuous expansion cycle.

Our Products and Services

TraQSuite

TraQSuite is a software platform that powers the Last Mile distribution network. TraQSuite users can:

●	target customers,
●	facilitate and validate transactions,
●	track and manage task workers, and
●	manage funds and run the entire distribution network.

Key features of TraQSuite include:

●	Last Mile delivery: TraQSuite’s Last-Mile software module enables a complete distribution engine. It is designed to manage thousands of task workers across multiple geographies to deliver products and services to the users. The mobile apps enable data sharing, validation, and measure customer satisfaction. The software platform allows for delivery validation, geo-tagging and know-your-customer (KYC) requirements.

●	Transact: TraQSuite enables a task worker to facilitate a transaction by meeting the end customer. They can collect payments via credit cards, smart-phone swipes, SMS messages or cash. Both banked and unbanked users can buy products and services and pay with their mobile device. The multi-party settlement engine enables all members of the eco-system to settle their transactions across all vendors, currencies, and geographies.

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●	Target: TraQiQ enables customer transactions to be rewarded with Loyalty Credits, tokens or points. These rewards can be redeemed by the customer for free products, discounts and benefits. TraQSuite analyzes these transactions and purchase behaviors by using leading AI models. TraQiQ can deliver real time, automated and targeted offers and recommendations for additional purchases and customer retention.

TraQSuite is a cloud based software platform with a revenue model based on initial and transaction-based licensing fees as well as consulting fees. Licensees pay an initial per-module fee that varies depending on the number of modules that are licensed. This fee is typically $10,000 per module. Customers are also billed on a per-user or per-transaction basis every month. User fees range from a $75 per month fee for the administrator to $5 per month for regular users. Transaction fees averages about $1 per transaction, with discounts for higher volumes. Most customers also pay initial consulting fees upfront for integration of TraQSuite with their legacy software and training of their employees in the use of TraQSuite.

Mimo Delivery and Task Services

TraQiQ operates the Mimo delivery and task service in India. This service runs on the TraQSuite platform. Mimo has 14,000+ independent contractors across India performing deliveries and fulfilling tasks for the largest corporations in the country. Our team at Mimo uses a sophisticated technology platform and a smartphone app to get their tasks completed. This is coupled with a verification and billing system that allows customers of all sizes to leverage this distribution infrastructure.

Mimo offers a broad set of services. These offerings can be classified into three broad categories:

●	Data collection and client verification (surveys, verification, on-boarding),

●	Cash management & handling services, and

●	Distribution and demand generation (order fulfilment, demand generation, delivery services for e-commerce companies)

Mimo assists the delivery and pickup segment of the banking and insurance industry by performing verifications, field investigations for loan requests, business verifications and employment verification, and also collects documents, assists in filling forms for banks, and completes data collection from customers.

Mimo works with microfinance institutions to collect cash, such as loan payments, convert cash to digital means like debit cards, and conduct data collection and surveys.

For consumer goods companies, Mimo does promotional marketing, Last Mile (hyper-local) delivery, merchant onboarding or activation, store audits, and route optimization for delivery. Mimo provides efficient end-to-end transshipment logistics. The framework manages and optimizes last-mile delivery and e-commerce logistics across the entire distribution chain with transparency and seamless integration. Mimo is currently in the planning stages to provide food, alcohol & medicine deliveries as well.

During the Covid pandemic, Mimo leveraged video as a platform for verification and document delivery. Now, the task workers include people who are in the field on bikes and trucks, people on a video screen, as well as people on the phone.

There are also data digitization tasks being done by Mimo task workers across the country. In a country like India where there are over 20 languages and multiple dialects, the task workers convert paper documents into electronic form in the same language or translate them into another language.

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Revenue for the Mimo services is entirely based on the number of deliveries or other tasks that are performed. The customer is typically charged a fee of $3-$5 depending upon the geography, duration of task and distance that the task associate must travel. Two thirds of the fee is shared with the task associate, and one-third is retained by Mimo. While this revenue model has worked well in India where the services are currently offered, we may adjust it as needed as the service is offered in other geographic areas.

Customers

TraQiQ’s geographic focus is emerging and smaller economies. These are markets where we believe the barriers to entry are lower and the market potential is high.

TraQiQ is serving or has serviced a variety of large customers over the years. Some of our representative customers, most of which we are currently serving, include:

●	Railtel, one of the largest broadband infrastructure providers in India, which owns and operates a nationwide fiber network that runs alongside train tracks across India and for which Mimo collects subscriber payments.

●	Multiple large banking and finance industry customers, such as Hero Finance Corp, Yes bank, Aditya Birla group, ICICI bank, Ratnakar bank and Edelweiss Finance, for whom Mimo does deliveries and pickup of financial documents.

●	Companies such as Facebook, for whom TraQiQ has done surveys, Verify360, for whom TraQiQ has done background verifications, and Jio, for whom the company facilitates SIM activation.

●	Companies such as Unilever Cambodia, Ben & Jerry’s, Lakme and others in South East Asia and Australia/New Zealand, for whom TraQiQ facilitates contactless ice cream delivery with a unique wallet and customer retention program, cosmetics products loyalty programs, and virtual point of sale (POS) systems for remote delivery.

●	A white-labelled delivery service in New Zealand, for whom TraQiQ provided a complete software platform.

●	Companies in Latin America such as Seguros Bolivar, Panafoto, and BBVA, for whom TraQiQ provides FinTech products and solutions.

Although our strategy is to expand our business operations and customer base through our 2021 acquisitions of Rohuma and Mimo, most of our revenue has come historically from a few customers For the year ended December 31, 2021, we had two major customers comprising 50% of our revenues, and at December 31, 2021 five customers represented 93% of our accounts receivable. For the year ended December 31, 2020 and at the end of that year, these customers accounted for 85% of our revenues and our accounts receivable, respectively. We do not believe that the risk associated with these customers will have an adverse effect on our business in the future.

Growth Strategy

Our gross revenue grew by 50% from 2019 to 2020 to reach the $1 million mark. Our gross revenue then more than doubled from 2020 to 2021 to exceed $2.7 million. In addition to our significant presence in India, Southeast Asia and Latin America, we have recently announced new customers in Australia, New Zealand and parts of Africa.

Our strategy is to grow our business through a combination of organic growth and strategic investments that bring new functionality and revenue streams to the company. We plan to enhance the functionality of our existing products, increase sales in the Indian market and enter into new emerging markets. Our data currently shows that within the first six months our business customers have an average increase of transactions of approximately 20%, and their customer’s transactions through our software increase by 15-20% over that period.

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We believe we can continue to grow the Mimo network of task workers in India and are currently evaluating markets in Southeast Asia & Latin America for launching the Mimo service, as well. We plan to go live in at least two new markets within the next twelve months.

As hardware technology evolves, TraQiQ’s strategy is to provide additional delivery services by adding drones, e-bikes and robotic carts. The company has already had conversations with e-bike companies to equip the Mimo delivery team with electric bikes in the future.

Environmental, Social, and Governance (ESG) Matters

TraQiQ’s Mimo service provides jobs across India. Most of the people who are doing deliveries and performing tasks are not college educated. Based on our records, over 70% of our current task workers do not have a high school diploma. While many of them start with Mimo to supplement their other wages, they migrate towards spending most of their time with Mimo. Mimo gives them an opportunity to earn reasonable wages and they make their own hours. We believe many of these people would have a tough time finding jobs elsewhere due to lack of educational credentials. Many of them have grown into corporate roles at Mimo like trainers and supervisors.

Markets

In addition to its significant presence in India, Southeast Asia and Latin America, TraQiQ has recently added new customers in Australia, New Zealand and parts of Africa. Management regards Africa as having substantial growth potential. According to World Mobile Ltd., approximately 66% of sub-Saharan Africans do not have a banking relationship, but Plug and Play Tech Center estimates there are over 525 million smart phones in use in that area. We believe these customers would be likely candidates for phone-based mobile payment systems.

Competition

TraQiQ competes to some extent with several Last mile service providers with established global names as well as other service providers that are established brands in India. Unlike TraQiQ, many of these companies market directly to consumers rather than to other businesses. However, several of these competitors have significantly greater resources and name recognitions than TraQiQ.

TraQiQ’s Mimo service has a business-to-business (“B2B”) focus. This inherently results in longer term relationships with clients. We believe this, in turn, has a direct impact on longer term profitability. Mimo also has a deeper focus on semi-urban and rural areas, which we believe is a significant competitive advantage, as we believe most of our competitors have continued to focus on the larger cities. However, there is no assurance we will compete successfully or achieve profitability in the future.

We believe Mimo’s technology has some unique elements that provide strong differentiation. There are significant machine learning algorithms that power the service, enabling optimal route planning, reducing time to get a task done and minimizing agent productivity. There are modules in service that enable trackability and audit of all service elements.

We also compete with companies offering multiple software products. Larger companies have had software solutions for field-force management for a long time or have extended their products to include workforce management. Similarly, there are multiple fintech companies that offer products to facilitate transactions and payments. In the loyalty & rewards segment, there are also several companies with either a global or regional following.

TraQiQ believes its software solution is improved by its service network. We believe running a large-scale service provides a unique advantage to TraQiQ, as the real-time feedback from running the service enables the company to make continuous improvements to its software. In addition, TraQiQ goes beyond just the Last mile delivery. By providing a robust set of fintech and analytics solutions, TraQiQ provides a one-stop-shop for customers and partners.

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Employees and Human Capital Resources

As of December 31, 2021 TraQiQ had a total of 110 full time employees. Approximately 100 of these employees are based in India. None of our employees is represented by a labor union, and we consider our company culture and employee relations to be strong.

In addition, we have independent contractor relationships with approximately 14,000 “gig” workers throughout India who primarily provide delivery services and other tasks for business customers.

Intellectual Property

To date, TraQiQ has not obtained any patents on the software it has developed or registered any of its trademarks. Instead, the company protects its intellectual property rights by relying on national and local statutory and common law rights in the jurisdictions in which it operates, as well as contractual restrictions. TraQiQ enters into confidentiality and invention assignment agreements with its technical employees and contractors, and confidentiality agreements with third parties who perform technical services. Although the company is not aware that its software or trademarks infringe the patents or trademarks of any other party, it may face allegations by third parties, including its competitors, that aspects of its software or trademarks infringe their trademarks, copyrights, patents and other intellectual property rights in a particular jurisdiction.

Facilities

TraQiQ does not own any property. The company has an office with approximately 2,800 square feet that accommodates its 100 employees in India (on a rotational basis), which it occupies under a lease with a term through 2027 (with options to renew for an additional 6 years) and rent of $2,100 per month. In addition, it has Executive/Shared space in Bellevue WA, Santa Monica, CA and Bogota Colombia. Its main corporate mailing address is 14205 S.E. 36th St., Suite 100, Bellevue, WA 98006.

Legal Proceedings

From time to time, the company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the company’s business. TraQiQ is currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results or cash flows. However, lawsuits or any other legal or administrative proceeding, regardless of the outcome, may result in diversion of the company’s resources, including its management’s time and attention.

Corporate History

TraQiQ was incorporated as a shell company in the State of California in 2009 under the name Thunderclap Entertainment, Inc. In 2017, Thunderclap Entertainment, Inc. changed its name to TraQiQ, Inc. and the company acquired OmniM2M, Inc. and TraQiQ Solutions, Inc. d/b/a Ci2i Services, Inc. in exchange for TraQiQ common shares, and Transport IQ in exchange for cancellation of indebtedness. In 2019, TraQiQ acquired Mann-India Technologies Private Ltd., an Indian Corporation, for warrants (and assumed debt), which then changed its name to TRAQIQ Solutions Private Limited. Effective December 31, 2020, Ci2i acquired the net assets of OmniM2M and TransportIQ, and then TraQiQ dissolved those subsidiaries in 2021. In the first quarter of 2021, TraQiQ acquired Rohuma LLC, a Delaware company, in exchange for common stock and Mimo-Technologies Pvt Ltd, an Indian corporation, for warrants (and assumed debt).

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DIRECTORS AND EXECUTIVE OFFICERS

The following persons are our executive officers and directors and hold the positions set forth opposite their respective names. The members of the Board of Directors serve until the next annual meeting and a successor is appointed and qualified, or until resignation or removal.

Name	Age	Position
Ajay Sikka	54	Chairman of the Board, Director, Chief Executive Officer and President

James DuBois	57	Director

Greg Rankich	47	Director

Richard J. Berman	79	Director

Lathika Regunathan	43	President of Mimo Technologies

Sandeep Soni	51	President of Kringle.ai

Michael Pollack	55	Interim Chief Financial Officer

Business Experience

The following is a brief description of the business experience of our executive officers and directors:

Ajay Sikka, Chairman and Director and President

Ajay Sikka was appointed to our Board as its Chairman and the Board appointed him as our Chief Executive Officer, President and Chief Financial Officer on July 19, 2017. He stepped down from the position of Chief Financial Officer in September 2021. From May 2014 to 2020, Mr. Sikka served as Chief Executive Officer of OmniM2M, Inc., an IIoT hardware, software and services company. From March 2011 to the present, Mr. Sikka has also served as Chief Executive Officer of TraQiQ Solutions, Inc. a technology provider that is focused on providing software products, services and support to enterprise customers, including Microsoft, Staples, Accenture, and Pactera. From April 2004 to Feb 2011, Mr. Sikka served as Senior Director at Microsoft Corp. in Redmond, Washington, where he worked in multiple teams, including Law & Corporate affairs, Central IT, and Business Strategy. He also managed Microsoft’s CloudCRM team that provided Customer Relationship Management (CRM) services within Microsoft. From April 2000 to March 2004, Mr. Sikka served as Chief Executive Officer of IndiaHQ Solutions, Inc., a content provider (Websites, newspapers, Yellow pages) for the South Asian community. From April 1996 to April 2000, Mr. Sikka served as Group Manager at Microsoft Corp. in Redmond, Washington where he drove Microsoft’s internet business and content management initiatives with telecommunications and Internet service providers. He arrived at Microsoft subsequent to Microsoft’s purchase of Vermeer, that made the FrontPage product. Mr. Sikka is an active angel investor and board of director member for startup companies and new ventures in the Seattle area.

Mr. Sikka is the founder and Chief Executive Officer of TraQiQ, with extensive software development and sales experience, as well as experience in the South Asian community. He offers the board an inside view of the company’s finances and operations. His service as a board member of other small companies also provides him with insight into the issues facing other small companies, which are valuable to the company.

James DuBois, Director

James DuBois is a member of our Board and was appointed to our Board on February 2, 2018. Since 2016, Mr. Dubois, has served as Global IT Advisor and Board Member at Expeditors International, a global logistics company headquartered in Seattle, Washington. Mr. Dubois has guided IT and business transformation, corporate governance, customer-focused strategic product/services development, security, and risk management. While at Microsoft, as CIO and Chief Information Security Officer from 2014 to 2017, he was involved with directing IT modernization through corporate growth, turnaround, acquisitions integrations and divestitures.

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Mr. DuBois has extensive experience in global IT operations as well as corporate governance matters, which assists TraQiQ in formulating and executing its growth strategy. He offers the board a strategic perspective on aspects of the software industry’s future.

Greg Rankich, Director

Greg Rankich is a member of our Board and was appointed to our Board on May 11, 2019. Since May 2018, Mr. Rankich has been co-founder and partner at Better U Today, which is a program designed to provide a simple and straightforward approach to help people achieve their ideal weight through food, education and lifestyle changes. Since January 2017, Mr. Rankich has also served as the managing partner of Kirkland REI, LLC which is a private real estate investment and management firm that focuses on four primary asset classes: Single Residential Properties, Multi-Family Properties, Commercial Properties and Land Acquisition. Since July 2013, Mr. Rankich has served as an Advisory Board Member of Ro Health, which is a rapidly growing medical staffing and home health agency that supplies clients and patients with healthcare providers that are kind and caring. From July 2005 to May 2018, Mr. Rankich served as the Chief Executive Officer of Xtreme Consulting Group, Inc. an $80 million in revenue international services firm focused on improving business performance. Digital Intelligence Systems acquired Xtreme on May 11, 2018. Prior to founding Xtreme, Mr. Rankich held many roles within Microsoft Corporation. In 2010, Mr. Rankich was a finalist for Ernst & Young “Entrepreneur of the Year” award. He is an active member of company boards and advisory panels and is also involved in numerous charities and non-profits in the northwest. Mr. Rankich graduated with a B.A. in International Business and a M.B.A. from Washington State University.

Mr. Rankich’s business background and management experience is valuable to the company as it continues to grow and expand its employee and “gig worker” base.

Richard Berman, Director

Richard Berman’s business career spans over 35 years of venture capital, senior management, and merger & acquisitions experience. In the past five years, Berman has served as a director of many public and private companies. Currently, he is a director of five public companies - Cryoport Inc., a cold chain logistics company, Comsovereign Holding Corp., a U.S.-based developer of 4G LTE advanced and 5G communication systems, BioVie Inc., a clinical-stage drug development company, Advaxis Inc., a clinical-stage biotechnology company, and Cuentas, Inc., a provider of mobile banking and payment solutions serving Latino and Hispanic consumers. Over the last decade he has served on the board of five companies that have reached over one billion in market capitalization - Cryoport, Advaxis, EXIDE, Internet Commerce Corporation, and Ontrak (Catasys). Previously, Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments. Subsequently, he created the largest battery company in the world in the 1980’s, by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); helped create SoHo, NYC by developing five buildings. He advised on over $4 billion M&A transactions, completing over 300 deals. Berman is a past director of the Stern School of Business of NYU where he obtained his B.S. and M.B.A. degrees. He also has U.S. and foreign law degrees from Boston College and the Hague Academy of International Law, respectively.

Mr. Berman provides the board with insights from his extensive experience in the purchase, sale and financing of businesses, his experience in financial and operational issues affecting organizations, and his knowledge of legal issues relevant to TraQiQ’s operations.

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Lathika Regunathan, President of Mimo Technologies

Besides working in finance, technology and software development in India, Lathika has worked extensively in the Latin-American markets. Beginning in 2017, he was the Founder & President at Mimo Technologies Pvt Ltd., which was subsequently acquired by TraQiQ. Prior to that time, he served as Founder & President at Mann-India Technologies Pvt Ltd, a software solutions and services company focused on the Latin American markets that was also subsequently acquired by TraQiQ. At Mimo, Lathika brings to the table a firm understanding of mobile payment strategy, team management and management consultancy.

Sandeep Soni, President of Kringle.ai

Since 2018, Mr. Soni has served as Founder and President of Rohuma LLC, building loyalty and rewards programs for other businesses. This company was acquired by TraQiQ in 2021. From 2013 to 2018, Mr. Soni served as Chief Operating Officer for Unique Business Systems, where he was responsible for global business, project management and technology development. From 2017 to the present, Mr. Soni has also served as a board member of the Blank Center for Entrepreneurship, headquartered in Boston, Massachusetts, and he previously served as a board member for other banking and public companies. Mr. Soni has on the past run a $4 billion business as chief executive officer of Citigroup’s Consumer Business unit across several countries with responsibility for credit cards, mortgages, insurance and loan products. Mr. Soni has been involved in M&A, early-stage investments and also managed a Special Situation fund helping invest and turn around companies.

Michael Pollack CPA, Interim Chief Financial Officer

Mr. Pollack joined the Company as interim Chief Financial Officer in September 2021. Mr. Pollack has been a partner in a certified public accounting firm for the past fifteen years and specializes in accounting and auditing for small public companies. Mr. Pollack has approximately 30 years of experience in public accounting and consulting to over 100 publicly traded and 250 private companies. Mr. Pollack has also held CFO and Controller positions in an array of industries. Mr. Pollack graduated from the University of Maryland with a Bachelor of Arts in Economics. Mr. Pollack is a member of the American Institute of Certified Public Accountants, as well as licensed to practice in New Jersey, and New York.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Corporate Governance

Board Independence

Our board of directors currently consists of four members. Of these, our board has determined that three (Mr. DuBois, Mr. Berman and Mr. Rankich) qualify as “independent directors” under the listing standards of The Nasdaq Stock Market, Inc. and do not have any material relationships with TraQiQ that might interfere with their exercise of independent judgment. In addition, TraQiQ is a “Controlled Company” as defined in the Nasdaq listing standards because more than 50% of the company’s voting power is held by one individual. The company is, therefore, pursuant to Nasdaq Marketplace Rule 5615(c)(2), exempt from certain aspects of Nasdaq’s listing standards relating to independent directors. Nevertheless, the company has voluntarily complied with some of such rules, and a majority of the members of the board of directors are “independent directors” under Nasdaq rules.

Code of Business Conduct and Ethics

TraQiQ has adopted a Code of Ethics and Business Conduct to document the ethical principles and conduct we expect from our employees, officers and directors. The Code of Ethics and Business Conduct is applicable to our employees and also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A copy of our Code of Ethics and Business Conduct is available in the Investors section of our website (www.traqiq.com). We will provide a copy of the Code of Ethics to any person without charge, upon request to TraQiQ, Inc., 14205 S.E. 36th St., Suite 100, Bellevue, WA 98006, Attention: Ajay Sikka, CEO.

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Board Committees

Our board of directors has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of these board committees has the responsibilities described below.

Audit Committee. The Audit Committee’s primary responsibility is to engage our independent auditors and otherwise to monitor and oversee the audit process. The Audit Committee also undertakes other related responsibilities as detailed in the Audit Committee Charter, including monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics, discussing our risk management policies and reviewing and approving or ratifying any related person transactions. A copy of our Audit Committee Charter is available in the Investors section of our website (www.traqiq.com). In addition to determining that the members of the Audit Committee are independent directors under the Securities Exchange Act of 1934 and the Nasdaq listing standards, the board of directors has also determined that Richard Berman is an “Audit Committee financial expert” as defined in rules adopted under the Securities Exchange Act of 1934. Mr. Berman serves as chair of the Audit Committee. The members of the Audit Committee are Mr. Berman, Mr. DuBois and Mr. Rankich, each of whom is an independent director within the meaning of the Nasdaq Stock Market rules. Mr. Berman serves as chair of the Audit Committee.

Compensation Committee. The Compensation Committee provides a general review of our compensation and benefit plans to ensure that our corporate objectives are met, establishes compensation arrangements and approves compensation payments to our executive officers, and generally administers our stock option and incentive plans. A copy of our Compensation Committee Charter is available in the Investors section of our website (www.traqiq.com). Mr. Rankich serves as chair of the Compensation Committee. The members of the Compensation Committee are Mr. DuBois and Mr. Rankich, each of whom is an independent director within the meaning of the Nasdaq Stock Market rules. Mr. Rankich serves as chair of the Compensation Committee.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee’s primary responsibility is to assist the board of directors by (1) evaluating and assessing corporate governance issues affecting the company and (2) identifying individuals qualified to become members of the board of directors and recommending nominees to the board of directors for the next annual meeting of shareholders. The Corporate Governance and Nominating Committee evaluates current members of the board of directors and potential candidates with respect to their independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the board of directors as a whole. A copy of our Corporate Governance and Nominating Committee Charter is available in the Investor Relations section of our website (www.traqiq.com). The members of the Corporate Governance and Nominating Committee are Mr. Berman and Mr. Rankich, each of whom is an independent director within the meaning of the Nasdaq Stock Market rules. Mr. Berman serves as chair of the Corporate Governance and Nominating Committee.

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EXECUTIVE COMPENSATION

The following table shows, for the years ended December 31, 2020 and 2021, compensation awarded to or paid to, or earned by, our Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Ajay Sikka,	2020	132,646	—	—	340,600	—	—	473,246
Chief Executive Officer and Chief Financial Officer (through September 2021)	2021	180,000	—	1,078,560	—	—	—	1,258,560

Michael Pollack, Interim CFO (beginning September 2021) (2)	2021	—	—	—	—	—	39,025	39,025

(1)	The fair value of each option awarded is estimated on the date of grant using a Black-Scholes option-pricing model. The expected volatility is based on the Company’s stock having just commenced trading on the grant date. The risk-free interest rate for periods within the life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. In calculating the fair value of the Company’s options on the date of grant during the year ended December 31, 2020, the Company assumed a risk-free interest rate of 0.58%, an expected dividend yield of 0%, an expected life of 2 years and an expected volatility of 100%.

(2)	Mr. Pollack is a contracted consultant and is paid through his company KBL, LLP. Amounts represent payments to KBL, LLP for the period September 2021 through December 2021.

Employment Agreement

In 2021 and 2020, Mr. Sikka received a salary of $180,000 and $132,646, respectively. In October 2020, the Company entered into an employment agreement with Mr. Sikka. The agreement has a five year term, subject to earlier termination. Under the agreement, he receives an annual salary of $180,000 and was issued options in connection with his service as chief executive officer to purchase up to 187,500 shares of common stock at an exercise price of $0.44 per share. Of these, 156,250 shares are to vest based on performance over five years with milestones. The remaining 31,250 options have service-based vesting over four years. Mr. Sikka also received options on October 19, 2020 for 31,250 shares of common stock in connection with his service on the company’s board of directors at an exercise price of $0.44 per share, which vest over one year from grant.

Grants of Plan-Based Awards

In October 2020, the Board of Directors approved the TraQiQ, Inc. 2020 Equity Incentive Plan. Under this plan our named executive officers received option grants for 218,750 shares of common stock during the year ended December 31, 2020 and no option grants during the year ended December 31, 2021.

Outstanding Equity Awards At Fiscal Year-End For 2021

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (1) (#)	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
Ajay Sikka	196,829	21,921	$0.44	10/19/2030	—	—

(1)	Of Mr. Sikka’s options, options with respect to 31,250 shares vested on October 19, 2021, options with respect to 31,250 shares will vest in equal parts on October 19 of each of the years 2021, 2022, 2023 and 2024, and options with respect to 156,250 shares will vest based on company performance, as determined by the board of directors.

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Director Compensation

Directors of the Company receive no compensation other than the opportunity to receive option awards.

In the table below, we have set forth information regarding compensation for 2021 received by each of our directors who is not an officer of the Company. The dollar amounts in the table below for option awards are the grant date fair market values associated with such awards.

2021 Director Compensation Table

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash	Awards (1)	Awards	Compensation	Total

James DuBois	$—	$—	$—	—	$—
Greg Rankich	—	—	—	—	—
Richard Berman	—	398,500	—	—	398,500

(1)	The Company granted in January 2021 (12,500 shares) and April 2021 (31,250 shares) restricted common stock that vests over a three-year period. These grants are service-based grants and are being expensed in accordance with ASC 718 ratably over the three-year period.

Directors’ and Officers’ Liability Insurance

The Company maintains directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures the Company against losses which we may incur in indemnifying our officers and directors.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

As of March 31, 2022, there were 4,171,638 shares of our common stock issued and outstanding. The following table shows, as of that date, the number of shares and percentage of our common stock held by each person known to us to own beneficially more than five percent of the issued and outstanding Common Stock, by each of our executive officers and directors, and by our executive officers and directors as a group. Unless otherwise specified, the address of each person listed is: 14205 SE 36th Street, Suite 100, Bellevue, WA 98006.

	Common Stock
Five Percent Shareholders, Directors, Nominee and Certain Executive Officers	Amount and Nature of Beneficial Ownership		Percent of Class

Ajay Sikka	2,306,345	(1)	52.8%
James DuBois	35,654	(2)	*
Greg Rankich	52,427	(3)	1.3%
Richard Berman	—	(4)	*
Virandra Sikka	408,052		9.8%
Swarn Thiara 6704 126th Street SE Snohomish, WA 98296	325,000		7.8%
Dharam Vir Sikka	244,413		5.9%
Lathika Regunathan	116,316	(5)	2.7%
Sandeep Soni	211,151	(6)	5.0%
Michael Pollack	—		*
All Executive Officers and Directors as a Group (7 persons)	2,721,893	(7)	60.1%

* Less than 1%.

(1)	Consists of 2,051,197 shares owned individually, 58,319 shares owned by his spouse and 196,829 shares underlying stock options exercisable currently or within 60 days of March 31, 2022.
(2)	Consists of 4,404 shares owned individually, and 31,250 shares underlying stock options exercisable currently or within 60 days of March 31, 2022.
(3)	Consists of 37,500 shares owned individually, and 14,927 shares underlying stock options exercisable currently or within 60 days of March 31, 2022.
(4)	Mr. Berman was granted restricted stock units in January and April 2021 for 43,750 shares which have not been issued. These grants vest over a three-year term, subject to forfeiture should service conditions not be satisfied.
(5)	Consists of 110,718 shares underlying warrants exercisable currently or within 60 days of March 31, 2022 and 5,598 shares underlying stock options exercisable currently or within 60 days of March 31, 2022.
(6)	Consists of 182,419 shares owned individually and 28,732 shares underlying stock options exercisable currently or within 60 days of March 31, 2022.
(7)	Includes 361,054 shares underlying stock options or warrants exercisable currently or within 60 days of March 31, 2022.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, since January 1, 2021, there have been no transactions, whether directly or indirectly, between the Company and any of our officers or former officers, directors or former directors or their family members or any five percent or greater beneficial stockholder of the Company.

The details for amount due to related parties were as follows as of December 31, 2021:

December 31,
2021
Amount due to related parties:
Ajay Sikka (1)	$2,908,562
Kunaal Sikka (2)	265,000
Swarn Singh (3)	195,000
Satinder Thiara (4)	32,000
Dharam Sikka (5)	—
James DuBois (6)	—
Greg Rankich (7)	400,000
Former directors and managers of Rohuma and Mimo	91,901
Total	$3,892,463

(1)	These advances from the CEO are unsecured, due on demand and bear interest at 15% annually. Mr. Sikka has agreed to convert $2,000,000 in aggregate principal amount of these obligations to common stock prior to the closing of this offering at a conversion price equal to 80% of the public offering price.

(2)	Unsecured promissory note from Kunaal Sikka, the CEO’s son, dated September 13, 2018, in the amount of $15,000, maturing on December 31, 2019, and accruing interest at an annual rate of 12%. The note was in default as of December 31, 2019 through June 25, 2021 when the note was extended until December 31, 2022. As a result the interest rate was changed to 18% annually (1.50% monthly) through June 25, 2021 and then changed to 6% annually.

(3)

Note payable to Swarn Singh, father-in-law of the CEO, entered into January 3, 2017 ($25,000) and February 1, 2017 ($20,000) at interest rate of 15% annually (1.25% monthly). These are unsecured notes. Both notes were due December 31, 2019. The notes are in default as of December 31, 2019. As a result the interest rate was changed to 21% annually (1.75% monthly).

Unsecured promissory note to Swarn Singh, father-in-law of the CEO, dated December 15, 2021, in the amount of $150,000, maturing on December 31, 2022, and accruing interest at an annual rate of 15%.

(4)	Notes payable to Satinder Thiara entered into May 25, 2016 ($22,000) which is due December 31, 2021, December 13, 2016 ($10,000) which is due December 31, 2021, and May 1, 2018 ($25,000) which matured December 31, 2019 at interest rate of 15% annually (1.25% monthly). These are unsecured loans. The May 1, 2018 note is in default as of December 31, 2019. As a result the interest rate was changed to 21% annually (1.75% monthly). The May 1, 2018 note that matured December 31, 2019 was converted along with $12,392 in accrued interest into 5,499 shares of common stock on March 5, 2021.

(5)	The Company entered into convertible notes with Dharam V. Sikka, father of CEO, pursuant to a convertible note payable issued in August 2017 ($20,000), November 2017 ($30,000) and May 2018 ($25,000), with an interest rate of 6% and conversion terms as the Notes described above, maturing on December 31, 2019 and is convertible into shares of the Company’s common stock at a conversion rate equal to eighty percent (80%) of the average closing share price as quoted on the OTC Markets for the five (5) trading days prior to the date of conversion., These notes were converted into common stock in March 2021.

(6)	The Company entered into a convertible note with James DuBois, a director of the Company in November 2017 in the amount of $20,000, at a 6% annual interest rate and conversion terms as the Notes described in (5) above, initially maturing on July 31, 2018, extended to December 31, 2019, This note was converted into common stock in March 2021.

(7)	Note payable to a director dated June 15, 2021 that matured December 12, 2021 in the amount of $400,000. The note does not bear interest however the director received two tranches of 18,750 shares each for lending this amount. If the note is repaid by the maturity date, one of the two tranches of 18,750 shares will be returned. The Company and the director extended the maturity date of this note to June 14, 2022.

Policy on Future Related Party Transactions

The Company requires that any related party transactions must be approved by a majority of the Company’s independent directors.

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DESCRIPTION OF CAPITAL STOCK

Under our Articles of Incorporation, we are authorized to issue up to 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share, 50,000 shares of which are designated Series A Preferred Stock. As of the date of this prospectus, there are 4,171,638 shares of common stock and no shares of Series A Preferred Stock issued and outstanding.

Common Stock

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

Preferred Stock

The authorized shares of preferred stock may be issued with such designations, preferences, limitations and relative rights as the company’s board of directors may authorize, including but not limited to:

●	the distinctive designation of each series and the number of shares that will constitute such series;

●	the voting rights, if any, of shares of such series;

●	the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable;

●	the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable;

●	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;

●	any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the Company or the distribution of its assets; and

●	the prices or rates of conversion at which, and the terms and conditions of which, the shares of such series may be converted into other securities, if such shares are convertible.

The board of directors of the company has designated a series of preferred shares consisting of up to 50,000 shares, designated Series A Preferred Stock, none of which are currently outstanding. The terms of the Series A Preferred Stock are as follows:

●	Dividends. No dividends are due and payable on the Series A Preferred Stock.

●	Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the company, the holders of the Series A Preferred Stock are entitled to be paid out of the assets of the company legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the company’s board of directors in the amount of a liquidation preference before any distribution of assets is made to holders of common stock or any other capital shares that rank junior to the Series A Preferred Stock as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the company. Neither the purchase or redemption by the company of stock of any class, by any manner permitted by law, nor the consolidation or merger of the Company with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the company shall be deemed to constitute a liquidation, dissolution or winding up of the company.

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●	Conversion. Holders of Series A Preferred Stock may convert their shares at any time into shares of common stock at a ratio equal to the stated value of such shares divided by a conversion price equal to 85% of the average closing bid price of the common stock over the 20 trading days immediately preceding the date of conversion. This conversion price is subject to adjustment upon certain events, including (1) the payment of distributions payable in capital stock on the common stock or any other class of our shares junior to the Series A Preferred Stock; (2) the issuance to all holders of common shares of evidences of our indebtedness or certain rights or warrants entitling them to subscribe for or purchase common stock at a price per share less than the fair market value per share of common stock; or (3) subdivisions, combinations and reclassifications of common shares. If the company is a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of its common shares or sale of all or substantially all of its assets), in each case as a result of which the common shares will be converted into the right to receive securities or other property (including cash or any combination of property or securities and cash), each share of Series A Preferred Stock, if convertible after the consummation of the transaction, will then be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such transaction by a holder of that number of common shares or fraction of common shares into which one share of Series A Preferred Stock was convertible immediately prior to such transaction.

●	Voting. In any matter in which the company’s stockholders are entitled to vote, including any action by written consent, each share of Series A Preferred Stock is entitled to 50,000 votes

●	Other Provisions. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

The issuance of Preferred Stock, or the issuance of rights to purchase such shares, could discourage an unsolicited acquisition proposal.

Underwriters’ Warrants

We have agreed to issue to the representative or its designees, at the closing of this offering, warrants to purchase               shares of common stock (5% of the number of shares sold in the offering). The underwriters’ warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-and-a-half year period commencing six months from the effective date of the registration statement at a per share exercise price equal to 125% of the public offering price per share of common stock in the offering.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

The underwriters’ warrants and underlying shares are included in this prospectus.

Transfer Agent

The transfer agent and registrar for our common stock is Equity Stock Transfer, LLC, located at 237 W 37th St. Suite 602, New York, NY 10018.

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California Anti-Takeover Law and Certain Charter and Bylaw Provisions

Approval of Merger. Under the California General Corporation Law (the “CGCL”), most business combinations, including mergers, consolidations and sales of substantially all of the assets of a California corporation, must be approved by the vote of the holders of at least a majority of the outstanding shares of common stock and any other affected class of stock of such corporation. The articles of incorporation or bylaws of a California corporation may, but are not required to, set a higher standard for approval of such transactions. Our amended articles of incorporation and amended bylaws will not set higher limits.

California Law. We are subject to the provisions of Section 1203 of the CGCL, which contains provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control in which our shareholders could receive a premium for their shares or other changes in our management. First, if an “interested party” makes an offer to purchase the shares of some or all of our existing shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested party” if the person directly or indirectly controls our company, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our executive officers or directors holds a material financial interest. If, after receiving an offer from such an “interested person”, we receive a subsequent offer from a neutral third party at least 10 days prior to the date for acceptance of the tendered shares or the vote or notice of shareholder approval of the offer from such an “interested person”, then we must notify our shareholders of such third party offer and afford each of them the opportunity to withdraw their vote, consent or proxy previously given to the “interested party” offer before such vote, consent or proxy becomes effective.

We are also subject to other provisions of the CGCL, which include voting requirements that may also have the effect of deterring hostile takeovers, disposing of our assets or delaying or preventing changes in control of our management. Under Section 1101 of the CGCL, except in (i) a short-form merger or (ii) a merger of a corporation into a subsidiary in which it owns at least 90% of the outstanding shares of each class, if a single entity or constituent corporation owns more than 50% of any class of our capital stock and attempts to merge our Company into itself or other constituent corporation, the Company’s non-redeemable securities may only be exchanged for non-redeemable securities of the surviving entity, unless all of the shareholders of the applicable class of non-redeemable securities consent to the transaction and except as provided in Section 407 of the CGCL regarding the issuance and disposition of fractional shares. Section 1001(d) of the CGCL provides that any proposed sale or disposition of all or substantially all of our assets to any other corporation that we are controlled by or under common control with must be consented to by our shareholders holding at least 90% of the of the voting power of our capital stock or approved and determined fair by the DFPI, provided, however that this restriction does not apply if the disposition is to a domestic or foreign corporation or other business entity in consideration of the nonredeemable common shares or nonredeemable equity securities of the acquiring party or its parent. Sections 1101 and 1001 of the CGCL could make it significantly more difficult for a third party to acquire control of our Company by preventing a possible acquirer from cashing out minority shareholders or selling substantially all of our assets to a related party and therefore could discourage a hostile bid, or delay, prevent or deter entirely a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of us or other changes in our management.

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UNDERWRITING

ThinkEquity LLC is acting as representative of the underwriters of the offering. We have entered into an underwriting agreement dated             , 2022 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
ThinkEquity LLC

Total

The underwriters are committed to purchase all the shares offered by us, other than those covered by the over-allotment option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of additional shares of common stock (equal to 15% of the shares of common stock sold in the offering) in any combination thereof, at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If this option is exercised in full, the total price to the public will be $             and the total net proceeds, before expenses, to us will be $            .

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total with No Over-Allotment	Total with Over-Allotment
Public offering price
Underwriting discount (7.0%)
Non-accountable expense allowance (1.0%)(1)
Proceeds, before expenses, to us

(1)	We have agreed to pay a non-accountable expense allowance to the representative equal to 1.0% of the gross proceeds received in this offering.

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The underwriters propose to offer the shares to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession not in excess of $                           per share. If all of the shares offered by us are not sold at the public offering price, the representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have also agreed to pay certain expenses of the representative relating to the offering, including: (a) fees, expenses and disbursements relating to background checks of our officers and directors, in an aggregate amount not to exceed $15,000; (b) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and Lucite tombstones, up to $3,000; (c) $29,500 for fees and expenses for the underwriters’ use of book-building, prospectus tracking and compliance software for this offering; (d) the fees and expenses of the representative’s legal counsel, up to $125,000; (e) up to $10,000 for data services and communications expenses; (f) up to $30,000 of the representative’s market making and trading and clearing firm settlement expenses for the offering; and (g) up to $10,000 of the representative’s actual accountable road show expenses for the offering.

We have paid an advance of $40,000 to the representative, which will be applied against actual out-of-pocket accountable expenses and reimbursed to the Company to the extent any portion thereof is not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $                   .

Underwriters’ Warrants

We have also agreed to issue to the representative or its designees, at the closing of this offering, warrants (the “Underwriters’ Warrants”) to purchase                 shares of common stock (5% of the number of shares sold in the offering). The Underwriters’ Warrants will be exercisable at any time and from time to time, in whole or in part, during a four-and-a-half year period commencing six months from the effective date of this offering. The Underwriters’ Warrants will be exercisable at a price equal to 125% of the public offering price per share.

The Underwriters’ Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we and our executive officers and directors and holders of 5% or more our outstanding common stock have agreed, subject to limited exceptions, without the prior written consent of the representative not to directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 90 days with respect to the Company and holders of 5% or more our outstanding common stock and 180 days from the date of this prospectus with respect to our executive officers and directors. We have also agreed that we will not, for a period of 12 months from the closing of the offering, without the consent of the representative, enter into any “at-the-market”, continuous equity or variable rate transaction, subject to certain exceptions.

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Right of First Refusal

We have granted the representative a right of first refusal, for a period of 24 months from the consummation of this offering, to act as sole investment banker, book-runner and/or placement agent, at the representative’s sole discretion, for each and every future public and private equity offering, including all equity linked financings (each, a “Subject Transaction”), during such 24 month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the representative for such Subject Transactions.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

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Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

Certain of the underwriters and their affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees. Without limiting the generality of the foregoing, ThinkEquity LLC acted as the placement agent for the private placement of convertible notes we completed in September 2021, for which it received compensation.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

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Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

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Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

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Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Hoge Fenton Jones & Appel, Inc. Sichenzia Ross Ference LLP, New York, New York, is acting as counsel to the underwriters in connection with this offering.

EXPERTS

Our consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2020, have been audited by AJSH & Co. LLP, an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Our consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2021, have been audited by TR Chadha & Co LLP, an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Such reports and other information may be accessed at the SEC’s web site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. The registration statement may be accessed at the SEC’s website.

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TRAQIQ, INC.

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of TraQiQ Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of TraQiQ, Inc. and its subsidiaries (collectively, the “Company”) as on December 31, 2021, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows, for the year ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a accumulated deficit of $8,953,768 and working capital deficit of $9,844,269, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of financial statement. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going concern- refer to note 2 of the financial statements

Critical audit matter description	The Company raised a substantial doubt about the entity’s ability to continue as a going concern for a reasonable period of time. The financial statements for the year under audit have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. See the explanatory paragraph of the opinion paragraph.
How the Critical Audit Matter was addressed in the Audit	●	We evaluated whether there is substantial doubt about the entity’s ability to continue as a going concern for a reasonable period of time.
	●	We obtained information about management’s plans that are intended to mitigate the effect of such conditions or events, and assess the likelihood that such plans can be effectively implemented.
	●	We added explanatory paragraph to the audit report

/s/ TR Chadha & Company LLP

We have served as the Company’s auditor since April, 2021

New Delhi, India

March 30, 2022

F-2

Report  of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of TraqIQ, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of TraqIQ, Inc. and its subsidiaries (collectively, the “Company”) as on December 31, 2020 and December 31, 2019, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows, for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and December 31, 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $2,504,893 and working capital deficit of $2,851,721 as of December 31, 2020, and a working capital deficit of $2,697,036 as of December 31, 2019. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this uncertainty are also described in the Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ AJSH & Co LLP

We have served as the Company’s auditor since 2019.

New Delhi, India
March 22, 2021

F-3

TRAQIQ, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

IN US$

	DECEMBER 31,	DECEMBER 31,
	2021	2020

ASSETS

Current Assets:
Cash	$56,329	$29,658
Accounts receivable, net	774,146	521,618
Note receivable - related party	-	227,877
Prepaid expenses and other current assets	150,272	5,761

Total Current Assets	980,747	784,914

Fixed assets, net	34,165	36,373
Intangible assets, net	1,206,966	444,584
Goodwill	5,863,058	-
Restricted cash	114,199	28,746
Long-term investment	-	40,603
Deferred tax assets	116,111	-
Right-of-use asset	112,076	126,118
Long-term taxes receivable	122,136	316,525
Other assets	3,137	3,196

Total Non-current Assets	7,571,848	996,145

TOTAL ASSETS	$8,552,595	$1,781,059

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$2,146,015	$1,163,505
Cash overdraft	218,747	188,721
Accrued payroll and related taxes	412,144	327,084
Accrued taxes and duties payable	72,169	46,577
Deferred revenue	3,831	-
Derivative liability	1,152,620	-
Contingent consideration - Rohuma	1,383,954	-
Contingent consideration - Mimo	656,179	-
Current portion - lease liability	13,071	8,779
Current portion - long-term debt - related parties	3,892,463	1,843,399
Current portion - long-term debt	218,972	133,761
Current portion - convertible notes payable, net of discounts	654,851	-
Current portion - convertible debt - long-term debt - related and unrelated parties	-	241,334

Total Current Liabilities	10,825,016	3,953,160

Long-term debt, net of current portion	36,052	59,856
Long-term debt - related parties, net of current portion	-	-
Lease liability, net of current portion	109,830	125,219

Total Non-current Liabilities	145,882	185,075

Total Liabilities	10,970,898	4,138,235

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value, $0.0001, 10,000,000 shares authorized, Series A Convertible Preferred, 0 and 50,000 shares issued and outstanding, respectively	-	5
Common stock, par value, $0.0001, 300,000,000 shares authorized, 4,171,638 and 3,412,281 issued and outstanding, respectively	417	341
Additional paid in capital	6,508,931	119,650
Accumulated deficit	(8,953,768)	(2,504,893)
Accumulated other comprehensive income (loss)	30,605	27,721

Total Stockholders’ Equity (Deficit) before Non-controlling Interest	(2,413,815)	(2,357,176)
Non-controlling interest	(4,488)	-

Total Stockholders’ Equity (Deficit)	(2,418,303)	(2,357,176)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$8,552,595	$1,781,059

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TRAQIQ, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

IN US$

	YEARS ENDED
	DECEMBER 31,
	2021	2020

REVENUE	$2,712,300	$1,009,949
COST OF REVENUE	2,203,770	546,569
GROSS PROFIT	508,530	463,380

OPERATING EXPENSES
Salaries and salary related costs	1,731,411	284,258
Professional fees	814,832	201,430
Rent expense	32,087	101,845
Depreciation and amortization expense	78,208	47,988
General and administrative expenses	2,804,626	182,827

Total Operating Expenses	5,461,164	818,348

OPERATING LOSS	(4,952,634)	(354,968)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liability	(952,421)	-
Derivative expense	(124,966)	-
Gain on sale of assets	146	-
Gain on extinguishment of derivative liability	1,089,675	-
Loss on settlement of debt, net	(108,411)	-
PPP forgiveness and other income	10,954	76,248
Interest expense, net of interest income	(1,325,956)	(328,380)
Total other income (expense)	(1,410,979)	(252,132)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(6,363,613)	(607,100)

Provision for income taxes	89,750	809

NET LOSS	(6,453,363)	(607,909)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	4,488	-
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(6,448,875)	$(607,909)

Other comprehensive loss
Foreign currency translations adjustment	2,884	6,477
Comprehensive loss	$(6,445,991)	$(601,432)

Net loss per share	$(1.64)	$(0.18)

Weighted average common shares outstanding - basic and diluted	3,930,807	3,412,245

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TRAQIQ, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE Years ENDED DECEMBER 31, 2021 AND 2020

IN US $

					Additional			Accumulated
	Series A Preferred		Common Stock		Paid-In Capital -	Accumulated	Subscription	Other Comprehensive	Non-controlling
	Shares	Amount	Shares	Amount	Common	Deficit	Receivable	Income (Loss)	Interest	Total

Balance - January 1, 2020	50,000	$5	3,412,281	$341	$15,012	$(1,896,984)	$-	$21,244	$-	$(1,860,382)

Stock-based compensation on granting of options	-	-	-	-	104,638	-	-	-	-	104,638

Net loss for the year	-	-	-	-	-	(607,909)	-	6,477	-	(601,432)

Balance - December 31, 2020	50,000	5	3,412,281	341	119,650	(2,504,893)	-	27,721	-	(2,357,176)

Shares of stock issued for cash	-	-	75,625	7	494,493	-	-	-	-	494,500

Shares of stock issued for conversion of notes payable and accrued interest	-	-	83,773	8	427,560	-	-	-	-	427,568

Shares of stock issued for services rendered	-	-	178,875	18	1,344,977	-	-	-	-	1,344,995

Shares of stock issued for acquisition of Rohuma (first tranche)	-	-	320,285	32	2,049,789	-	-	-	-	2,049,821

Shares of stock issued for providing note payable	-	-	37,500	4	446,996	-	-	-	-	447,000

Conversion of Series A Preferred Stock to Common Stock	(50,000)	(5)	6,899	1	4	-	-	-	-	-

Shares issued for exercise of warrants	-	-	56,400	6	39	-	-	-	-	45

Stock-based compensation on granting of options	-	-	-	-	412,447	-	-	-	-	412,447

Stock-based compensation - warrants granted for consulting	-	-	-	-	122,070	-	-	-	-	122,070

Stock-based compensation for restricted stock grants (shares not issued)	-	-	-	-	106,638	-	-	-	-	106,638

Warrants earned for acquisition of Mimo	-	-	-	-	984,268	-	-	-	-	984,268

Net loss for the year	-	-	-	-	-	(6,448,875)	-	2,884	(4,488)	(6,450,479)

Balance - December 31, 2021	-	$-	4,171,638	$417	$6,508,931	$(8,953,768)	$-	$30,605	$(4,488)	$(2,418,303)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

TRAQIQ, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

IN US$

	2021	2020
CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(6,448,875)	$(607,909)
Adjustments to reconcile net loss to net cash (used in) operating activities
Change in non-controlling interest	(4,488)	-
Bad debt expense	238,422	-
Forgiveness of debt	(10,057)	(64,725)
Depreciation and amortization	78,208	47,988
Lease cost, net of repayment	3,091	6,297
Foreign currency (gain) loss	3,785	29,587
Stock-based compensation	641,155	104,638
Common stock issued for services rendered	1,791,995	-
Change in fair value of derivative liability and derivative expense	1,077,387	-
Gain on extinguishment of derivative liability	(1,089,675)	-
Loss on settlement of debt	108,411	-
Amortization of discounts on debt	629,759	-
Gain on sale of assets	(146)	-
Changes in assets and liabilities
Accounts receivable	(528,965)	65,816
Prepaid expenses and other current assets	294,165	(144,600)
Other assets	-	28,647
Accounts payable, accrued expenses and deferred taxes	85,383	293,943
Accrued payroll and payroll taxes	(24,784)	55,967
Accrued duties and taxes	(7,874)	(2,813)
Total adjustments	3,285,772	420,745
Net cash (used in) operating activities	(3,163,103)	(187,164)

CASH FLOWS FROM INVESTING ACTIVITES
Cash received in acquisition of Mimo	42,844	-
Cash received in acquisition of Rohuma	5,945	-
Acquisition of Mimo	(21,825)	-
Advances of note receivable - related party	-	(227,877)
Acquisition of fixed assets	(6,023)	(3,709)
Net cash provided by (used in) investing activities	20,941	(231,586)

CASH FLOWS FROM FINANCING ACTIVITES
Increase (decrease) in cash overdraft	30,539	(228,745)
Proceeds from the issuance of common stock	494,500	-
Proceeds from the exercise of warrants	45	-
Proceeds from convertible notes	1,715,000	-
Repayment of convertible notes	(515,615)	-
Proceeds from long-term debt - related parties	2,986,125	554,940
Repayment of long-term debt - related parties	(1,292,397)	(42,100)
Proceeds from long-term debt	50,331	197,540
Repayments of long-term debt	(214,242)	(196,202)
Net cash provided by financing activities	3,254,286	285,433

NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	112,124	(133,317)

CASH AND RESTRICTED CASH - BEGINNING OF YEAR	58,404	191,721

CASH AND RESTRICTED CASH - END OF YEAR	$170,528	$58,404

CASH PAID DURING THE PERIOD FOR:
Interest expense	$132,166	$84,830
Income taxes	$89,750	$1,609

SUMMARY OF NON-CASH ACTIVITIES:
Acquisition of Rohuma:
Accounts receivable	$4,179	$-
Prepaid and other current assets	8,943	-
Fixed assets	4,512	-
Investment	1,440	-
Accounts payable and accrued expenses	(58,153)	-
Accrued duties and taxes	(2,688)	-
Long-term debt - related parties	(37,776)	-
Long-term debt	(10,000)	-
Cash overdraft	(2,980)	-
Cash	6,027	-

Total net assets acquired	(86,496)	-

Consideration per Share Exchange Agreement	3,433,776	-

Goodwill/(Bargain Purchase Gain)	$3,520,272	$-

Acquisition of Mimo Technologies:
Accounts receivable	$58,692	$-
Prepaid and other current assets	272,872	-
Fixed assets	153,186	-
Intellectual property	508,669	-
Tradenames	169,556	-
Accounts payable and accrued expenses	(708,833)	-
Accrued payroll and related taxes	(104,750)	-
Accrued duties and taxes	(28,213)	-
Long-term debt - related parties	(343,118)	-
Long-term debt	(236,712)	-
Comprehensive income	(42,735)	-
Cash	43,851	-

Total net assets acquired	(257,535)	-

Consideration per Share Exchange Agreement	2,085,653	-

Goodwill/(Bargain Purchase Gain)	$2,343,188	$-

Common stock issued for conversion of long-term debt, related and unrelated parties	$427,568	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

TRAQIQ , INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

TraQiQ, Inc. (along with its wholly owned subsidiaries, referred to herein as the “Company”) was incorporated in the State of California on September 9, 2009 as Thunderclap Entertainment, Inc. On July 14, 2017, Thunderclap Entertainment, Inc. changed its name to TraQiQ, Inc. On July 19, 2017, the Company entered into a Share Exchange Agreement (“Share Exchange”) with the stockholders of OmniM2M, Inc. (“OmniM2M”) and TraQiQ Solutions, Inc. dba Ci2i Services, Inc. (formerly Ci2i Services, Inc. – amended November 6, 2019) (“Ci2i”) whereby the stockholders of Omni and Ci2i exchanged all of their respective shares, representing 100% ownership in OmniM2M and Ci2i in exchange for 1,500,000 shares of the Company’s common stock, respectively. The OmniM2M Shareholders and the Ci2i Shareholders have each been issued their respective 1,500,000 shares on a pro rata basis based on their respective holdings in OmniM2M and Ci2i in the Share Exchange Agreement. The Share Exchange was accounted for as a reverse merger whereas Ci2i is considered the accounting acquirer and TraQiQ,Inc. is considered the accounting acquiree. For accounting purposes, the acquisition of Omni is recorded at historical cost in accordance with Accounting Standard Codification (“ASC”) 805-50-25-2 as this is considered an acquisition of entities under common control as the management of the Company and Omni control the activities of the respective companies. Prior to the merger with Ci2i and acquisition of Omni, the Company was considered a shell company under Rule 12b-2 of the Exchange Act. On December 1, 2017, The Company entered into a Share Purchase Agreement (the “Share Exchange Agreement”) with Ajay Sikka (“Sikka”), the sole shareholder of Transport IQ, Inc. whereby Sikka agreed to sell all of the shares in TransportIQ, Inc. (“TransportIQ”) in exchange for $18,109, in the form of cancellation of all of the debt of TransportIQ that is owed to the Company. The transaction became effective upon the execution of the Share Exchange Agreement by Sikka and the Company; and Transport IQ, Inc, is now a wholly-owned subsidiary of the Company. Because TransportIQ was commonly controlled and owned, the transaction was recorded at the historical carrying value of TransportIQ’s assets and liabilities.

The Financial Industry Regulatory Authority on March 18, 2022, approved a reverse 1 for 8 stock split of the Company’s common shares. The reverse split was effective on March 21, 2022. The common shares and common share equivalents as well as the per-share amounts have been retroactively restated in accordance with ASC 855-10-25 and the loss per share figures have been retroactively restated in accordance with ASC 260-10-55-12.

Overview of the Company

With operations concentrated in India, Southeast Asia and Latin America, the Company helps businesses in emerging markets leverage the “gig” or task economy by providing both technology solutions and a network of workers required to fulfill those tasks. The Company provides software as a service that enables clients to build and manage a network of contract task workers. This platform can also be used by business clients to manage their employees who are performing services, such as PC repair or food delivery. In addition, with the recent acquisition of Mimo Technologies Private Limited (“Mimo”), Mimo operates a network of over 14,000 task workers in India who make deliveries, collect payments, do background verifications, and fulfill tasks across the supply chain, as needed by business clients to deliver their products and services to their respective markets and customers.

TraQSuite is a cloud based software platform with a revenue model based on initial and transaction-based licensing fees as well as consulting fees. Licensees pay an initial per-module fee that varies depending on the number of modules that are licensed. This fee is typically $10,000 per module. Customers are also billed on a per-user or per-transaction basis every month. User fees range from a $75 per month fee for the administrator to $5 per month for regular users. Transaction fees averages about $1 per transaction, with discounts for higher volumes. Most customers also pay initial consulting fees upfront for integration of TraQSuite with their legacy software and training of their employees in the use of TraQSuite.

The Company’s TraQSuite software platform powers the last mile distribution network, allowing business users to target customers, facilitate and validate transactions, track and manage task workers, manage funds and run a distribution network. Key features of the TraQSuite software include:

●	Last Mile delivery: TraQSuite’s Last-Mile software module enables a business to manage thousands of task workers across multiple geographies to deliver products and services to the users. The software platform, operating through mobile apps, allows for data sharing, delivery validation, geo-tagging and know-your-customer (KYC) requirements and can even measure customer satisfaction.

F-8

●	Transact: TraQSuite enables task workers to facilitate transactions by meeting the end customers. They can collect payments via credit cards, smart-phone swipes, SMS messages or cash. Both banked and unbanked users can buy products and services and pay with their mobile devices.

●	Target: TraQSuite enables customer transactions to be rewarded with loyalty credits, tokens or points that can be redeemed by the customer for free products, discounts and benefits. The software analyzes these transactions and purchase behaviors by using leading AI models and can deliver real time, automated and targeted offers and recommendations for additional purchases and customer retention.

The Mimo delivery and task service in India runs on the TraQSuite platform and performs deliveries and fulfills tasks for some of the largest businesses in India. Mimo provides delivery and pickup services for the banking and insurance industry, performing verifications, field investigations for loan requests, business verification, employment verification, collection of documents and customer data and assistance in filling out forms for banks. Mimo works with microfinance institutions to collect cash, such as loan payments, convert cash to digital forms such as debit cards, and conduct data collection and surveys. For consumer goods companies, Mimo does promotional marketing, last mile (hyper-local) delivery, merchant onboarding or activation, store audits, and route optimization for delivery.

The Company’s strategy is to grow the business through a combination of organic growth and strategic investments that bring new functionality and revenue streams to the Company. The plan is to enhance the functionality of our existing products, increase sales in the Indian market and entry into new emerging markets. The Company has a presence in India, Southeast Asia and Latin America, and recently added new customers in Australia, New Zealand and parts of Africa.

TraQiQ Solutions, Inc.

Ci2i is a services company founded in 1998 that develops and deploys intelligent technologies and products in order to meet the demand for sustainable, integrated solutions. Ci2i’s primary focus has been in the analytics and intelligence segments. The Company is investing significantly in building products in the area of supply chain and last mile delivery.

Ci2i’s cloud solutions and analytics services comprise software development, program management, project management, and business analytics services.

TraQiQ Solutions Private Limited

On May 16, 2019, the Company entered into a Share Exchange Agreement with Mann-India Technologies Private Ltd., an Indian Corporation (“Mann”). On January 2, 2020, Mann changed its name to TraQiQ Solutions Private Limited (“TRAQ Pvt Ltd”). Pursuant to the Share Exchange Agreement with Mann, the Company acquired 100% of the shares of Mann and assumed certain net liabilities in exchange for warrants exercisable over a five-years to purchase 166,159 shares of common stock of the Company valued at $268. The warrants will be exercisable as follows: (i) 12,596 warrants immediately; (ii) 107,494 warrants exercisable one-year after the date of closing, which was extended to March 31, 2021; and (iii) 46,069 warrants exercisable two-years after the date of closing. This transaction is being recorded as a business combination under ASC 805. There were 56,400 of these warrants exercised during 2021 and 57,368 warrants remain outstanding as of December 31, 2021.

The warrants that are exercisable in one-year and two-years are conditioned upon TRAQ Pvt Ltd. achieving certain revenue figures and pre-tax profit percentages. TRAQ Pvt Ltd. must achieve target revenue of $1.1 million (US$) and pre-tax profit of 25% (US$). Should TRAQ Pvt Ltd. be unable to achieve these criteria, the warrants will be reduced proportionately. A total of 52,391 of these warrants were cancelled effective May 16, 2021 as a result of these criteria not being achieved.

Mann-India Private limited was renamed to TraQiQ Solutions Private Limited shortly after acquisition by TraQiQ Inc.

F-9

TRAQ Pvt Ltd. was established in May 2000 and is headquartered in New Delhi, India. TRAQ Pvt Ltd. is a leading software development company which, with the advent of technology, has evolved as a mature and fast-growing company committed to provide reliable and cost-effective software solutions across industries all over the world.

TRAQ Pvt Ltd. has its own experienced team of software developers dedicated towards developing various kinds of customized software.

TraQ Pvt Ltd. has been doing business around the world for over 15 years, with particular emphasis on Latin America and India. The customer list includes large enterprise Finance and Insurance companies across Latin America. The company’s product portfolio has evolved rapidly and now includes enterprise ready solutions for payment processing, mobile wallets, micro lending solutions and digital transformation.

Rohuma, LLC

On January 22, 2021, the Company entered into a Share Exchange Agreement with Rohuma, LLC, a Delaware limited liability company (“Rohuma”) and its members, whereby the Rohuma members agreed to exchange all of their respective membership interests in Rohuma in exchange for 536,528 shares of common stock, of which the first tranche of shares were issued on March 1, 2021 totaling 320,285 shares, with the remaining value reflected as contingent consideration until the shares vest at which time they will be issued. The transaction was valued at $3,433,776 ($6.40 per share). The Company is making final determination on the revenue targets to ascertain that the second tranche of shares should be issued. Rohuma has an Indian affiliate that is owned 99% by Rohuma and 1% by its founding member. Rohuma controls this entity and the 1% ownership by the member is now less than 1% upon acquisition by the Company. This amount is reflected as a non-controlling interest.

Rohuma dba Kringle.ai is a California based software solutions company that enables digital and mobile commerce by providing enterprise class applications that cover loyalty and rewards products, payments, online ordering, distribution logistics for retail and more. Kringle analyzes customers’ omni-channel behaviors and transactions. Using AI for digital commerce, Kringle is able to deliver real time, automated 1:1 recommendations and personalized content across all customer touch points.

Mimo Technologies Private Limited

On February 17, 2021, the Company entered into a Share Exchange Agreement with Mimo Technologies Private Ltd., and Indian corporation (“Mimo”) and its shareholders, whereby the Mimo shareholders agreed to exchange all of their respective shares in Mimo in exchange for warrants to purchase 170,942 shares of the Company’s common stock. Of these warrants, 102,565 were earned at the date of acquisition, with the remaining 68,377 expected to be earned over the next two years from grant based on revenue goals for Mimo. The warrants have a term of three years and an exercise price of $0.008 and value in the amount of $1,640,447, of which $984,268 is reflected in additional paid in capital, with the remaining $656,179 reflected as contingent consideration. The Company is making final determination on the revenue targets to ascertain that the second tranche of warrants should be vested. In addition to the issuance of the warrants, TRAQ Pvt Ltd, wrote off $258,736 in amounts due from a note receivable, $123,778 in accounts receivable and $40,354 in a debenture from Mimo. In addition, a cash payment was made to one of the minority shareholders of Mimo in the amount of $22,338. The Company acquired over 99% of Mimo with the remaining percentage of less than 1% reflected as a non-controlling interest.

TraQiQ operates the Mimo delivery and task service in India. This service runs on the TraQSuite platform. Mimo has 14,000+ independent contractors across India performing deliveries and fulfilling tasks for the largest corporations in the country. Our team at Mimo uses a sophisticated technology platform and a smartphone app to get their tasks completed. This is coupled with a verification and billing system that allows customers of all sizes to leverage this distribution infrastructure.

Mimo offers a broad set of services. These offerings can be classified into three broad categories:

●	Data collection and client verification (surveys, verification, on-boarding),

●	Cash management & handling services, and

●	Distribution and demand generation (order fulfilment, demand generation, delivery services for e-commerce companies)

F-10

Mimo assists the delivery and pickup segment of the banking and insurance industry by performing verifications, field investigations for loan requests, business verifications and employment verification, and also collects documents, assists in filling forms for banks, and completes data collection from customers.

Mimo works with microfinance institutions to collect cash, such as loan payments, convert cash to digital means like debit cards, and conduct data collection and surveys.

For consumer goods companies, Mimo does promotional marketing, Last mile (hyper-local) delivery, merchant onboarding or activation, store audits, and route optimization for delivery. Mimo provides efficient end-to-end transshipment logistics. The framework manages and optimizes last-mile delivery & e-commerce logistics across the entire distribution chain with transparency and seamless integration.

Mimo is currently in the planning stages to provide food, alcohol & medicine deliveries as well.

During the COVID-19 pandemic, Mimo leveraged video as a platform for verification and document delivery. Now, the task workers include people who are in the field on bikes and trucks, people on a video screen, as well as people on the phone.

There are also data digitization tasks being done by Mimo task workers across the country. In a country like India where there are over 20 languages and multiple dialects, the task workers convert paper documents into electronic form in the same language or translate them into another language.

Mimo provides delivery and task worker solutions across India. Mimo works with Banking, Financial, Logistics and Distribution companies, to take their products and services to semi-urban and rural India. Mimo trains the agents in each Product or Service through an online and classroom training platform. The company powers the gig economy task workers throughout the country and provides a very valuable source of employment for young people who may or may not have a high school diploma.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the regulations of the United States Securities and Exchange Commission.

Consolidation

The consolidated financial statements include the accounts of TraQiQ, Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The Company applies the guidance of Topic 810 Consolidation of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) to determine whether and how to consolidate another entity. Pursuant to ASC paragraph 810-10-15-10, all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—are consolidated except when control does not rest with the parent.

Pursuant to ASC paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree.

F-11

Noncontrolling Interests

In accordance with ASC 810-10-45 Noncontrolling Interests in Consolidated Financial Statements, the Company classifies noncontrolling interests as a component of equity within the consolidated balance sheet. In January 2021, the acquisition of Rohuma resulted in a less than 1% non-controlling interest of the Indian affiliate of that company. In February 2021, the acquisition of Mimo resulted in a less than 1% non-controlling interest of that company.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. These estimates include, but are not limited to, management’s estimate of provisions required for non-collectible accounts receivable, depreciative lives of our assets, determination of technological feasibility, and valuation allowances of our deferred tax assets. Actual results could differ from those estimates.

Foreign Currency Transactions

The Company accounts for foreign currency transactions in accordance with ASC 830, “Foreign Currency Matters” (“ASC 830”), specifically the guidance in subsection ASC 830-20, “Foreign Currency Transactions”. The U.S. dollar is the functional and reporting currency for the Company and its subsidiaries other than TRAQ Pvt Ltd. whose functional currency is the Indian Rupee. Pursuant to ASC 830, monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect at the balance sheet date, with the resulting gains or losses upon settlement reported in foreign exchange gain (loss) in the computation of net income (loss). Gains or losses resulting from translation adjustments are reported under accumulated other comprehensive income (loss).

Reclassification

Certain prior period amounts have been reclassified to conform with current period presentation with no effect on the Company’s net loss, total assets, liabilities equity or cash flows.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less of $56,329 and $29,658 as of December 31, 2021 and 2020, respectively.

Restricted Cash

The Company’s restricted cash balance consists of time deposits with financial institutions which are valued at cost and approximate fair value. Interest earned on these deposits in included in interest income. The carrying value of our restricted cash at December 31, 2021 and 2020 was $114,199 and $28,746, respectively. The balances consist of time deposits pledged with financial institutions for a Line of Credit facility taken from Andhra Bank, issuance of overdraft limit.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for returns and doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible.

Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. Management has determined that an allowance of $193,535 and $0 was required for the outstanding accounts receivable as of December 31, 2021 and 2020, respectively.

F-12

Property and Equipment and Long-Lived Assets

Fixed assets are stated at cost. Depreciation on fixed assets are computed using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.

FASB Codification Topic 360 “Property, Plant and Equipment” (ASC 360), requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The application of ASC 360 has not materially affected the Company’s reported earnings, financial condition or cash flows.

Intangible assets with definite useful lives are stated at cost less accumulated amortization. Intangible assets represent purchased intangible assets of TRAQ Pvt Ltd., and Mimo which includes customer relationships and trademarks. The Company amortizes these intangible assets on a straight-line basis over their estimated useful lives of up to 15 years.

The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment. The adoption of this ASU did not have a material impact on our consolidated financial statements. The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

The Company will assess the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable at the time they do have intangible assets. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company will measure any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. Management has determined that no impairment of long-lived assets is required for the years ended December 31, 2021 and 2020.

Capitalized Software Costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time these costs are capitalized until the product is available for general release to customers. Once the technological feasibility is established per ASC 985-20, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet.

Costs incurred to enhance the Company’s software products, after general market release of the services using the products, is expensed in the period they are incurred.

F-13

The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company expenses software maintenance and training costs as incurred. The Company acquired $152,027 in software costs in the Mimo transaction.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), specifically ASC 606-10-50-12. This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method, however the new standard did not have a material impact on its consolidated financial position and consolidated results of operations, as it did not change the manner or timing of recognizing revenue.

Professional Service Revenue

TRAQ Pvt Ltd. derives a large part of its revenues from professional and support services, which includes revenue generated from software development projects and associated fees for consulting, implementation, training, and project management provided to customers using their systems. Revenue from arrangements with customers is recognized based on the Company’s satisfaction of distinct performance obligations identified in each agreement, generally at a point in time as discussed in ASC 606. In instances where multiple performance obligations are identified, the Company allocates the transaction price to each performance obligation based on relative selling prices of each distinct product or service, and recognizes revenue related to each performance obligation at the points in time that each performance obligation is satisfied. The Company’s performance obligation includes providing customization of software’s, selling of licenses, where the Company typically satisfies its performance obligations prior to the submission of invoices to the customer for such services. The Company’s performance obligation for consulting and technical support is delivered on as the work is being performed, which is satisfied prior to invoicing.

The Company generally collects payment within 30 to 60 days of completion of the performance obligation and there are no agency relationships.

Software development arrangements involving significant customization, modification or production are accounted for in accordance with the appropriate technical accounting guidance issued by the FASB using the percentage-of- completion method. The Company recognizes revenue using periodic reported actual hours worked as a percentage of total expected hours required to complete the project arrangement and applies the percentage to the total arrangement fee.

Unbilled revenue represents earnings in excess of billings as at the end of the reporting period. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the statements of operations.

TRAQ Pvt Ltd. has deferred the revenue and costs attributable to certain process transition activities with respect to its customers where such activities do not represent the culmination of a separate earnings process. Such revenue and costs are subsequently recognized ratably over the period in which the related services are performed. Further, the deferred costs are limited to the amount of the deferred revenues.

TRAQ Pvt Ltd. has now started offering an integrated solution for supply chain and last mile. This product called “TraQSuite” is now offered in multiple markets as a cloud-based subscription offering. This is a significant improvement from the earlier professional services business.

F-14

Software  Solution Revenue

Revenue from arrangements with customers is recognized based on the Company’s satisfaction of distinct performance obligations identified in each agreement, generally at a point in time as discussed in ASC 606. In instances where multiple performance obligations are identified, the Company allocates the transaction price to each performance obligation based on relative selling prices of each distinct product or service, and recognizes revenue related to each performance obligation at the points in time that each performance obligation is satisfied. The Company’s performance obligation includes providing connectivity to software, generally through a monthly subscription, where the Company typically satisfies its performance obligations prior to the submission of invoices to the customer for such services. The Company’s performance obligation for hardware components that are purchased by the customer in connection with the solution is delivery of the purchased device, which is satisfied prior to invoicing. The Company provides a twelve-month warranty on their hardware. All units deployed by the Company are past the twelve-month period, thus the Company has not accrued for a warranty liability. The Company generally collects payment within 30 to 60 days of completion of the performance obligation and there are no agency relationships.

TraQSuite is a cloud based software platform with a revenue model based on initial and transaction-based licensing fees as well as consulting fees. Licensees pay an initial per-module fee that varies depending on the number of modules that are licensed. This fee is typically $10,000 per module. Customers are also billed on a per-user or per-transaction basis every month. User fees range from a $75 per month fee for the administrator to $5 per month for regular users. Transaction fees averages about $1 per transaction, with discounts for higher volumes. Most customers also pay initial consulting fees upfront for integration of TraQSuite with their legacy software and training of their employees in the use of TraQSuite.

Revenue From Sales of Goods

Revenue from arrangements with customers is recognized based on the Company’s satisfaction of distinct performance obligations identified in each agreement, generally at a point in time as discussed in ASC 606. The performance obligations are satisfied upon shipment of the merchandise being sold.

The following is a summary of revenue for the years ended December 31, 2021 and 2020, disaggregated by type:

	2021	2020
Professional Services Revenue	$1,111,353	$935,214
Sale of goods	973,485	-
Software Solution Revenue	627,462	74,735
	$2,712,300	$1,009,949

Costs of Services Provided

Costs of services provided consist of purchase of goods, data processing costs, customer support costs including personnel costs to maintain the Company’s proprietary databases, costs to provide customer call center support, hardware and software expense associated with transaction processing systems and exchanges, telecommunication and computer network expense, and occupancy costs associated with facilities where these functions are performed. Depreciation expense is not included in costs of services provided.

Lease Obligations

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of operating lease liabilities and operating lease liabilities, less current portion in the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. For leases in which the rate implicit in the lease is not readily determinable, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

F-15

Lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for operating lease arrangements is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components, which are accounted for separately.

Income Taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to entity. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Uncertain Tax Positions

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes”. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

TraQiQ, Inc.and TraQiQ Solutions, Inc, file a consolidated income tax return and Rohuma US files a separate tax return in the U.S. federal tax jurisdiction and various state tax jurisdictions. TRAQ Pvt Ltd. as well as Mimo and Rohuma India file separate individual income tax returns in the India tax jurisdictions. The U.S. federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed. The India tax returns of are subject to examination by the India Income Tax Department and India state taxing authority, generally for 12 months after the relevant tax year, 24 months after the relevant tax year in case transfer pricing provisions are applicable.

Fair Value of Financial Instruments

ASC 825, “Financial Instruments,” requires the Company to disclose estimated fair values for its financial instruments. The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued expenses, stockholder advances, short term financing and convertible debt approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

Fair Value Measurements

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 - quoted prices in active markets include cash.

F-16

These consolidated financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates.

In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, investments, short-term notes payable, accounts payable and accrued expenses.

Derivative Financial Instruments

Derivatives are recorded on the consolidated balance sheet at fair value. The conversion features of the convertible instruments are embedded derivatives and are separately valued and accounted for on the consolidated balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. Fair values for exchange-traded securities and derivatives are based on quoted market prices. Valuations derived from various models are subject to ongoing internal and external verification and review. Model used incorporate market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income (loss).

With the issuance of the July 2017 FASB ASU 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features, the Company has chosen the early adopt retroactively the amendments in Part I of the standard whereby fair value derivative liabilities previously recognized were derecognized in the current and comparative periods. Under the amendments included in this update, the Company is no longer required to record changes in fair value during the period of change as a separate component of other income (expense) in the consolidated Statements of Operations.

The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, “Debt—Debt with Conversion and Other Options”), including related EPS guidance (in Topic 260).

The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect.

Under current GAAP, an equity-linked financial instrument with a down round feature that otherwise is not required to be classified as a liability under the guidance in Topic 480 is evaluated under the guidance in Topic 815, “Derivatives and Hedging,” to determine whether it meets the definition of a derivative. If it meets that definition, the instrument (or embedded feature) is evaluated to determine whether it is indexed to an entity’s own stock as part of the analysis of whether it qualifies for a scope exception from derivative accounting.

F-17

Generally, for warrants and conversion options embedded in financial instruments that are deemed to have a debt host (assuming the underlying shares are readily convertible to cash or the contract provides for net settlement such that the embedded conversion option meets the definition of a derivative), the existence of a down round feature results in an instrument not being considered indexed to an entity’s own stock. This results in a reporting entity being required to classify the freestanding financial instrument or the bifurcated conversion option as a liability, which the entity must measure at fair value initially and at each subsequent reporting date.

The amendments in this Update revise the guidance for instruments with down round features in Subtopic 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity,” which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. An entity still is required to determine whether instruments would be classified in equity under the guidance in Subtopic 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities and embedded conversion options with down round features are no longer bifurcated.

For entities that present EPS in accordance with Topic 260, and when the down round feature is included in an equity-classified freestanding financial instrument, the value of the effect of the down round feature is treated as a dividend when it is triggered and as a numerator adjustment in the basic EPS calculation. This reflects the occurrence of an economic transfer of value to the holder of the instrument, while alleviating the complexity and income statement volatility associated with fair value measurement on an ongoing basis. Convertible instruments are unaffected by the Topic 260 amendments in this Update.

Those amendments in Part I of this Update are a cost savings relative to current GAAP. This is because, assuming the required criteria for equity classification in Subtopic 815-40 are met, an entity that issued such an instrument no longer measures the instrument at fair value at each reporting period (in the case of warrants) or separately accounts for a bifurcated derivative (in the case of convertible instruments) on the basis of the existence of a down round feature. For convertible instruments with embedded conversion options that have down round features, applying specialized guidance such as the model for contingent beneficial conversion features rather than bifurcating an embedded derivative also reduces cost and complexity. Under that specialized guidance, the issuer recognizes the intrinsic value of the feature only when the feature becomes beneficial instead of bifurcating the conversion option and measuring it at fair value each reporting period.

The amendments in Part II of this Update replace the indefinite deferral of certain guidance in Topic 480 with a scope exception. This has the benefit of improving the readability of the Codification and reducing the complexity associated with navigating the guidance in Topic 480.

For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part 1 of this Update should be applied in either of the following ways:

1.	retrospectively to outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the statement of financial position as of the beginning of the first fiscal year and interim period(s) in which the pending content that links to this paragraph is effective; or

2.	retrospectively to outstanding financial instruments with a down round feature for each prior reporting period presented in accordance with the guidance on accounting changes in paragraphs 250-10-45-5 through 45-10.

The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect.

F-18

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

Retirement Benefits to Employees

Defined Contribution Plan

In India, the employees receive benefits from a provident fund, where the employer and employees each make monthly contributions to the plan at a pre-determined rate to the Regional Provident Fund Commissioner. Employer’s contributions to the fund is charged as an expense in the Statements of Operations.

Defined Benefit Plan

In accordance with the Payment of Gratuity Act, 1972, applicable for Indian companies, our Indian entities provide for a lump sum payment to eligible employees, at retirement or termination of employment based on the last drawn salary and years of employment with the Company. Current service costs for defined benefit plans are accrued in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by the Indian entities. The Indian entities record annual amounts relating to their defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases and turnover rates. The Indian entities reserves its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The Indian entities obligation in respect of the gratuity plan, which is a defined benefit plan, is provided for based on actuarial valuation.

Other Long-Term Employee Benefits

The Indian entities net obligation in respect of leave encashment is the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value, and the fair value of any related assets is deducted. The discount rate is based on the prevailing market yields of Indian government securities at the reporting date that have maturity dates approximating the terms of the Indian entities obligations. The calculation is performed using the projected unit credit method. Any actuarial gains or losses are recognized.

Investments

The Company’s investments are in debt and equity instruments. These investments are accounted for in accordance with ASC 320 Investments – Debt Securities and ASC 321 Investments – Equity Securities. Interest earned under such investments are included in interest income.

F-19

Segment Reporting

For purposes of segment disclosures, two or more operating segments should be grouped only if the segments meet all the requirements of paragraph 280-10-50-11, including the requirements for similar economic characteristics.

As a result, all operating units perform similar services, and approximately 99% of the Company’s revenue is generated from its Indian subsidiary. The Company believes that no segment reporting is required as all remaining operations outside of the Indian subsidiary is immaterial.

Recently Issued Accounting Standards

There were updates recently issued, most of which represent technical corrections to the accounting literature or application to specific industries or transactions that are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Going Concern

The Company has an accumulated deficit of $8,953,768 and a working capital deficit of $9,844,269, as of December 31, 2021, and a working capital deficit of $3,168,246 as of December 31, 2020. As a result of these factors, management has determined that there is substantial doubt about the Company ability to continue as a going concern.

These consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

The Company has recently filed a Registration Statement on Form S-1 and engaged an investment banker to undertake an offering of approximately $15,000,000. The investment banker has assisted the Company in raising a bridge round of debt financing in the amount of $1,200,000, which is net of original issue discount of $240,000. Management intends to use the funds received from the capital raise to grow both organically and inorganically by pursuing potential synergistic companies as well as invest in technology and human capital for their existing operations. The Company’s ability to close on this potential offering to raise additional capital is unknown. Obtaining additional financing and the successful development of the Company’s contemplated plan of operations, ultimately, to profitable operations, are necessary for the Company to continue operations.

NOTE 3: ACQUISITIONS

ROHUMA

On January 22, 2021, the Company entered into a Share Exchange Agreement with Rohuma, LLC, a Delaware limited liability company (“Rohuma”) and its members, whereby the Rohuma members agreed to exchange all of their respective membership interests in Rohuma in exchange for 536,528 shares of common stock, of which the first tranche of shares were issued on March 1, 2021 totaling 320,285 shares, with the remaining value reflected as contingent consideration until the shares vest at which time they will be issued. The transaction was valued at $3,433,776 ($6.40 per share). The Company is making final determination on the revenue targets to ascertain that the second tranche of shares should be issued. Rohuma has an Indian affiliate that is owned 99% by Rohuma and 1% by its founding member. Rohuma controls this entity and the 1% ownership by the member is now less than 1% upon acquisition by the Company. This amount is reflected as a non-controlling interest.

The Company acquired the assets and liabilities noted below in exchange for the shares noted herein and accounted for the acquisition in accordance with ASC 805.

F-20

Cash	$6,027
Accounts receivables, net	4,179
Prepaid expenses and other current assets	8,943
Fixed assets	4,512
Investment	1,440
Accounts payable and accrued expenses	(58,153)
Accrued duties and taxes	(2,688)
Cash overdraft	(2,980)
Debt- related parties	(37,776)
Debt	(10,000)
$(86,496)

The difference between the net liabilities acquired of $86,496, and the consideration paid (in the form of shares, inclusive of contingent consideration of $1,383,954) of $3,520,272 represents goodwill. The Company had an independent valuation consultant perform an impairment test and it was determined that no impairment exists on the goodwill as of December 31, 2021.

MIMO TECHNOLOGIES

On February 17, 2021, the Company entered into a Share Exchange Agreement with Mimo Technologies Private Ltd., and Indian corporation (“Mimo”) and its shareholders, whereby the Mimo shareholders agreed to exchange all of their respective shares in Mimo in exchange for warrants to purchase 170,942 shares of the Company’s common stock. Of these warrants, 102,565 were earned at the date of acquisition, with the remaining 68,377 expected to be earned over the next two years from grant based on revenue goals for Mimo. The warrants have a term of three years and an exercise price of $0.008 and value in the amount of $1,640,447, of which $984,268 is reflected in additional paid in capital, with the remaining $656,179 reflected as contingent consideration. The Company is making final determination on the revenue targets to ascertain that the second tranche of warrants should be vested. In addition to the issuance of the warrants, TRAQ Pvt Ltd, wrote off $258,736 in amounts due from a note receivable, $123,778 in accounts receivable and $40,354 in a debenture from Mimo. In addition, a cash payment was made to one of the minority shareholders of Mimo in the amount of $22,338. The Company acquired over 99% of Mimo with the remaining percentage of less than 1% reflected as a non-controlling interest.

The Company acquired the assets and liabilities noted below in exchange for the warrants noted herein and accounted for the acquisition in accordance with ASC 805.

Cash	$43,851
Accounts receivables, net	58,692
Prepaid expenses and other current assets	272,872
Fixed assets	153,186
Intellectual property	508,669
Tradenames	169,556
Accounts payable and accrued expenses	(708,833)
Accrued payroll and related taxes	(104,750)
Accrued duties and taxes	(28,213)
Comprehensive income	(42,735)
Debt – related parties	(343,118)
Debt	(236,712)
$(257,535)

F-21

The difference between the net liabilities acquired of $(257,535), and the consideration paid (in the form of cash and warrants, net of adjustments for the note payable and accounts payable of Mimo with TRAQ Pvt Ltd) of $2,085,653 represents goodwill in the amount of $2,343,188. The Company’s had an independent valuation consultant perform an impairment test and it was determined no impairment of the goodwill exists as of December 31, 2021.

The following table shows pro-forma results for the years ended December 31, 2021 and 2020 as if the acquisition had occurred on January 1, 2020. These unaudited pro forma results of operations are based on the historical financial statements and related notes of Rohuma, Mimo and the Company.

	For the year ended December 31, 2021	For the year ended December 31, 2020
Revenues	$2,748,262	$1,397,940
Net income (loss)	$(6,505,299)	$(1,284,804)
Net income (loss) per share	$(1.68)	$(0.40)

NOTE 4: CASH AND RESTRICTED CASH

Cash and restricted cash are as follows:

	December 31, 2021	December 31, 2020
Cash on hand	$646	$141
Bank balances	55,683	29,517
Restricted cash	114,199	28,746
Total	$170,528	$58,404

ASU 2016-18, “Statements of Cash Flows” (Topic 230) was adopted by the Company in 2017. In accordance with this standard, restricted cash and restricted cash equivalents is included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the Statements of Cash Flows. During the years ended December 31, 2021 and 2020 there were no cash equivalents.

NOTE 5: FIXED ASSETS

The Company’s property and equipment is as follows:

	December 31, 2021	December 31, 2020	Estimated Life

Property and equipment – TRAQ Pvt Ltd.	$627,188	$638,587	3 - 10 years
Property and equipment – Rohuma US	1,100	-	3 - 10 years
Property and equipment – Rohuma India	9,916	-	3 – 10 years
Property and Equipment – Mimo Technologies	7,342	-	3 – 10 years
Less: accumulated depreciation	(611,381)	(602,214)

Net	$34,165	$36,373

Depreciation expense for the years ended December 31, 2021 and 2020 was $13,366 and $14,747, respectively.

F-22

NOTE 6: INTANGIBLE ASSETS

The Company’s intangible assets are as follows:

	December 31, 2021	December 31, 2020

Customer relationships	$448,800	$448,800
Intellectual property	508,669	-
Tradenames	218,799	49,799
Software	250,095	-
Less: accumulated amortization	(219,397)	(54,015)

Net	$1,206,966	$444,584

Amortization expense for the years ended December 31, 2021 and 2020 was $64,842 and $33,240, respectively.

NOTE 7: GOODWILL

The Company’s goodwill consists of the following:

	December 31, 2021	December 31, 2020

Rohuma	$3,519,870	$-
Mimo Technologies	2,343,188	-

Net	$5,863,058	$-

For the year ended December 31, 2021, there were no indicators of impairment noted.

NOTE 8: LONG-TERM INVESTMENT

The Company’s long-term investment is as follows:

	December 31, 2021	December 31, 2020

Equity Security – Compulsorily Convertible Debenture	$-	$40,603

The investment the Company had in a 1% Compulsorily Convertible Debenture for the period of seven years were neither to be redeemed by the issuing entity nor are redeemable at the option of the investor, therefore this has been considered an equity security. The Company had elected to measure the equity security at its cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. The debenture was between TRAQ Pvt Ltd. and Mimo and was forgiven/written-off prior to the acquisition of Mimo on February 16, 2021.

F-23

NOTE 9: NOTE RECEIVABLE

The Company’s notes receivable is as follows:

	December 31, 2021	December 31, 2020

MIMO Technologies PVT Ltd	$-	$227,877

The Company entered into a note receivable with a related party in the amount of 15,037,263 INR (approximately $170,000 US$) dated April 1, 2020 with no stated maturity date. The note bears interest at 13% per annum. Further, the Company provided additional amounts on October 5, 2020, to bring the total outstanding to 16,647,264 INR ($227,877 US$) as of December 31, 2020. Upon the acquisition of Mimo by the Company, the balance of $258,736 in the note receivable was reduced to zero and applied towards the purchase of Mimo.

NOTE 10: CONVERTIBLE NOTES PAYABLE

As of December 31, 2021 and 2020, the Company had the following convertible notes outstanding, all are current liabilities:

		December 31, 2021	December 31, 2020
GS Capital	(a)	$-	$-
Platinum Point Capital	(b)	-	-
Evergreen Capital Management LLC	(c)	1,440,000	-
Total Convertible Notes Payable		$1,440,000	$-
Less: Discounts		(785,149)	-
		$654,851	$-

(a)	On January 19, 2021, the Company entered into a 12% Convertible Promissory Note with GS Capital Partners, LLC (the “GS Note”) in the amount of $125,000. The GS Note has a maturity of one-year and is to be repaid commencing on the fifth month anniversary and every month thereafter in the amount of $20,000. The conversion price of the GS Note is 66% of the lowest closing stock price over the previous 20 trading days. There are certain price protections for GS Capital Partners, LLC under the terms of the GS Note, which make the conversion option a derivative liability. The Company recorded an original issue discount in the amount of $10,000 and $5,000 was paid out of the proceeds for legal fees. In accordance with the terms of the GS Note, the Company issued 3,250 shares of common stock as a commitment fee and issued 21,250 shares of common stock that are returnable upon achievement of the terms of the GS Note. The Company has repaid the GS Note and GS Capital Partners, LLC returned the 21,250 refundable shares in October 2021.

(b)	On February 12, 2021, the Company entered into a 10% Convertible Promissory Note with Platinum Point Capital, LLC (the “Platinum Note”). The Platinum Note has a maturity of one-year. The conversion price of the Platinum Note is the greater of (a) $0.08 or (b) 70% of the lowest closing stock price over the previous 15 trading days. There are certain price protections for Platinum Point Capital, LLC under the terms of the Platinum Note, which make the conversion option a derivative liability. The Company granted 25,000 warrants that have a term of three-years and an exercise price of $16.00 per share with the Platinum Note. The warrants granted with the Platinum Note also contain certain price protections, that make the value of the warrants a derivative liability. The Company and Platinum Point Capital, LLC entered into an amendment to exclude the Mimo warrants granted on February 17, 2021 from the price protections. In accordance with the terms of the Platinum Note, the Company issued 7,500 shares as a commitment fee. On October 6, 2021, Platinum converted $75,000 of their outstanding balance into 50,730 shares of common stock, and then on October 8, 2021, the Company paid the remaining principal balance of $325,000 along with the accrued interest payable of $25,644 and a prepayment penalty of $70,129, for a total of $420,773.

F-24

(c)	On September 17, 2021, the Company entered into a 20% OID Senior Secured Promissory Note with Evergreen Capital Management LLC (the “Evergreen 1”) in the amount of $720,000 (includes $120,000 of Original Issue Discount). The Evergreen 1 has a maturity of nine months to June 17, 2022. The Evergreen 1 accrues interest at a rate of 10% per year. The conversion price of Evergreen 1 is the lower of (a) $11.60 (“Fixed Conversion Price”) or (b) upon the occurrence and during the continuation of any Event of Default, if lower, 90% of the average of the two lowest VWAPs for the five (5) consecutive Trading Day that is immediately prior to the applicable Conversion Date (the “Default Conversion Price”). There are certain price protections for Evergreen Capital Management LLC under the terms of Evergreen 1, which make the conversion option a derivative liability. The Company granted 62,069 warrants that have a term of five-years and an exercise price of $11.60 per share with Evergreen 1. The warrants granted with Evergreen 1 also contain certain price protections, that make the value of the warrants a derivative liability.

As a commission on this note, the Company granted to the investment bankers, 4,966 warrants with the same terms as the Evergreen Capital Management warrants. The Company recognized a commission expense for $37,977 on these warrants.

On October 8, 2021, the Company entered into a 20% OID Senior Secured Promissory Note in the amount of $480,000 (includes $80,000 of Original Issue Discount) with Evergreen Capital Management LLC (the “Evergreen 2”). The Evergreen 2 has a maturity of nine months to July 8, 2022. The Evergreen 2 accrues interest at a rate of 10% per year. The conversion price of Evergreen 2 is the lower of (a) $11.60 (“Fixed Conversion Price”) or (b) upon the occurrence and during the continuation of any Event of Default, if lower, 90% of the average of the two lowest VWAPs for the five (5) consecutive Trading Day that is immediately prior to the applicable Conversion Date (the “Default Conversion Price”). There are certain price protections for Evergreen Capital Management LLC under the terms of Evergreen 2, which make the conversion option a derivative liability. The Company granted 41,379 warrants that have a term of five-years and an exercise price of $11.60 per share with Evergreen 2. The warrants granted with Evergreen 2 also contain certain price protections, that make the value of the warrants a derivative liability.

As a commission on this note, the Company granted to the investment bankers, 3,310 warrants with the same terms as the Evergreen Capital Management warrants. The Company recognized a commission expense for $9,695 on these warrants.

On October 15, 2021, the Company entered into a 20% OID Senior Secured Promissory Note in the amount of $240,000 (includes $40,000 of Original Issue Discount) with Evergreen Capital Management LLC (the “Evergreen 3”). The Evergreen 3 has a maturity of nine months to July 15, 2022. The Evergreen 3 accrues interest at a rate of 10% per year. The conversion price of Evergreen 3 is the lower of (a) $11.60 (“Fixed Conversion Price”) or (b) upon the occurrence and during the continuation of any Event of Default, if lower, 90% of the average of the two lowest VWAPs for the five (5) consecutive Trading Day that is immediately prior to the applicable Conversion Date (the “Default Conversion Price”). There are certain price protections for Evergreen Capital Management LLC under the terms of Evergreen 3, which make the conversion option a derivative liability. The Company granted 20,690 warrants that have a term of five-years and an exercise price of $11.60 per share with Evergreen 3. The warrants granted with Evergreen 3 also contain certain price protections, that make the value of the warrants a derivative liability.

As a commission on this note, the Company granted to the investment bankers, 1,655 warrants with the same terms as the Evergreen Capital Management warrants. The Company recognized a commission expense for $5,756 on these warrants.

Interest expense on these notes for the years ended December 31, 2021 and 2020 are $78,247 and $0, respectively. Amortization of debt and original issue discounts was $629,759 and $0 for the years ended December 31, 2021 and 2020, respectively.

F-25

NOTE 11: LONG-TERM DEBT RELATED PARTIES

The following is a summary of the current portion - long-term debt - related parties as of December 31, 2021 and 2020:

		December 31, 2021	December 31, 2020
Unsecured advances - CEO	(a)	$2,908,562	$1,718,277
Notes payable - Satinder Thiara	(b)	32,000	57,000
Promissory notes – Kunaal Sikka	(c)	265,000	15,000
Notes payable – Swarn Singh	(d)	195,000	45,000
Note payable - Chaudhary	(e)	8,828	8,122
Note payable - Director	(g)	400,000	-
Advances –officers	(f)	83,073	-

		3,892,463	1,843,399
Current portion of long-term debt related parties		(3,892,463)	(1,843,399)
Long-term debt – related parties		$-	$-

(a)	This is an unsecured advance from the CEO originally entered into January 1, 2015. The note bears interest at 15% annually (1.25% monthly) and are due on demand.

(b)	Notes payable to Satinder Thiara entered into May 25, 2016 ($22,000) which is due December 31, 2021, December 13, 2016 ($10,000) which is due December 31, 2021, and May 1, 2018 ($25,000) which matured December 31, 2019 at interest rate of 15% annually (1.25% monthly). These are unsecured loans. The May 1, 2018 note is in default as of December 31, 2019. As a result the interest rate was changed to 21% annually (1.75% monthly). The May 1, 2018 note that matured December 31, 2019 was converted along with $12,392 in accrued interest into 5,499 shares of common stock on March 5, 2021.

(c)	Unsecured promissory note from Kunaal Sikka, the CEO’s son, dated September 13, 2018, in the amount of $15,000, maturing on December 31, 2019, and accruing interest at an annual rate of 12%. The note was in default as of December 31, 2019 through June 25, 2021 when the note was extended until December 31, 2022. As a result the interest rate was changed to 18% annually (1.50% monthly) through June 25, 2021 and then changed to 6% annually.

Unsecured promissory note from Kunaal Sikka, the CEO’s son, dated December 15, 2021, in the amount of $250,000, maturing on December 31, 2022, and accruing interest at an annual rate of 15%.

(d)	Note payable to Swarn Singh, father-in-law of the CEO, entered into January 3, 2017 ($25,000) and February 1, 2017 ($20,000) at interest rate of 15% annually (1.25% monthly). These are unsecured notes. Both notes were due December 31, 2019. The notes are in default as of December 31, 2019. As a result the interest rate was changed to 21% annually (1.75% monthly).

Unsecured promissory note to Swarn Singh, father-in-law of the CEO, dated December 15, 2021, in the amount of $150,000, maturing on December 31, 2022, and accruing interest at an annual rate of 15%.

(e)	Note payable to Sushil Chaudhary dated April 27, 2020 in the amount of 1,100,000 INR (approximately $14,500 US$) due on demand at 13% per annum. This amount was offset by an amount due from the company that Sushil Chaudhary owns in the amount of $8,828.

(f)	Note payable to officer dated June 18, 2020 in the amount of 7,650,000 INR (approximately $100,000 US$) interest free and due on demand with a balance of $82,100 as of December 31, 2021, and advances from an officer of $973 at December 31, 2021, due on demand.

(g)	Note payable to a director dated June 15, 2021 that matured December 12, 2021 in the amount of $400,000. The note does not bear interest however the director received two tranches of 18,750 shares each for lending this amount. If the note is repaid by the maturity date, one of the two tranches of 18,750 shares will be returned. The Company and the director extended the maturity date of this note to June 14, 2022.

Interest expense on these notes for the years ended December 31, 2021 and 2020 are $455,824 and $228,748, respectively.

F-26

NOTE 12: LONG-TERM DEBT

The following is a summary of the long-term debt as of December 31, 2021 and 2020:

		December 31, 2021	December 31, 2020
Other debt – in default	(a)	$6,000	$6,000
Yukti Securities Private Limited	(b)	-	4,547
Auto loan – ICICI Bank	(d)	11,062	18,539
Baxter Credit Union	(e)	99,975	99,911
UGECL	(f)	49,776	54,563
USA Bank PPP	(g)	-	10,057
Loan Builder	(h)	22,321	-
Satin	(c)	55,890	-
SBA - Rohuma		10,000	-
Total		$255,024	$193,617
Current portion		(218,972)	(133,761)
Long-term debt, net of current portion		$36,052	$59,856

(a)	Note payable to an individual for $7,500, issued in May 2018 as consideration for services, due in June 2018, and bearing no interest. During the year ended December 31, 2018, the Company made a payment of $1,500 against the note and the Company has withheld payment of the remaining amount pending receipt of amounts due from the service provider.

(b)	Loan payable to Yukti Securities Private Limited is an unsecured loan which is due on demand. Was repaid in 2021.

(c)	Unsecured amount due from a customer.

(d)	Loan payable with ICICI Bank, secured by the vehicle the loan was taken for. Payments are monthly at $752, through maturity in May 2023. Of the amount outstanding, the following represents the maturity: Current (2022) $4,877; long-term (2023) $6,186.

(e)	Revolving loan in the amount of $100,000 at 4% interest per annum due December 30, 2020. The loan was renegotiated for a balance of $99,975 with similar terms at 4% interest per annum and is guaranteed by the CEO of the Company.

(f)	COVID line of credit from UGECL up to 4,000,000 INR in India, term of 48 months, interest only at 7.5% annual rate for first 12 months, then 36 equal instalments through maturity. Current (2022) $19,910; long-term (2023) $19,910 and (2024) $9,956.

(g)	PPP loan from USA Bank, with interest accruing at 1% per annum. Original amount of $34,697 had $24,640 forgiven in December 2020, with the remaining $10,057 due in five years In February 2021, the Company was notified that the entire balance of the PPP loan has been forgiven.

(h)	$50,000 unsecured loan due in 52 weekly payments of $1,057.94 inclusive of interest at approximately 10%.

Interest expense on these notes for the years ended December 31, 2021 and 2020 are $8,058 and $6,932, respectively.

F-27

NOTE 13: CURRENT PORTION - CONVERTIBLE DEBT – RELATED AND UNRELATED PARTIES

The following is a summary of current portion - convertible debt - related and unrelated parties as of December 31, 2021 and 2020:

		December 31, 2021	December 31, 2020
Face value of notes – related party	(a)	$-	$95,000

Face value of notes – unrelated parties	(a)	-	98,077

Excess of the fair value of shares issuable over the face value of the convertible notes	(a)	-	48,257

		$-	$241,334

(a)	In connection with the reverse merger in July 2017, the Company and two stockholders, who had provided related party advances to the Company, agreed to exchange their related party advances for 6% Convertible Promissory Notes that were originally due on January 15, 2018 (the “Notes”) in the amount of $68,077. From August 2017 through November 2017, the Company issued additional notes to four different parties (two of which were related parties) in the principal amount of $100,000 ($70,000 to related parties). In January 2018, the holders of the Notes agreed to extend the maturity to April 30, 2018, and in April 2018, agreed to further extend the maturity of certain notes to June or July 2018. During the year ended December 31, 2018, the maturity of the notes were further extended to March 31, 2019 and then again to periods ranging from June 30, 2019 to December 31, 2019. The Notes bear simple interest at 6% unless the Company defaults, which increases the interest rate to 10%. The Holders, at their option, can elect to convert the principal plus any accrued interest, into shares of the Company’s common stock at a conversion rate equal to eighty percent (80%) of the average closing share price as quoted on the OTC Markets for the five (5) trading days prior to the date of conversion. There are two notes that had a maturity date of June 30, 2019, with the remaining notes having a maturity date of December 31, 2019. These notes had not been extended and were in default until June 30, 2021, when the note holders agreed to extend the debt until October 31, 2021, with no other changes to the notes. The Company has classified these notes as current liabilities. The Company had accrued the default interest on the two notes from July 1, 2019 through March 4, 2021. On March 5, 2021, the Company converted $156,250 in convertible notes which includes the excess of the fair value of shares issuable over the face value of the convertible notes along with $31,046 in accrued interest into 23,412 shares of common stock.

During the year ended December 31, 2018, the Company received additional proceeds from a related party of $25,000 (from Dharam V. Sikka, father of CEO) pursuant to a convertible note payable issued in May 2018, with the same interest rate and conversion terms as the Notes described above, initially maturing on December 31, 2018, which has been extended to March 31, 2019 and then again to December 31, 2019. Because the Notes are convertible into a variable number of shares of common stock based on a fixed dollar amount, in accordance with ASC Topic 480-10-50-2, the notes are recorded at the fair value of the shares issuable upon conversion. The excess of the fair value of shares issuable over the face value of the Notes is recorded as a discount to the note to be amortized into interest expense over the term of the note.

The remaining notes and all accrued interest were paid in October 2021. As the notes were settled in cash, no additional conversion premium is due.

Interest expense on these notes for the years ended December 31, 2021 and 2020 are $7,495 and $19,361, respectively.

F-28

NOTE 14: STOCKHOLDERS’ EQUITY (DEFICIT)

Series A Convertible Preferred Stock

On July 19, 2017, the Company approved the issuance of 50,000 shares of its Series A Convertible Preferred Stock to its CEO and, on August 1, 2017, the Company sold and issued the 50,000 shares of its Series A Convertible Preferred Stock to its CEO at a price of $0.20 per share for $10,000.

Each outstanding share of Series A Convertible Preferred Stock is convertible into the number of shares of the Company’s common stock (the “Common Stock”) determined by dividing the Stated Value by the Conversion Price as defined below, at the option of any Series A Convertible Preferred Stock shareholder in whole or in part, at any time commencing no earlier than six (6) months after the issuance date; provided that any conversion under this section must be made during the ten (10) day period immediately following the date on which the corporation files with the Securities and Exchange Commission any periodic report on form 10-Q, 10-K or the equivalent form; provided further that, any conversion under this Section IV: (a) shall be for a minimum Stated Value of $500 of Series A Convertible Preferred Stock.

The Conversion Price for each share of Series A Convertible Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than par value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the OTC Markets, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices) (the “Per Share Market Value”).

On September 22, 2021, the CEO converted all 50,000 shares of Series A Convertible Preferred Stock at the conversion price of $7.2472 per share into 6,899 common shares. As a result, as of December 31, 2021, there are no Series A Convertible Preferred shares issued and outstanding.

Common Stock

As of December 31, 2021, the Company has 4,171,638 shares issued and outstanding.

During the three months ended December 31, 2021, the Company (a) issued 50,730 common shares in conversion of a convertible note payable; and (b) had 21,250 common shares returned upon repayment of a convertible note.

During the three months ended September 30, 2021, the Company (a) issued 6,899 common shares in conversion of 50,000 Series A Convertible Preferred Stock; (b) issued 56,400 common shares in the exercise of 56,400 warrants that were exercised for $45; and (c) issued 150,000 common shares to the CEO as bonus compensation valued at $1,078,560.

During the three months ended June 30, 2021, the Company (a) issued 125 shares of common stock for services valued at $1,750. In addition, the Company recognized $40,222 in stock-based compensation for restricted stock grants to an advisor that vest over a three-year term. None of the 43,750 shares to this advisor have been issued as of December 31, 2021.; (b) issued 37,500 shares of common stock to a director for agreeing to lend the Company $400,000 in a promissory note. 18,750 of these shares may be returned to the Company should the note be repaid by the maturity date of December 12, 2021. These 37,500 shares have a value of $447,000; and (c) issued 4,375 shares for $38,500.

During the three months ended March 31, 2021, the Company (a) issued 71,250 shares of common stock for $456,000; (b) 33,042 shares of common stock for the conversion for $181,250 in convertible notes and $43,438 in accrued interest; (c) 50,000 shares of common stock for services rendered in the amount of $436,385; and (d) 320,285 shares (of a total of 536,528 to be issued) for the purchase of Rohuma.

There were no shares issued in the year ended December 31, 2020.

F-29

On April 12, 2018, the Company amended its Articles of Incorporation to forward split all outstanding shares of common stock such that all issued and outstanding shares of Common Stock shall be automatically combined and reclassified such that each share of Pre-Forward Split Stock shall be combined and reclassified into four shares of Common Stock. The number of shares for all periods presented has been retroactively restated to reflect the forward split.

Common Stock Warrants

The following schedule summarizes the changes in the Company’s common stock warrants:

			Weighted		Weighted
	Warrants Outstanding		Average		Average
	Number	Exercise	Remaining	Aggregate	Exercise
	Of	Price	Contractual	Intrinsic	Price
	Shares	Per Share	Life	Value	Per Share

Balance at December 31, 2019	166,159	$0.008	4.87 years	$-	$0.008

Warrants granted	-	$-	-		$
Warrants exercised	-	$-	-		$
Warrants expired/cancelled	-	$-	-		$

Balance at December 31, 2020	166,159	$0.008	3.87 years	$2,125,506	$0.008

Warrants granted	380,323	$0.008-16.00	-		$
Warrants exercised/exchanged	(56,400)	$-	-		$
Warrants expired/cancelled	(52,391)	$-	-		$

Balance at December 31, 2021	437,691	$0.008-16.00	2.69 years	$1,185,798	$5.36

Exercisable at December 31, 2021	369,189	$0.008-16.00	2.79 years	$830,785	$6.40

Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each option/warrant is estimated using the Black-Scholes valuation model. The following assumptions were used for the years ended December 31, 2021 and 2020:

	Year Ended December 31, 2021	Year Ended December 31, 2020
Expected term	3 years	-
Expected volatility	164-269%	-
Expected dividend yield	-	-
Risk-free interest rate	2.00%	-

F-30

On May 16, 2019, the Company entered into a Share Exchange Agreement with Mann-India Technologies Private Ltd., an Indian Corporation. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the shares of TRAQ Pvt Ltd. and assumed certain net liabilities in exchange for warrants exercisable over a five-years to purchase 166,159 shares of common stock of the Company valued at $268. The warrants will be exercisable as follows: (i) 12,596 warrants immediately upon closing; (ii) 107,494 warrants exercisable one-year after the date of closing, which was extended to March 31, 2021; and (iii) 46,069 warrants exercisable two-years after the date of closing. The value of the transaction totaled $268 and is reflected as an increase to additional paid in capital. A total of 52,391 of these warrants were cancelled effective May 16, 2021 as a result of these criteria not being achieved.

On February 16, 2021, the Company entered into several stock purchase agreements for the issuance of 71,250 shares for cash in the amount of $456,000 (value of $6.40 per share). The individuals also received 35,625 warrants that have a term of three years at an exercise price of $16.00 per share.

On February 17, 2021, the Company entered into a Share Exchange Agreement with Mimo Technologies Private Ltd., and Indian corporation (“Mimo”) and its shareholders, whereby the Mimo shareholders agreed to exchange all of their respective shares in Mimo in exchange for warrants to purchase 170,942 shares of the Company’s common stock. Of these warrants, 102,565 were earned at the date of acquisition, with the remaining 68,377 expected to be earned over the next two years from grant based on revenue goals for Mimo. The warrants have a term of three years and an exercise price of $0.008 and value in the amount of $1,640,447, of which $984,268 is reflected in additional paid in capital, with the remaining $656,179 reflected as contingent consideration. The Company is making final determination on the revenue targets to ascertain that the second tranche of warrants should be vested. In addition to the issuance of the warrants, TRAQ Pvt Ltd, wrote off $258,736 in amounts due from a note receivable, $123,778 in accounts receivable and $40,354 in a debenture from Mimo. In addition, a cash payment was made to one of the minority shareholders of Mimo in the amount of $22,338. The Company acquired over 99% of Mimo with the remaining percentage of less than 1% reflected as a non-controlling interest.

On March 8, 2021, the Company entered into a consulting agreement to provide advisory services regarding strategic planning. The agreement is for a term of one-year. The agreement calls for payments to be paid monthly in the amount of $3,000 and the issuance of stock at the commencement of the agreement for 3,125 shares, and a three-year warrant for 12,500 warrants with a strike price of $16.00 per share that vest March 7, 2022.

On February 12, 2021, in connection with the Platinum Point Capital note, the Company granted 25,000 warrants with a term of three years, at an exercise price of $16.00. The warrants have price protections, and as a result of the granting of warrants in the Evergreen Capital Management transaction on September 17, 2021, the exercise price was reduced to $11.60.

On September 17, 2021, the Company granted 62,069 warrants with a term of five years, at an exercise price of $11.60 to Evergreen Capital Management LLC with the $720,000 convertible promissory note. As a commission on this note, the Company granted to the investment bankers, 4,966 warrants with the same terms as the Evergreen Capital Management warrants. The Company recognized a commission expense for $37,977 on these warrants. These issuances triggered a price protection clause in the Platinum Point Capital warrants and reduced their exercise price to $11.60.

On October 8, 2021, the Company granted 41,379 warrants with a term of five years, at an exercise price of $11.60 to Evergreen Capital Management LLC with the $480,000 convertible promissory note. As a commission on this note, the Company granted to the investment bankers, 3,310 warrants with the same terms as the Evergreen Capital Management warrants. The Company recognized a commission expense for $9,695 on these warrants. These issuances triggered a price protection clause in the Platinum Point Capital warrants and reduced their exercise price to $11.60.

On October 15, 2021, the Company granted 20,690 warrants with a term of five years, at an exercise price of $11.60 to Evergreen Capital Management LLC with the $240,000 convertible promissory note. As a commission on this note, the Company granted to the investment bankers, 1,655 warrants with the same terms as the Evergreen Capital Management warrants. The Company recognized a commission expense for $5,756 on these warrants. These issuances triggered a price protection clause in the Platinum Point Capital warrants and reduced their exercise price to $11.60.

F-31

Options

On November 23, 2020, the Board of Directors of the Company approved the 2020 Equity Incentive Plan.

On October 19, 2020, the Company granted 491,250 stock options to board members, advisory board members, employees and consultants. The options have a 10-year term, and are both service based grants, as well as performance-based grants. Stock-based compensation for the year ended December 31, 2020 was $104,638, and the unrecognized stock-based compensation for these grants as of December 31, 2020 is $660,372. Of the 491,250 options granted, only 39,063 had been vested through December 31, 2020.

In the year ended December 31, 2021, an additional 292,040 options vested for a total vested amount of 331,103.

In the years ended December 31, 2021 and 2020, the Company recognized $412,447 and $104,639 in stock-based compensation.

The following represents a summary of options:

	Year Ended December 31, 2021		Year Ended December 31, 2020
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	491,250	$0.0416	-	$-

Granted	-	-	491,250	0.0416
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-
Ending balance	491,250	$0.0416	491,250	$0.0416
Intrinsic value of options	$2,533,975		$6,267,475

Weighted Average Remaining Contractual Life (Years)	8.81		9.81

NOTE 15: OPERATING LEASE

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of January 1, 2019 and will account for their lease in terms of the right of use assets and offsetting lease liability obligations for this new lease under this pronouncement. In accordance with ASC 842 - Leases, effective January 1, 2019, the Company up until May 16, 2019 did not have any long-term lease commitments. On May 17, 2019 with the Company’s acquisition of TRAQ Pvt Ltd., recorded a lease right of use asset and a lease liability at present value of $576,566 and $585,207, respectively. The Company is recording this amount at present value, in accordance with the standard, using an incremental borrowing rate by adjusting the benchmark reference rates with appropriate financing spreads and lease specific adjustments for the effects of collateral. The right of use asset will be composed of the sum of all lease payments plus any initial direct cost and will be straight line amortized over the life of the expected lease term. For the expected term of the lease the Company will use the term of the nine-year lease. This lease will be treated as an operating lease under the standard.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance on January 1, 2019. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach.

F-32

The lease right of use asset of in the original amount of $592,909 was to be amortized on a straight-line basis over the term of the lease.

During the year ended December 31, 2020, the Company renegotiated their leases with the landlord for TRAQ Pvt Ltd. As a result of this renegotiation, the Company vacated one of their two leases, and as a result, impaired $333,571 in right-of-use asset and $349,428 in lease liability.

As of December 31, 2021, the value of the unamortized lease right of use asset is $112,076. As of December 31, 2021, the Company’s lease liability was $122,901.

Remaining Lease Obligation by calendar year (undiscounted cash flows)
2022	$26,550
2023	28,593
2024	29,445
2025	32,835
2026	32,835
Thereafter	25,995
Total lease payments	176,253
Less: Imputed interest	53,352
Present value of lease liabilities	$122,901

For the years ended December 31, 2021 and 2020 the Company recorded rent expense of $32,087 and $101,845.

NOTE 16: DERIVATIVE LIABILITIES

On January 19, 2021, the Company entered into a 12% Convertible Promissory Note with GS Capital Partners, LLC (the “GS Note”) in the amount of $125,000. The GS Note has a maturity of one-year and is to be repaid commencing on the fifth month anniversary and every month thereafter in the amount of $20,000. The conversion price of the GS Note is 66% of the lowest closing stock price over the previous 20 trading days. There are certain price protections for GS Capital Partners, LLC under the terms of the GS Note, which make the conversion option a derivative liability. The Company recorded an original issue discount in the amount of $10,000 and $5,000 was paid out of the proceeds for legal fees. In accordance with the terms of the GS Note, the Company issued 3,250 shares of common stock as a commitment fee and issued 21,250 shares of common stock that are returnable upon achievement of the terms of the GS Note (which were returned upon repayment of this note in October 2021). The note was repaid in October 2021.

On February 12, 2021, the Company entered into a 10% Convertible Promissory Note with Platinum Point Capital, LLC (the “Platinum Note”). The Platinum Note has a maturity of one-year. The conversion price of the Platinum Note is the greater of (a) $0.08 or (b) 70% of the lowest closing stock price over the previous 15 trading days. There are certain price protections for Platinum Point Capital, LLC under the terms of the Platinum Note, which make the conversion option a derivative liability. The Company granted 25,000 warrants that have a term of three-years and an exercise price of $16.00 per share with the Platinum Note. The warrants granted with the Platinum Note also contain certain price protections, that make the value of the warrants a derivative liability. The Company and Platinum Point Capital, LLC entered into an amendment to exclude the Mimo warrants granted on February 17, 2021 from the price protections. In accordance with the terms of the Platinum Note, the Company issued 7,500 shares as a commitment fee. The note was repaid/converted in 2021.

F-33

On September 17, 2021, the Company entered into a 20% OID Senior Secured Promissory Note with Evergreen Capital Management LLC (the “Evergreen 1”) in the amount of $720,000 (includes $120,000 of Original Issue Discount). The Evergreen 1 has a maturity of nine months to June 17, 2022. The Evergreen 1 accrues interest at a rate of 10% per year. The conversion price of Evergreen 1 is the lower of (a) $11.60 (“Fixed Conversion Price”) or (b) upon the occurrence and during the continuation of any Event of Default, if lower, 90% of the average of the two lowest VWAPs for the five (5) consecutive Trading Day that is immediately prior to the applicable Conversion Date (the “Default Conversion Price”). There are certain price protections for Evergreen Capital Management LLC under the terms of Evergreen 1, which make the conversion option a derivative liability. The Company granted 62,069 warrants that have a term of five-years and an exercise price of $11.60 per share with Evergreen 1. The warrants granted with Evergreen 1 also contain certain price protections, that make the value of the warrants a derivative liability.

On October 8, 2021, the Company entered into a 20% OID Senior Secured Promissory Note in the amount of $480,000 (includes $80,000 of Original Issue Discount) with Evergreen Capital Management LLC (the “Evergreen 2”). The Evergreen 2 has a maturity of nine months to July 8, 2022. The Evergreen 2 accrues interest at a rate of 10% per year. The conversion price of Evergreen 2 is the lower of (a) $11.60 (“Fixed Conversion Price”) or (b) upon the occurrence and during the continuation of any Event of Default, if lower, 90% of the average of the two lowest VWAPs for the five (5) consecutive Trading Day that is immediately prior to the applicable Conversion Date (the “Default Conversion Price”). There are certain price protections for Evergreen Capital Management LLC under the terms of Evergreen 2, which make the conversion option a derivative liability. The Company granted 41,379 warrants that have a term of five-years and an exercise price of $11.60 per share with Evergreen 2. The warrants granted with Evergreen 2 also contain certain price protections, that make the value of the warrants a derivative liability.

On October 15, 2021, the Company entered into a 20% OID Senior Secured Promissory Note in the amount of $240,000 (includes $40,000 of Original Issue Discount) with Evergreen Capital Management LLC (the “Evergreen 3”). The Evergreen 3 has a maturity of nine months to July 15, 2022. The Evergreen 3 accrues interest at a rate of 10% per year. The conversion price of Evergreen 3 is the lower of (a) $11.60 (“Fixed Conversion Price”) or (b) upon the occurrence and during the continuation of any Event of Default, if lower, 90% of the average of the two lowest VWAPs for the five (5) consecutive Trading Day that is immediately prior to the applicable Conversion Date (the “Default Conversion Price”). There are certain price protections for Evergreen Capital Management LLC under the terms of Evergreen 3, which make the conversion option a derivative liability. The Company granted 20,690 warrants that have a term of five-years and an exercise price of $11.60 per share with Evergreen 3. The warrants granted with Evergreen 3 also contain certain price protections, that make the value of the warrants a derivative liability.

Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each warrant is estimated using the Black-Scholes valuation model. The following assumptions were used in December 31, 2021 and 2020:

	Year Ended December 31, 2021	Year Ended December 31, 2020

Expected term	1 year	-
Expected volatility	164 - 269%	-
Expected dividend yield	-	-
Risk-free interest rate	0.15%	-

F-34

The Company’s derivative liabilities are as follows:

	December 31, 2021	December 31, 2020
Fair value of the Platinum Point warrants (25,000 warrants)	$90,000	-
Fair value of the Evergreen 1 conversion option	223,448	-
Fair value of the Evergreen 1 warrants (62,069 warrants)	307,862	-
Fair value of the Evergreen 2 conversion option	148,965	-
Fair value of the Evergreen 2 warrants (41,379 warrants)	205,241	-
Fair value of the Evergreen 3 conversion option	74,483	-
Fair value of the Evergreen 3 warrants (20,690 warrants)	102,621	-
	$1,152,620	$-

Activity related to the derivative liabilities for the year ended December 31, 2021 is as follows:

Beginning balance as of December 31, 2020	$-
Issuances of warrants/conversion option – derivative liabilities	1,289,874
Extinguishment of derivative liability upon conversion/repayment of convertible notes	(1,089,675)
Change in fair value of warrants/conversion option - derivative liabilities	952,421
Ending balance as of December 31, 2021	$1,152,620

There were no derivative liabilities prior to January 2021.

nOTE 17: CONCENTRATIONS

During the years ended December 31, 2021 and 2020, the Company had two major customers comprising 50% of revenues and two major customers comprising 85% of revenues, respectively. A major customer is defined as a customer that represents 10% or greater of total revenues. There was 93% and 85% of accounts receivable representing five and two customers as of December 31, 2021 and 2020, respectively.

The Company does not believe that the risk associated with these customers or vendors will have an adverse effect on the business.

nOTE 18: CONTINGENCY

During the year ended December 31, 2018, the Company charged an independent truck driver approximately $190,000 pursuant to its agreement with the driver, which entitled the Company to fees equal to $800 per day for the driver’s failure to return a trailer owned by the Company with the period prescribed by the agreement. The Company has not recognized this as income due to uncertainty of payment and will record as other income during the period in which amounts are collected.

nOTE 19: COMMITMENTS AND CONTINGENCIES

Commitments and contingencies in respect of TRAQ Pvt Ltd;

(i)	TRAQ Pvt Ltd had applied for compounding of the TDS liability for the assessment year 2014-2015 and 2015-2016 in accordance with Indian Income Tax Laws. However, no amount payable for tax and penalty was confirmed by the Income Tax Department. Further, TRAQ Pvt Ltd has also defaulted for TDS deducted but not paid in time during assessment years 2016-2017 to 2020-2021. Accordingly, there may be a contingent liability in respect of TDS regarding compounding charges, interest, and penalty which is not quantifiable at present, hence not provided in the Consolidated Financial Statements.

F-35

(ii)	TRAQ Pvt Ltd has outstanding Gratuity for $9,462 as of December 31, 2021, towards ex-employees of TRAQ Pvt Ltd; therefore, TRAQ Pvt Ltd is liable for penalty under The Gratuity Act under the Indian Laws and other relevant laws. Since the amount of penalty for default in payment of gratuity is not ascertainable, therefore it is not provided for in the Consolidated Financial Statements.

(iii)	TRAQ Pvt Ltd has delayed in complying with provisions related to Foreign Direct Investment and Transfer of Shares to Non-resident as per the Master Circulars and notification issued by Reserve Bank of India, therefore, is liable for imposition of penalty. Since the amount of the penalty for the same is not ascertainable, no effect was given in the Consolidated Financial Statements.

(iv)	Prior to its acquisition in May 2019, TRAQ Pvt Ltd, had provided a guarantee in favor of State Bank of India for $165,813 on March 22, 2014, for Mira Green Tech Private Limited. The State Bank of India is in process of satisfying whether there is any obligation due by TRAQ Pvt Ltd at this time.

(v)	TRAQ Pvt Ltd has contingent liability of $246,398 towards income tax department for Assessment year 2018-19, However an appeal is already filed against such demand in the income tax department and proceeding is still pending; Accordingly, there may be a contingent liability in respect of Income Tax of such demand amount, interest, and penalty which is not quantifiable at present, hence not provided in the Consolidated Financial Statements.

Commitments and contingencies in respect of Mimo Technologies Pvt Ltd;

(i)	During the year, Mimo Technologies Pvt. Ltd. has received funds from TraQiQ Inc, a US company amounting to approximately $40,000 which is outstanding as at Dec 31, 2021, RBI regulates the foreign funds and based on the purpose of the transactions, compliances as per the RBI regulation needs to be complied with, The has delayed in reporting with provisions as per the Master Circulars and notification issued by Reserve Bank of India, therefore, is liable for imposition of penalty. Since the amount of the penalty for the same is not ascertainable, no effect was given in the Consolidated Financial Statements.

(ii)	Mimo Technologies Pvt Ltd has delayed in complying with provisions related to Foreign Direct Investment and Transfer of Shares to Non-resident as per the Master Circulars and notification issued by Reserve Bank of India, therefore, is liable for imposition of penalty. Since the amount of the penalty for the same is not ascertainable, no effect was given in the Consolidated Financial Statements.

NOTE 20: PROVISION FOR INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2021 and 2020 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to the valuation allowance to fully reserve net deferred tax assets.

F-36

All United States based entities:

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the years ended December 31, 2021 and 2020:

	2021	2020
Federal income taxes at statutory rate	21.00%	21.00%
State income taxes at statutory rate	7.50%	7.50%
Temporary differences	8.92%	0.38%
Permanent differences	(5.24)%	(0.98)%
Change in valuation allowance	(32.18)%	(27.90)%
Totals	0.00%	0.00%

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

	As of	As of
	December 31, 2021	December 31, 2020
Deferred tax assets:
Net operating losses before non-deductible items	$1,949,739	$747,748
Stock-based compensation	683,299	28,174
Depreciation	-	(1,616)
Total deferred tax assets	2,633,038	774,306
Less: Valuation allowance	(2,633,038)	(774,306)

Net deferred tax assets	$-	$-

As of December 31, 2021, the Company has a net operating loss carry forward of $7,241,371 expiring through 2037. The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. Furthermore, the net operating loss carry forward may be subject to further limitation pursuant to Section 382 of the Internal Revenue Code. The valuation allowance was increased by $1,858,732 in 2021.

The Company classifies income tax penalties and interest, if any, as part of other general and administrative expenses in the accompanying consolidated statements of operations. The Company did not expense any penalties or interest during the years ended December 31, 2021 or 2020 and did not accrue any penalties or interest as of December 31, 2021 or 2020.

F-37

India based entity:

Significant components of deferred tax liabilities as at December 31, 2021 and 2020:

	As of December 31, 2021	As of December 31, 2020
Deferred Tax Assets:
Difference between book and tax base of fixed assets	$32,370	$43,868
Provision for gratuity	26,286	27,189
Provision for leave encashment	10,429	11,030
Operating lease	47,026	5,170
NOL carryforward (based on last tax return filed per Indian Income Tax laws)	-	43,140
Timing difference on TDS under 40a(ia)	-	9,002
MAT credit	-	8,644
Deferred Tax Assets	116,111	148,043

Net Deferred Tax Assets	116,111	148,043
Less: Valuation allowance	(-)	(148,043)
Net Deferred Tax Asset	$116,111	$-

Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying values of assets and liabilities and their respective tax bases.

At December 31, 2021, the Company performed an analysis of the deferred tax asset valuation allowance due to management’s uncertainty about its realization. The Company when necessary will record a valuation allowance against this deferred tax asset. Based on the analysis, the Company has determined that a valuation allowance of the Deferred Tax Assets of $116,111 is not necessary.

nOTE 21: EMPLOYEE BENEFIT PLANS

The Company’s Gratuity Plan for all of their Indian based entities provides for lump sum payment to vested employees on retirement or upon termination of employment in an amount based on the respective employee’s salary and years of employment with the Company. Liabilities with regard to the Gratuity Plans are determined by actuarial valuation using the projected unit credit method. Current service costs for the Gratuity Plan are accrued in the year to which they relate. Actuarial gains or losses or prior service costs, if any, resulting from amendments to the plans are recognized and amortized over the remaining period of service of the employees.

F-38

The benefit obligation has been measured as of December 31, 2021. The gratuity plan is unfunded. The following table sets forth the activity of the Gratuity Plans and the amounts recognized in the Company’s financial statements for the year ended December 31, 2021:

Year Ended
December 31, 2021
Change in projected benefit obligation:
Projected benefit obligation as of January 1, 2021	$104,573
Obligation related to acquired companies upon acquisition	15,906
Service cost	25,227
Interest cost	6,518
Benefits paid	(14,326)
Actuarial gain (loss) on the Obligation	(3,517)
Effect of exchange rate changes	(2,136)
$132,245

Projected benefit obligation as of December 31, 2021
Unfunded amount – non-current	$117,012
Unfunded amount - current	15,233
Total accrued liability	$132,245

Components of net period benefit costs:
Service cost	$25,227
Interest cost	6,518
Actuarial gain (loss) on the Obligation	(3,517)
$28,228

The weighted average actuarial assumptions used to determine benefit obligations and net periodic gratuity cost are:

Discount rate	6.30% per annum

Rate of increase in compensation levels	10.00% per annum

The benefit obligation has been measured as of December 31, 2020. The gratuity plan is unfunded. The following table sets forth the activity of the Gratuity Plans and the amounts recognized in the Company’s financial statements for the year ended December 31, 2020:

Year Ended
December 31, 2020
Change in projected benefit obligation:
Projected benefit obligation as of January 1, 2020	$85,594
Service cost	10,746
Interest cost	5,595
Benefits paid	(19,033)
Actuarial gain (loss) on the Obligation	23,761
Effect of exchange rate changes	(2,090)
$104,573

Projected benefit obligation as of December 31, 2020
Unfunded amount – non-current	$94,023
Unfunded amount - current	10,550
Total accrued liability	$104,573

Components of net period benefit costs:
Service cost	$10,746
Interest cost	5,595
Actuarial gain (loss) on the Obligation	23,761
$40,102

The weighted average actuarial assumptions used to determine benefit obligations and net periodic gratuity cost are:

Discount rate	5.55% per annum

Rate of increase in compensation levels	10.00 % per annum

F-39

Leave Encashment:

The other long-term employee benefits has been measured as of December 31, 2021. The following table sets forth the activity of the leave encashment and the amounts recognized in the Company’s financial statements at December 31, 2021:

Year Ended
December 31, 2021
Change in projected benefit obligation:
Projected benefit obligation as of January 1, 2021	$42,424
Obligation related to acquired companies upon acquisition	13,133
Service cost	14,517
Interest cost	2,295
Benefits paid	(3,258)
Actuarial gain (loss) on the Obligation	(6,688)
Effect of exchange rate changes	(982)
$61,441

Projected benefit obligation as of December 31, 2021
Unfunded amount – non-current	$51,686
Unfunded amount - current	9,755
Total accrued liability	$61,441

Components of net period benefit costs:
Service cost	$14,517
Interest cost	2,295
Actuarial gain (loss) on the Obligation	(6,688)
$10,124

The weighted average actuarial assumptions used to determine benefit obligations and net periodic gratuity cost are:

Discount rate	6.30% per annum

Rate of increase in compensation levels	10.00 % per annum

The other long-term employee benefits has been measured as of December 31, 2020. The following table sets forth the activity of the leave encashment and the amounts recognized in TRAQ Pvt Ltd.’s financial statements at December 31, 2020:

Year Ended
December 31, 2020
Change in projected benefit obligation:
Projected benefit obligation as of January 1, 2020	$33,070
Service cost	10,746
Interest cost	5,595
Benefits paid	(2,212)
Actuarial gain (loss) on the Obligation	(3,969)
Effect of exchange rate changes	(806)
$42,424

Projected benefit obligation as of December 31, 2020
Unfunded amount – non-current	$37,306
Unfunded amount - current	5,118
Total accrued liability	$42,424

Components of net period benefit costs:
Service cost	$10,746
Interest cost	5,595
Actuarial gain (loss) on the Obligation	(3,969)
$12,372

The weighted average actuarial assumptions used to determine benefit obligations and net periodic gratuity cost are:

Discount rate	5.55% per annum

Rate of increase in compensation levels	10.00 % per annum

nOTE 22: SUBSEQUENT EVENTS

In January 2022 the Company borrowed an additional $75,000 to increase this loan to $125,000 and in February 2022 the Company’s subsidiary Rohuma, borrowed $75,000 from Loanbuilder, both to be repaid in 52 weekly installments.

On February 11, 2022, the Company entered into a $115,640 promissory note with Sixth Street Lending LLC. The promissory note contains an original issue discount of $12,390. Interest on the promissory note is eleven percent per annum (11%) and the promissory note matures February 11, 2023. The interest rate increases to 22% if an event of default occurs. The Company is to make mandatory monthly payments of $12,836 per month in ten installments beginning March 30, 2022 Should an event of default occur, the holder of the promissory note will have the right to convert any portion of the outstanding principal and interest at the lowest price on the preceding trading day. The Company has reserved 180,688 shares of common stock with the transfer agent to account for any potential conversions.

On March 18, 2022, FINRA approved a 1 for 8 reverse stock split that took effect on March 21, 2022. The shares of common stock, common stock equivalents, and per share amounts have all been retroactively restated in accordance with ASC 855-10-25.

F-40

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of MIMO Technologies Private Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MIMO Technologies Private Limited (the “Company”) as of December 31, 2020 and January 1, 2020, the related statements of operation, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and January 1, 2020, and the results of its operations and its cash flows for the year ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ T R Chadha & Co LLP

New Delhi, India

April 27, 2021

F-41

MIMO Technologies Private Limited

Balance Sheet

As at December 31, 2020

(All amounts in United States Dollars except share data and as otherwise stated)

Particulars	As at	As at
	December 31, 2020	January 1, 2020
ASSETS
Current assets:
Cash	$10,381	$151,286
Receivables from service providers	30,952	9,003
Accrued revenue	314	223
Accounts receivable, less allowance	313,824	132,968
Other current assets	1,121	25,597
Total current assets	356,592	319,076

Income taxes receivable, net	32,692	59,058
Restricted cash	2,738	2,806
Property and equipment, net	1,228	2,199
Intangible assets, net	155,905	97,896
Intangible assets under development	-	95,140
Deferred tax Assets	887	-
Total Non current assets	193,450	257,099
Total assets	550,042	$576,175

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$436,831	$670,434
Accrued payroll and related benefits	83,172	89,060
Payables to service agents	513,586	35,952
Short term debt	774,780	376,012
Other current liabilities	37,776	46,992
Total current liabilities	1,846,145	1,218,450

Long term debt	156,538	160,443
Accrued payroll and related benefits- long term	26,678	-
Deferred tax liabilities	-	4,326
Total non- current liabilities	183,216	164,769

Total liabilities	2,029,361	1,383,219
Stockholders’ equity:
Common stock	2,274	2,274
Additional paid-in capital	22,312	22,312
Retained earnings	(1,540,148)	(858,001)
Accumulated other comprehensive income	36,243	26,372
Total stockholders’ equity	(1,479,318)	(807,043)
Noncontrolling interest	-	-
Total stockholders’ equity	(1,479,318)	(807,043)
Total liabilities and stockholders’ equity	550,042	$576,175

See accompanying notes to the financial statements.

F-42

MIMO Technologies Private Limited

Statements of Operations and Comprehensive Loss

For the Years ended December 31, 2020

(All amounts in United States Dollars except share data and as otherwise stated)

For Year ended December 31, 2020

Revenue:
Operating Revenue	$142,309

Operating expenses:
Cost of revenues	462,110
Sales and marketing	4,449
General and administrative	314,466
Amortization and depreciation	32,895
Total operating expenses	813,920
Income before Interest and Non-operating Income and Expenses	(671,611)
Interest income	1,407
Interest expense	(17,294)
Non-operating income/ (loss)	15
Non-operating expense	-
Foreign exchange gain/ (loss)	-
Income before income taxes	(687,483)
Income tax benefit/ (expense)	5,335
Net income including noncontrolling interest	(682,147)
Net income attributable to noncontrolling interest	-
Net income attributable to Mann-India	$(682,147)
Basic earnings per common share	$(45.65)
Diluted earnings per common share	$(45.65)
Basic weighted average shares outstanding	14,943
Diluted weighted average shares outstanding	14,943

For Year ended December 31, 2020
Net loss including noncontrolling interest	$(682,147)
Other comprehensive income / (loss):
Foreign currency translation adjustments	9,872
Total other comprehensive income/ (loss)	9,872
Comprehensive loss	(672,276)
Comprehensive income attributable to noncontrolling interest	-
Comprehensive loss attributable to Mann-India	$(672,276)

See accompanying notes to the financial statements.

F-43

MIMO Technologies Private Limited
Statements of Changes in Stockholders’ Equity

(All amounts in United States Dollars except share data and as otherwise stated)

	Common Stock
	Issued Shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total stockholders’ equity	Comprehensive Income

Balance, January 1, 2020	14,943	$2,274	$22,312	$(858,001)	$26,372	$(807,043)
Cumulative effect of adopting ASC	-	-	-	-	-	-
Balance, December 31, 2016 (revised)	14,943	2,274	22,312	(858,001)	26,372	(807,043)
Net income attributable to MIMO,	-	-	-	(682,147)	-	(682,147)	(682,147)
Net income attributable to noncontrolling interest	-	-	-	-	-	-
Cumulative translation adjustment	-	-	-	-	9,872	9,872	9,872
Comprehensive income	-	-	-	-	-	-	(672,276)

Settlement on conversion of convertible debt	-	-	-	-	-	-
Adjustment for earlier year Depreciations	-	-	-	-	-	-
Forfeiture of shares	-	-	-	-	-	-
Dividends paid	-	-	-	-	-	-
Balance, December 31, 2020	14,943	$2,274	$22,312	$(1,540,148)	$36,243	$(1,479,319)

See accompanying notes to the financial statements.

F-44

MIMO Technologies Private Limited

Statements of Cash Flows

For the Years ended December 31, 2020

(All amounts in United States Dollars except share data and as otherwise stated)

For Year ended December 31, 2020

Cash flows from operating activities:
Net income attributable to MIMO	$(682,147)
Net income attributable to noncontrolling interest	-
Adjustments to reconcile net income to cash provided by operating activities:
Deferred provision/(benefit)	(5,335)
Current provision for income tax	-
Unrealized foreign exchange (gain)/loss	9,872
Amortization and depreciation	32,895
Bad Debt/ Balances written off	7,761
Provision for doubtful accounts	(245,798)
Changes in current assets and liabilities:
Accounts receivable	57,181
Other Current assets	24,475
Tax Assets	26,367
Accrued Revenue	(91)
Accounts payable and accrued expenses	(233,603)
Accrued payroll and related benefits	20,789
Settlement Assets and Settlement Liablities	455,685
Other Current liabilities	(9,216)
Foreign Currency Transalation impact	1,494
Net cash provided by operating activities	(539,672)
Cash flows from investing activities:
Capital expenditures	0
Net cash provided/(used) in investing activities	0
Cash flows from financing activities:
Proceeds from short term debt, net	398,767
Proceeds from long term debt, net	(0)
Net cash provided/ (used) by financing activities	398,767

Net change in cash and cash equivalents	(140,905)
Cash and cash equivalents, and restricted cash at the beginning of the year	151,286

Cash and cash equivalents at the end of the year	$10,381

See accompanying notes to the financial statements.

F-45

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

1	Description of Business and Summary of Significant Accounting Policies

A	Description of Business—

MIMO Technologies Private Limited (“MIMO”) was established in 2015 and is headquartered in New Delhi, India. MIMO is a software development company with which the advent of technology, has evolved as a mature and fast growing company committed to provide reliable and cost-effective SaaS based servies solutions across industries.

MIMO provides services in the following areas: Verification services (like KYC etc.), Document Collection, Cash Collection, Marketing, Data Digitization, Logistics, Hyper Local Logistics, Mobile POS, IT modernization and Wallet services etc.

B	Summary of Significant Accounting Policies i

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity.

ii	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Management has made material estimates primarily with respect to revenue recognition and deferred revenue, provisions required for non-collectible accounts receivable, depreciative lives of our assets, intangible assets, annual impairment reviews of intangible assets, determination of technological feasibility, contingent liabilities, and the provision for income taxes and valuation allowances of our deferred tax liabilities. Actual results may be materially different from those estimates.

iii	Reclassifications

The Company has reclassified certain amounts relating to its prior period results to conform to its current period presentation. These reclassifications have not changed the results of operations of prior periods.

iv	Functional currency

The financial statements are reported in United States Dollar. The functional currency of the Company is Indian Rupees. The translation of the Indian Rupee into United States Dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for the Statements of Operations and Comprehensive Loss using the average exchange rate prevailing during the year. The gains or losses resulting from such translation are reported under accumulated other comprehensive loss, net, as a separate component of equity. Exchange rate differences resulting from foreign exchange transactions settled during the year, including year-end translation of monetary assets and liabilities are recognized in the Statements of Operations and Comprehensive Loss.

v	Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Such investments are stated at cost, which approximates fair value. Cash and Cash Equivalent includes cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less.

vi	Restricted Cash

The Company’s restricted cash balance consists of time deposits with Bank which are valued at cost and approximate fair value. Interest earned on such investments is included in interest income. The carrying value of our restricted cash was $2,738 and $2,806 at December 31, 2020 and January 1, 2020, respectively. The balances consist of time deposits pledged with vendors.

F-46

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

vii	Accounts Receivable and the Allowance for Doubtful Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. Management specifically analyses the aging of accounts receivable and historical bad debts, write-offs, customer concentrations, customer credit- worthiness, current economic trends, and changes in our customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts receivable. The Company reviews its allowance for doubtful accounts periodically. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. Allowances for doubtful accounts as on December 31, 2020 was $ 245,798. Bad debt expense was $19,648, for the year ended December 31, 2020.

viii	Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation on Property and Equipment is provided on the Declining Balance Method rates over the assets estimated useful lives. Depreciation on additions to/deductions from property, plant & equipment during the year is charged on pro-rata basis from/up to the month in which the asset is available for use/disposed. Repairs and maintenance are charged to expense as incurred and major improvements that extend the life of the asset are capitalized and depreciated over the expected remaining life of the related asset. Gains and losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the Company’s accounts. The estimated useful lives applied by the Company for property and equipment are as follows:

Asset Category	Life (yrs.)
Computers and peripherals	3 years
Office equipment’s	5 years

ix	Intangible Assets

Intangible assets represent purchased intangible assets and internally generated intangible assets which includes developed technology, software’s and informational databases. We amortize these intangible assets on a straight-line basis over their estimated useful lives, as follows:

Asset Category	Life (yrs.)
Software/ Developed Technology	7 years

x	Capitalized software costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time those costs are capitalized until the product is available for general release to customers. Once the technology feasibility is established as per ASC 985-20, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. Costs incurred to enhance our software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company expenses software maintenance and training costs as incurred. The Company has capitalized software development cost during the year ended December 31, 2020.

F-47

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

xi	Impairment of long-lived assets and finite life intangibles

Long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary.

xii	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

xiii	Income taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to entity.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

xiv	Segment Reporting

Since the Company, from the perspective of its chief operating decision maker, allocates resources and evaluates business performance as a single entity that provides software and related services to various industries on a worldwide basis, the Company reports as a single segment.

xv	Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

xvi	Revenue recognition

Revenue is recognized when services are provided to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for our services.

Revenue is measured based on consideration specified in a contract with a customer and excludes discounts and amounts collected on behalf of third parties. The Company recognizes revenue when it satisfies a performance obligation by providing services to a customer.

Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer, are excluded from revenue.

F-48

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

Revenue from arrangements with customers is recognized based on the Company’s satisfaction of distinct performance obligations identified in each agreement, generally at a point in time as discussed in ASC 606. In instances where multiple performance obligations are identified, the Company allocates the transaction price to each performance obligation based on relative selling prices of each distinct product or service, and recognizes revenue related to each performance obligation at the points in time that each performance obligation is satisfied.

The Company’s performance obligation includes providing customization of software’s, selling of licenses, where the Company typically satisfies its performance obligations prior to the submission of invoices to the customer for such services. The Company’s performance obligation for consulting and technical support is delivered on as the work is being performed, which is satisfied prior to invoicing. The Company generally collects payment within 30 to 60 days of completion of the performance obligation and there are no agency relationships.

Unbilled revenue represents earnings in excess of billings as at the end of the reporting period. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the statements of operations and comprehensive loss.

The Company has deferred the revenue and costs attributable to certain process transition activities with respect to its customers where such activities do not represent the culmination of a separate earnings process. Such revenue and costs are subsequently recognized ratably over the period in which the related services are performed. Further, the deferred costs are limited to the amount of the deferred revenues.

xvii	Costs of Revenue

Costs of Revenue consist of Payment Gateway Charges, Agent Commissions, customer support costs including personnel costs to maintain our proprietary databases, costs to provide customer call support, and computer network expense, and occupancy costs associated with facilities where these functions are performed. Depreciation expense is not included in costs of services provided.

xviii	Lease Obligations

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of- use(“ROU”) assets, current portion of operating lease liabilities and operating lease liabilities, less current portion in the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. For leases in which the rate implicit in the lease is not readily determinable, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for operating lease arrangements is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components, which are accounted for separately.

xix	Retirement benefits to employees

a) Defined contribution plan

In India, the employees receive benefits from a provident fund, where the employer and employees each make monthly contributions to the plan at a pre-determined rate to the Regional Provident Fund Commissioner. Employer’s contribution to the fund is charged as an expense to the statement of operations.

F-49

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

b) Defined benefit plan

In accordance with the Payment of Gratuity Act, 1972, applicable for Indian companies, the Company provides for a lump sum payment to eligible employees, at retirement or termination of employment based on the last drawn salary and years of employment with the Company. Current service costs for defined benefit plans are accrued in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by the Company. The Company records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases and turnover rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The Company’s obligation in respect of the gratuity plan, which is a defined benefit plan, is provided for based on actuarial valuation.

c) Other long-term employee benefits

Benefits under the Company’s leave encashment constitute other long term employee benefits.

The Company’s net obligation in respect of leave encashment is the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value, and the fair value of any related assets is deducted. The discount rate is based on the prevailing market yields of Indian government securities as at the reporting date that have maturity dates approximating the terms of the Company’s obligations. The calculation is performed using the projected unit credit method. Any actuarial gains or losses are recognized in profit or loss in the period in which they arise.

xx	Fair Value Measurement

The Company follows the relevant GAAP guidance regarding the determination and measurement of the fair value of assets/liabilities in which fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction valuation hierarchy which requires an entity to maximize the use of observable inputs when measuring fair value. The guidance describes the following three levels of inputs that may be used in the methodology to measure fair value:

● Level 1 — Quoted prices available in active markets for identical investments as of the reporting date;
● Level 2 — Inputs other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date; and,
● Level 3 — Unobservable inputs, which are to be used in situations where there is little or no market activity for the asset or liability and wherein the reporting entity makes estimates and assumptions related to the pricing of the asset or liability including assumptions regarding risk.

Financial instruments not carried at fair value:

The Company’s other financial instruments not carried at fair value consist primarily of accounts receivable, accounts payable and accrued expenses for which fair values approximate their carrying amounts due to their short-term nature.

xxi	Earnings per share

Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. For the purposes of calculating diluted earnings per share, the treasury stock method is used for stock-based awards except where the results would be anti-dilutive.

F-50

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

xxii	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

xxiii	Recent Relevant Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-13 (“ASU 2016-13”) “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model which requires the use of forward-looking information to calculate credit loss estimates. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to certain available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. These changes result in earlier recognition of credit losses. The adoption does not was not material to our financial statements.

There were updates recently issued, most of which represent technical corrections to the accounting literature or application to specific industries or transactions that are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

2	Significant risks and uncertainties including business and credit concentrations

Financial instruments that potentially subject the Company to a concentration of credit risk consist of bank balances, accounts receivable, loan & advance and unbilled revenue. By their nature, all such financial instruments involve risk including credit risk of non-performance by counter parties. In the management’s opinion, as of December 31, 2020 and Janaury 1, 2020, there was no significant risk of loss in the event of non-performance by the counter parties to these financial instruments other than the amounts already provided for in the financial statements.

Accounts receivable are uncollateralized customer obligations due under normal trade terms. The carrying amount of receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected.

For the year ended December 31, 2020, the Company had one major customers comprising 40% of revenues. A major customer is defined as a customer that represents 10% or greater of total revenues. There was 87% of accounts receivable for two customers as of December 31, 2020.

The Company does not believe that the risk associated with these customers or vendors will have an adverse effect on the business.

F-51

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

3	Cash and Restricted Cash

Cash and Restricted Cash at December 31, 2020 and January 1, 2020 consisted of the following:

	As at December 31, 2020	As at January 1, 2020
Cash on hand	$7,257	$656
Bank balances	3,124	150,630
Restricted cash (non-current)	2,738	2,806
	$13,119	$154,092

The ASU 2016-18 on Statements of Cash Flows (Topic 230), Restricted Cash has been adopted for 2020, restricted cash and restricted cash equivalents is included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown in the Statements of Cash Flows. During the period ended as at December 31, 2020 and January 1, 2020, there were no cash equivalents balances.

4	Accounts receivable, less allowance

Accounts receivable at December 31, 2020 and January 1, 2020 consisted of the following:

	As at December 31, 2020	As at January 1, 2020
Accounts receivables	$559,622	$91,755
Less: Provision for doubtful accounts	(245,798)	-
	$313,824	$91,755

5	Other current assets

Other current assets at December 31, 2020 and January 1, 2020 consisted of the following:

	As at December 31, 2020	As at January 1, 2020
Advances and deposits	$1,121	$24,638
Prepayments	-	959
	$1,121	$25,597

6	Property and Equipment

Property and equipment consisted of the following as of December 31, 2020 and January 1, 2020:

	Estimated	As at	As at
	Life	December 31, 2020	January 1, 2020
Office equipments	5 years	$4,776	$4,895
Computers and peripherals	3 years	805	825
Gross Assets		5,581	5,720
Accumulated Depreciation		(4,353)	(3,521)
Net Assets		$1,228	$2,199

Depreciation expense for the years ended December 31, 2020 was $ 905. For the years ended December 31, 2020, Management has determined that there is no impairment on their long lived assets as a result of their impairment testing.

7	Intangible assets

Intangible Assets consisted of the following as of December 31, 2020 and January 1, 2020:

Finite-lived intangibles, net	Estimated Life	As at December 31, 2020	As at January 1, 2020

Developed Technology	7 years	$250,243	$256,485
Gross Assets		250,243	256,485
Accumulated Amortization		(94,339)	(63,449)
Finite-lived intangibles, net		$155,905	$193,036

Amortization expense for the years ended December 31, 2020 was approximate $31,990. For the years ended December 31, 2020, Management has determined that there is no impairment on their finite life intangible assets as a result of their impairment testing.

F-52

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

8	Income taxes receivable, net

The Company has Income taxes receivables amounting to $32,692 and $59,058 as of December 31, 2020 and January 1, 2020, respectively.

9	Accrued payroll and related benefits

Accrued payroll and related benefits at December 31, 2020 and January 1, 2020 consisted of the following:

	As at December 31, 2020	As at January 1, 2020
Current Portion
Salary Payable	$72,434	$87,035
Provision for Gratuity Current	379	-
Provision for Leave Encashment Current	1,981	-
Provident Fund Payable	8,377	2,025
	83,172	89,060
Non- Current Portion
Provision for Gratuity Non Current	$15,526	$-
Provision for Leave Encashment Non Current	11,152	-
	$26,678	$-

10	Employee Benefit Plans

The Company’s Gratuity Plan provide for lump sum payment to vested employees on retirement or upon termination of employment in an amount based on the respective employee’s salary and years of employment with the Company. Liabilities with regard to the Gratuity Plans are determined by actuarial valuation using the projected unit credit method. Current service costs for the Gratuity Plan are accrued in the year to which they relate. Actuarial gains or losses or prior service costs, if any, resulting from amendments to the plans are recognized and amortized over the remaining period of service of the employees.

The benefit obligation has been measured as of December 31, 2020 and January 1, 2020. The gratuity plan is unfunded. The following table sets forth the activity of the Gratuity Plans and the amounts recognized in the Company’s financial statements at the end of the relevant periods:

For Year ended December 31, 2020

Change in projected benefit obligation:
Projected benefit obligation as of January 1	$-
Service cost	6,696
Past Service Cost	8,992
Interest cost	-
Benefits paid	-
Actuarial (gain)/loss	-
Effect of exchange rate changes	218
$15,905
Projected benefit obligation as of December 31
Unfunded amount–non-current	$15,526
Unfunded amount–current	379
Total accrued liability	$15,905

Components of net periodic benefit costs:	For Year ended December 31, 2020
Service cost	$6,696
Past Service Cost	8,992
Interest cost	-
Actuarial (gain)/loss	-
$15,688

F-53

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

The weighted average actuarial assumptions used to determine benefit obligations and net periodic gratuity cost are:

For Year ended December 31, 2020
Discount rate	5.55 % per annum
Rate of increase in compensation levels	10.00 % per annum
Expected long term rate of return on plan assets per annum	-

Leave Encashment

The Other long-term employee benefits has been measured as of December 31, 2020 and January 1, 2020. The following table sets forth the activity of the Leave encashment and the amounts recognized in the Company’s financial statements at the end of the relevant periods:

Change in projected benefit obligation:	For Year ended December 31, 2020
Projected benefit obligation as of January 1	$-
Service cost	12,953
Interest cost	-
Benefits paid	-
Actuarial (gain)/loss	-
Effect of exchange rate changes	180
$13,133

Projected benefit obligation as of December 31
Unfunded amount–non-current	$11,152
Unfunded amount–current	1,981
Total accrued liability	$13,133

For Year ended December 31, 2020
Components of net periodic benefit costs:
Service cost	$12,953
Interest cost	-
Actuarial (gain)/loss	-
$12,953

The weighted average actuarial assumptions used to determine benefit obligations and net periodic cost are:

For Year ended December 31, 2020
Discount rate	5.55 % per annum
Rate of increase in compensation levels	10.00 % per annum
Expected long term rate of return on plan assets per annum	-

During the years ended December 31, 2020 the Company contributed $8,913, for various defined contribution plans on behalf of its employees in India.

11	Short Term Debt

The following is a summary of Short-term debt including related parties as of December 31, 2020 and January 1, 2020:

		As at December 31, 2020	As at January 1, 2020
Lathika Regunathan	a	$88,440	$-
Sushil Chaudhary	a	104,718	-
TraQiQ Solutions Private Limited	b	215,239	-
Rohitasava Chand	c	12,320	12,627
Yukti Securities Private Limited	c	354,063	363,385
		$774,780	$376,012

F-54

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

a.	These loans from directors and relatives are unsecured loans and are due on demand. These loans are interest free loan.

b.	The Company entered into an Agreement with TraQiQ Solutions Private Limited for the amount of INR 15,037,263 (approximately $170,000) dated April 1, 2020 with no stated maturity date. The note bears interest at 13% per annum. Further, the Company provided additional amounts on October 5, 2020, to bring the total outstanding to INR 15,724,000 ($215,239) as of December 31, 2020.

c.	Loan payable to Rohitasava Chand and Yukti Securities Private Limited are unsecured loans which are repayable in 10 years. These loans are interest free loans.

The entire balance is reflected as a current liability as the amounts are either due on demand or due within the next twelve months.

12	Long Term Debt

	As at December 31, 2020	As at January 1, 2020

Debenture @1%	156,538	160,443
	$156,538	$160,443

a	The Company has issues Debenture for the period of seven years wef March 31, 2018. The debentures carry interest rate of 1% p.a.

13	Other Current Liabilities

The following is a summary of Other Current Liabilities as of December 31, 2020 and January 1, 2020:

	As at December 31, 2020	As at January 1, 2020
Goods and Service Tax Payable/ (Recoverable)	$(10,924)	$27,353
Withholding taxes payable	32,622	12,797
Expenses payable	1,899	5,105
Interest Payable	13,891	1,444
Security Deposits	287	295
	$48,700	$19,640

14	Deferred Tax Assets / (Liability)

Significant components of Deferred tax Assets/ liabilities as at December 31, 2020 and January 1, 2020, were as follows:

	As at	As at
	December 31, 2020	January 1, 2020
Deferred Tax Liability:
Difference between book and tax base of fixed assets	$6,361	$4,326
Deferred Tax Liability	6,361	4,326
Deferred Tax Assets:
Provision for Gratuity	3,833	-
Provision for Leave encashment	3,414	-
Provision for Doubtful Debtors	63,907	-
Net operating loss carry forward	285,003	224,003
Sub Total	356,158	224,003
Less: Valuation Allowance	(348,910)	(224,003)
Deferred Tax Assets	7,248	-

Net Deferred Tax Assets / (Liability)	$887	$(4,326)

F-55

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying values of assets and liabilities and their respective tax bases.

At December 31, 2020 and January 1, 2020, the Company performed an analysis of the deferred tax asset valuation allowance for net operating loss carry forward. Based on this analysis, the Company has provided a valuation allowance against the full amount of the said deferred tax asset due to management’s uncertainty about its realization. The Company recorded a valuation allowance of $ 285,003 and $224,003 related to tax credit carry forward as of December 31, 2020 and January 1, 2020, respectively.

The following table summarizes the activity related to the unrecognized tax benefits for the years ended December 31, 2020 and January 1, 2020:

For Year ended December 31, 2020
Balance as of January 1	$224,003
Increases related to current year tax positions	66,450
Effect of exchange rate changes	(5,451)
Balance as of December 31	$285,003

15	Stockholders’ Deficit Common Stock (Equity)

The Company has issued one class of shares designated as “Common stock” having a par value of INR 10 per share. As of December 31, 2020, the Company has 14,943 shares issued and outstanding.

Voting

Every member shall be entitled to one vote in respect of each share of common stock held by them.

Liquidation

In the event of liquidation of the Company, the holders of equity shares will be entitled to receive any of the remaining assets of the Company in proportion to the number of equity shares held by the shareholders, after distribution of all preferential amounts. However, no such preferential amounts exists currently.

16	Going Concern

The financial statement of the company have been prepared on the Going Concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future. The Company has reported a net loss of $ 619,114 with a shareholder deficit for the year ended December 31, 2020. The Management has addressed the criticality of the issue in the company and has initiated various steps, including but not limited to development and expansion of the business, new software development and product offerings to customer and financial support from new investors. The Management is confident of successfully completing these initiatives and thereby ensuring profitable business operations in the foreseeable future. During the period, that operation are being stabilized and increased, the acquirer company will lend financial support to meet the cash flow requirement.

17	Revenue Recognition

The Company derives its revenues primarily from professional and support services, which includes revenue generated from Verification services (like KYC etc.), Document Collection, Cash Collection, Marketing, Data Digitization, Logistics, Hyper Local Logistics, Mobile POS, IT modernization and Wallet services etc. Goods and Service taxes are not included in revenues, but rather are recorded as a liability until the taxes assessed are remitted to the respective taxing authorities.

Company generate revenues primarily by charging fees for completing their payment transactions and other payment-related services that are typically based on the volume of activity processed on our Payments Platform.

Company also earn revenue by providing other value added services, which comprise revenue earned through partnerships, our merchant and consumer credit products, gateway services, and other services that we provide to our merchants and consumers.

F-56

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

Disaggregation of Revenue

The company operated in one primary geographical regions and product channels for the years ended December 31, 2020.

Concentrations

During the years ended December 31, 2020, the Company had one major customer comprising 50% of revenues. A major customer is defined as a customer that represents 10% or greater of total revenues. There was 85% of accounts receivable one customer as of December 31, 2020. The Company does not believe that the risk associated with these customers or vendors will have an adverse effect on the business.

18	Cost of revenues

Cost of Revenue Expenses consisted of the following for the year ended December 31, 2020:

For Year ended December 31, 2020
Salary Cost	$340,262
Payment Gateway Charges	59,132
Commission Expenses	52,496
Contribution to defined benefits	8,913
Staff Welfare Expenses	1,306
$462,110

19	General and administrative Expenses

General and administrative Expenses consisted of the following for the year ended December 31, 2020:

For Year ended December 31, 2020
Rent and Office Maintenance	$29,370
Communication Expenses	22,443
Traveling and Conveyance	3,333
Professional Charges	4,806
Rates, Fees and Taxes	1,764
Bank Charges	1,318
Printing & Stationary	226
Bad Debt/ Balances written off	7,761
Provision for doubtful debtors	242,434
Other Miscellaneous Expenses	1,013
$314,466

20	Income Taxes

The income tax expense consists of the following:

For Year ended December 31, 2020
Current provision for income tax	$-
Deferred provision/(benefit)	(5,335)
$(5,335)

The provision (benefit) for income taxes for the years ended December 31, 2020 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to the valuation allowance to fully reserve net deferred tax assets. Effective Income tax rate for year 2020 is zero. Effective Income tax rate is zero because of net loss incurred during the year 2020.

F-57

MIMO Technologies Private Limited

Notes to Financial Statements for the year ended December 31, 2020

21	Earnings per Share

The basic and diluted earnings per share (“EPS”), and the basic and diluted weighted average shares outstanding for all periods as presented in the accompanying Statements of Operation and Comprehensive Loss are shown below:

Earnings per Share	For Year ended December 31, 2020
Basic earnings per common share	$(45.65)
Diluted earnings per common share	$(45.65)
Basic weighted average shares outstanding	14,943
Diluted weighted average shares outstanding	14,943

Basic EPS is equal to net income attributable to MIMO divided by the weighted average number of shares of common stock outstanding for the period. Diluted EPS takes into consideration common stock equivalents. Diluted EPS is equal to net income attributable to MIMO divided by the combined sum of the weighted average number of shares outstanding and common stock equivalents. At December 31, 2020 there were zero potentially issuable shares with respect to common stock equivalents which could dilute EPS in the future but which were excluded from the diluted EPS calculation because presently their effect is anti-dilutive.

22	Commitments and contingencies

The Company is subject to legal actions, administrative proceedings and claims which have arisen in the ordinary course of its business. The Company believes the resolution of these matters is not likely to have a material and adverse effect on the results of operations or the financial position of the Company. Legal costs incurred and penalties or interest charged in connection with contingencies are expensed as incurred.

23	Off-Balance Sheet Arrangements

As of December 31, 2020 and January 1, 2020 we had no off-balance sheet arrangements or obligations.

24	Subsequent events

The Company has evaluated events and transactions subsequent to the balance sheet date through March 31, 2021, the date the financial statements were available for issuance.

Share Exchange Agreement

On Feb 17, 2021, MIMO Technologies Private Limited (the “Company” or “MIMO”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with TraqIQ, Inc., a US corporation (“TraqIQ”) and its shareholders (the “MIMO Shareholders”), whereby the MIMO Shareholders agreed to exchange all of their respective shares in MIMO in exchange of 1,367,539 TraQiQ Warrants (the “Warrants”), having par value $0.0001. These warrants are to be vested over a period of 3 years, at an exercise price of $0.001 per share, subject to certain conditions as set forth in the Share Exchange Agreements. The Mimo Shareholders, i.e. Lathika Regunathan and Suman, will each be allocated their respective Warrants on a pro rata based on their respective holding. TraQiQ shall pay to Mimo Shareholder CIIE Initiatives a sum of $ 22,338 determined by multiplying (i) 299 Mimo Shares owned by Mimo Shareholder CIIE Initiatives by (ii) $74.7076 per Mimo Share (“Cash Transaction”)., and CIIE will be paid in cash.

25	Impact of Covid 19

In March 2020, the Government of India declared the outbreak of the novel coronavirus (“COVID-19”) as a pandemic. The outbreak has resulted in government authorities and businesses throughout the world implementing numerous measures intended to contain and limit the spread of COVID-19, including travel restrictions, business limitations and shutdowns. These measures have negatively impacted consumer and business spending and payments activity generally, and have significantly contributed to impact business.

The Company has assessed the impact of COVID-19 on the carrying amount of its assets and revenue recognition. In developing the assumptions relating to the possible future uncertainties, the Company, as on date of approval of these financial statements has used internal and external sources of information to the extent available. The Company, based on current estimates and information, expect the carrying amount of these assets to be recovered. Company has assessed the impact for existing and anticipated effects of COVID-19 on the future cash flow projections on the basis of significant assumptions as per the available information. Based on aforesaid assessment management believes that as per, estimates made conservatively, the Company will continue as a going concern. The Company continues to monitor any material changes to its COVID-19 impact assessment, resulting from the future economic conditions and future uncertainty, if any.

F-58

TRAQIQ, INC. AND SUBSIDIARIES

PROFORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2020

	TRAQ	ROHUMA	MIMO	ADJUSTMENTS			CONSOLIDATED
ASSETS		C

CURRENT ASSETS
Cash	$29,658	$6,027	$10,381	$456,000	B		$1,027,066
				525,000	D
Accounts receivable, net of allowance	521,618	4,179	344,776				870,573
Note receivable - related party	227,877	-	-		F	227,877	-
Prepaid expenses and other current assets	322,286	8,943	34,127				365,356

Total current assets	1,101,439	19,149	389,284	981,000		227,877	2,262,995

Fixed assets, net	36,373	4,512	157,133				198,018
Intangible assets, net	444,584	-	-				444,584
Goodwill				3,520,300	A		6,613,276
				3,092,976	E
Restreicted cash	28,746	-	2,738				31,484
Right-of-use asset	126,118	-	-				126,118
Long-term investments	40,603	1,440	-				42,043
Other assets	3,196	-	-				3,196

Total non-current assets	679,620	5,952	159,871	6,613,276		-	7,458,719

TOTAL ASSETS	$1,781,059	$25,101	$549,155	$7,594,276		$227,877	$9,721,714

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Current portion of long-term debt	$133,761	$10,000	$-				$143,761
Current portion of long-term debt - related parties	1,843,399	37,776	774,780	25,000	B		2,403,078
				227,877	F
Current portion of convertible debt - long-term debt	241,334	-	-	156,687	B		609,647
					D	525,000
Cash overdraft	188,721	2,980	-				191,701
Accounts payable and accrued expenses	1,163,505	58,181	923,398	43,000	B		2,102,084
Current portion of lease liabilities	8,779	-	-				8,779
Accrued payroll	327,084	-	109,850				436,934
Accrued taxes and duties payable	46,577	2,688	-				49,265

Total current liabilities	3,953,160	111,625	1,808,028	452,564		525,000	5,945,249

NON-CURRENT LIABILITIES
Long-term debt - related parties, net of current portion	-	-	156,538				156,538
Lease liabilities - net of current portion	125,219	-	-				125,219
Long-term debt, net of current portion	59,856	-	-				59,856

Total non-current liabilities	185,075	-	156,538	-		-	341,613

COMMITMENTS AND CONTINGENCIES	-	-	-	-		-	-

Total liabilities	4,138,235	111,625	1,964,566	452,564		525,000	6,286,862

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock	5	-	-				5
Common Stock	341	-	2,274		A	54	405
					B	10
				2,274	E
Additional paid-in-capital	119,650	297,612	22,312		B	680,677	5,871,659
				297,612	A
					A	3,433,722
					E	1,640,447
				22,312	E
Accumulated other comprehensive income (loss)	27,721	-	37,118				64,839
Accumulated deficit	(2,504,893)	(384,136)	(1,477,115)		A	384,136	(2,504,893)
					E	1,477,115

Total stockholders’ equity (deficit)	(2,357,176)	(86,524)	(1,415,411)	322,198		7,616,161	3,434,852

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,781,059	$25,101	$549,155	$774,762		$8,141,161	$9,721,714

Adjustment Notes

A	Represents the issuance of 536,528 shares for the acquisition of Rohuma on January 22, 2021 (value was $6.40 per share)
B	Represents shares of stock issued for cash ($456,000) as well as for conversion of notes payable and accrued interest ($224,687) prior to acquisition of Mimo
C	Represents balances of Rohuma as of January 22, 2021, the date of acquisition. There were no material differences in the assets and liabilities from January 1 through January 21.
D	Represents proceeds received from new convertible notes in January 2021
E	Represents value of the acquisition of Mimo
F	Write-off of note between TRAQ and MIMO

F-59

TRAQIQ, INC. AND SUBSIDIARIES

PROFORMA STATEMENTS OF OPERATIONS

Year Ended December 31, 2020

	TRAQ	ROHUMA	MIMO	ADJUSTMENTS			CONSOLIDATED

REVENUES
Revenue from services	$1,009,949	$255,661	$142,309				$1,407,919

	1,009,949	255,661	142,309				1,407,919

COST OF REVENUES
Cost of services	546,569	115,436	462,110				1,124,115
	546,569	115,436	462,110				1,124,115

GROSS PROFIT	463,380	140,225	(319,801)				283,804

OPERATING EXPENSES:
Salaries and salary related costs	284,258	107,191	-				391,449
Professional fees and consulting	201,430	30,449	4,449				236,328
General and administrative	101,845	24,718	314,466				441,029
Depreciation and amortization	47,988	3,663	32,895				84,546
Rent	182,827	5,115	-		B	100,000	87,942

Total operating expenses	818,348	171,136	351,810				1,241,294

Gain (Loss) from operations	(354,968)	(30,911)	(671,611)				(957,490)

OTHER EXPENSE:
Other income (loss)	76,248	-	-	25,000	B		51,248
Interest expense, net of interest income	(328,380)	(2,242)	(15,872)				(346,494)
Other income (expense), net	(252,132)	(2,242)	(15,872)				(295,246)

Loss from before provision for income taxes	(607,100)	(33,153)	(687,483)				(1,252,736)

PROVISION FOR INCOME TAXES	809	-	(68,369)				(67,560)

NET LOSS	$(607,909)	$(33,153)	$(619,114)				$(1,185,176)

NET LOSS PER SHARE
Basic	$(0.16)	N/A	N/A				$(0.32)
Diluted	$(0.16)	N/A	N/A				$(0.32)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic	3,412,245				A	640,820	4,053,065
Diluted	3,412,245				A	640,820	4,053,065

Adjustment Notes

A	Represents the issuance of 536,528 shares for the acquisition of Rohuma on January 22, 2021 as well as for conversion of debt and cash
B	Represents estimated change in value based on changes to agreements

F-60

TRAQIQ, INC.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the acquisition of the outstanding membership interests of Rohuma, LLC, (“Rohuma”) on January 22, 2021 by TraQiQ, Inc. (“TraQ” and the “Company”) and the acquisition of the outstanding membership interests of Mimo Technologies Private Ltd. (“Mimo”) on February 17, 2021 by TraQ, and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

In January 2021, TraQ, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Rohuma, whereby as consideration for the transaction, Traq is to issue 536,528 shares of its common stock in exchange for the membership interests of Rohuma.

On February 17, 2021, the Company entered into a Share Exchange Agreement with Mimo Technologies Private Ltd., and Indian corporation (“Mimo”) and its shareholders, whereby the Mimo shareholders agreed to exchange all of their respective shares in Mimo in exchange for warrants to purchase 170,942 shares of the Company’s common stock.

The transactions are being accounted for as an acquisition of Rohuma and Mimo under ASC 805.

As a result of the transaction effected by the Exchange Agreements, at closing Rohuma and Mimo became subsidiaries of the Company.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2020 of the Company, Rohuma and Mimo gives effect to the above as if the transactions had occurred at the beginning of the period. The unaudited pro forma consolidated balance sheet at December 31, 2020 assumes the effects of the above as if this transaction had occurred as of January 1, 2020.

F-61

TRAQIQ, INC.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunctions with the Company’s audited financial statements as of and for the year ended December 31, 2020.

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative our future results.

F-62

TRAQIQ, INC.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

NOTE A – ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION

The acquisition of Rohuma and Mimo are being accounted for as a business combination, whereby TraQ is the acquierer.

NOTE B – ADJUSTMENT

(a)	To record the acquisition of Rohuma.
(b)	To record the issuance of shares of common stock in January 2021 for cash and conversion of certain note payable and accrued interest.
(c)	To record the acquisition of Mimo.
(d)	To adjust for the write-off of certain amounts outstanding between TraQ and Mimo.

NOTE C – PRO FORMA WEIGHTED AVERAGES SHARES OUTSTANDING

Pro forma shares outstanding assuming the transaction occurred as of September 30, 2020:

TraQ Weighted Average Shares Outstanding	3,412,245
Shares issued to acquire Rohuma	536,528
Shares issued for cash and conversion of notes payable	104,292
Pro forma shares outstanding	4,053,065

F-63

                        Shares of Common Stock

TraQiQ, Inc.

PRELIMINARY PROSPECTUS

ThinkEquity

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Registration Fee	$
FINRA Filing Fee
NASDAQ Capital Market Listing Fee
Printing and Expenses
Accounting Fees and Expenses
Legal Fees and Expenses
Transfer Agent and Registrar Fees
Miscellaneous Fees and Expenses
Total	$

Item 14. Indemnification of Directors and Officers.

The Company is a California corporation.

Section 317 of the CGCL provides that a California corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Section 317 of the CGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the CGCL.

Section 204(a)(10) of the CGCL provides that a corporation’s articles of incorporation may include provisions eliminating or limiting the personal liability of a director for monetary damages for breach of fiduciary duties as a director, except for liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) for interested party transactions that violate Section 310 of the CGCL, (vii) loan guaranties contrary to Section 315 of the CGCL or (viii) for unlawful payment of dividends, distributions or distributions of assets to shareholders after institution of dissolution proceedings that violate Section 316 of the CGCL.

Our amended articles of incorporation will provide for the elimination of liability for our directors for monetary damages to the fullest extent permissible under the CGCL and authorize us to indemnify our directors and officers in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the corporation and its shareholders.

II-1

Our amended bylaws will provide that we must indemnify any person who is or was our director or officer, or was serving at our request as a director or officer of another corporation or enterprise to the fullest extent authorized by law. Our amended bylaws will further provide that we must pay expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if required by CGCL, such payment of expenses will only be made upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, the Exchange Act and otherwise.

The foregoing is only a general summary of certain aspects of California law and our governing documents and agreements dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to our amended articles of incorporation and amended bylaws, which are filed as an exhibit to this registration statement, and to the relevant provisions of the CGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers or for persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On May 16, 2019, the Company issued warrants (the “Mann Warrants”) exercisable over a five-years to purchase 166,159 shares of common stock of the Company valued at $268. The Mann Warrants were issued pursuant to a Share Exchange Agreement with the seven owners of Mann-India Technologies Private Ltd., an Indian corporation (“Mann”), under which the Company acquired 100% of the shares of Mann and assumed certain net liabilities. The Mann Warrants were immediately exercisable to purchase 12,596 shares of the Company’s common stock and exercisable to purchase 107,494 shares of common stock one-year after the date of issuance (which was extended to March 31, 2021) and 46,069 shares of common stock two years after the date of issuance. All of the recipients of these warrants are residents of India. To the extent United States securities laws were deemed to apply to the issuance of such warrants, each of these sales of securities was consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended, and all of such recipients are sophisticated in business and investment matters.

On October 19, 2020, the Company granted options for 218,750 shares of common stock under the Company’s stock option plan to Ajay Sikka, the chief executive officer of the company, at an option price of $0.044 without registration under the Securities Act, and 272,500 options at a strike price of $0.04 to other directors in the United States as well as employees in India. Each of these sales of securities to persons in the United States was consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended. Mr. Sikka and the company’s directors are sophisticated in business and investment matters. To the extent United States securities laws were deemed to apply to the issuance of such options to employees in India, each of these sales of securities was also consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended, and all of such recipients are sophisticated in business and investment matters.

On January 19, 2021, the Company entered into a 12% Convertible Promissory Note with GS Capital Partners, LLC (the “GS Note”) in the principal amount of $125,000. The GS Note has a maturity date of one-year from issuance and is to be repaid commencing on the fifth month anniversary and every month thereafter in the amount of $20,000. The conversion price of the GS Note is 66% of the lowest closing stock price over the previous 20 trading days. In accordance with the terms of the GS Note, the Company issued 3,250 shares of common stock as a commitment fee and issued 21,250 shares of common stock that are returnable upon repayment of the GS Note in accordance with its terms. These securities were issued as a private offering and sale pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Company determined that GS Capital Partners, LLC was sophisticated in business and investment matters.

II-2

On January 22, 2021, the Company issued 536,528 shares of common stock to the owners of Rohuma, LLC, a Delaware limited liability company (“Rohuma”), pursuant to a Share Exchange Agreement between the Company, Rohuma and the owners of Rohuma. Under the Share Exchange Agreement, the 10 Rohuma owners transferred to the Company all of their respective membership interests in Rohuma in exchange for the stock issued by the Company. Each of these sales of securities to the three purchasers located in the United States was consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended. These United States based grantees are sophisticated in business and investment matters. To the extent United States securities laws were deemed to apply to the issuance of such shares to the owners in India, each of these sales of securities was also consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended, and all of such owners are sophisticated in business and investment matters.

On February 12, 2021, the Company entered into a 10% Convertible Promissory Note with Platinum Point Capital, LLC (the “Platinum Note”) in the principal amount of $400,000. The Platinum Note has a maturity date of one-year from issuance. The Platinum Note is convertible into common stock at a conversion price of greater of (a) $0.01 or (b) 70% of the lowest traded stock price over the previous 15 trading days. The Company granted 25,000 warrants to purchase shares of common stock that have a term of three-years and an exercise price of $16.00 per share with the Platinum Note. These securities were issued as a private offering and sale pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Company determined that Platinum Point Capital, LLC was sophisticated in business and investment matters.

On February 16, 2021, the Company sold 71,250 shares of its common stock to six persons for cash at a price of $6.40 per share. The individuals also received 35,625 warrants that have a term of three years at an exercise price of $16.00 per share. These sales of securities were consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended. The Company determined that all of these purchasers were sophisticated in business and investment matters.

On February 17, 2021, the Company issued warrants (the “Mimo Warrants”) to purchase 170,942 shares of the Company’s common stock over a period of 5 years, at an exercise price of $0.008 per share, subject to certain conditions. The Warrants were issued pursuant to a Share Exchange Agreement with Mimo Technologies Private Ltd., an Indian corporation (“Mimo”) and its shareholders whereby two of the Mimo shareholders received the Warrants in exchange for all of their respective shares in Mimo and the other Mimo shareholder received cash. Both of the recipients of these warrants are residents of India. To the extent United States securities laws were deemed to apply to the issuance of such warrants, each of these sales of securities was consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended, as both of such recipients are sophisticated in business and investment matters.

On February 23, 2021, the Company entered into a services agreement with another company with a portion of the compensation consisting of the issuance of 4,688 shares of common stock valued at $11.20 per share. This issuance of securities was consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended. The Company determined that this other company was sophisticated in business and investment matters.

On March 5, 2021, the Company exchanged outstanding debt securities of the Company with unpaid principal and interest in the amount of $224,687 for 33,042 shares of its common stock. These transactions were with a director of the Company and three other individuals who are related to the Company’s chief executive officer. These sales of securities were consummated pursuant to the exemption from registration in Section 3(a)(9) of the Securities Act of 1933, as amended, because it was exclusively with existing security holders of the Company and no commission or other remuneration was given or paid, directly or indirectly, for soliciting such exchange. The sales were also exempt under Section 4(a)(2) of the Securities Act of 1933, as amended, as all of these purchasers were sophisticated in business and investment matters.

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On March 1, 2021, the Company entered into consulting agreements with three individuals with a portion of the compensation consisting of the issuance of 7,688 shares of common stock valued at $9.20 per share at the commencement of the agreements. These sales of securities were consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended. The Company determined that these consultants were sophisticated in business and investment matters.

On March 8, 2021, the Company entered into a consulting agreement with another individual with a portion of the compensation consisting of the issuance of 3,125 shares of common stock valued at $6.40 per share at the commencement of the agreement and issuance of a three-year warrant for 12,500 warrants with a strike price of $16.00 per share that vests March 7, 2022. These sales of securities were consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended. The Company determined that this consultant was sophisticated in business and investment matters.

On April 5, 2021 the Company granted options for 31,250 shares of common stock under the Company’s stock option plan to Richard Berman, one of the Company’s directors, at an option price of $0.0044 without registration under the Securities Act. The options vest over three years. This sale of securities was consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended. Mr. Berman is sophisticated in business and investment matters.

On April 29, 2021, the Company sold 4,375 shares of its common stock to a single individual for cash at a price of $8.80 per share. This sale of securities was consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended. The Company determined that this purchaser was sophisticated in business and investment matters.

On June 15, 2021, the Company issued (1) its 2021 Promissory Note (the “Note”) to Greg Rankich, a director of the Company, in connection with a $400,000 loan to the Company from Mr. Rankich, and (2) 37,500 shares of its Common Stock, par value $0.0001 per share, to Mr. Rankich, which were valued at $8.00 per share.. In addition, Mr. Rankich granted to the Company an option to redeem up to 18,750 of such shares (as adjusted for stock splits, stock dividends or similar events) at a total cost of $1.00 if the Note is repaid in full (including accrued and unpaid interest) on or prior to its maturity date (without extension). The Note, which does not bear interest, matures and payment of the principal sum is required on or before 180 days after the date of the Note, subject to certain events of default that could result in acceleration of the maturity. The Note may be prepaid by the Company in whole or in part at any time prior to the maturity date without penalty or premium. These securities were issued as a private offering and sale pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Mr. Rankich is a director of the Company and was the only recipient of securities in this transaction. Rankich represented in connection with the transaction that he has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment. Resale of the securities is restricted, and a legend was applied to the share certificates prohibiting sale or transfer without an effective registration statement or an applicable exemption from registration.

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On September 17, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which Evergreen Capital Management, LLC (the “Purchaser”) agreed to purchase at a discount for an aggregate subscription price of $1,200,000 an aggregate of $1,440,000 in principal amount of promissory notes (“Notes”) and Common Stock Purchase Warrants (“Warrants”) for a total of 124,138 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in three (3) tranches. Pursuant to the Purchase Agreement, (1) the first tranche of $600,000 in subscription amount of Notes (to purchase an aggregate of $720,000 in principal amount of Notes) and Warrants to purchase an aggregate of 62,069 shares of Common Stock was closed upon execution of the Purchase Agreement, (2) the second tranche of $400,000 in subscription amount of Notes (to purchase an aggregate of $480,000 in principal amount of Notes) and Warrants to purchase an aggregate of 41,379 shares of Common Stock will occur within three business days after the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) for the sale of Common Stock that will be listed on a national securities exchange, and (3) the third tranche of $200,000 in subscription amount of Notes (to purchase an aggregate of $240,000 in principal amount of Notes) and Warrants to purchase an aggregate of 20,690 shares of Common Stock will occur, at the option of the Purchaser, which the Purchaser may exercise in its sole discretion, three business days after the receipt by the Company and delivery to the Purchaser of the first comment letter of the Staff of the Securities and Exchange Commission (the “Commission”) relating to the Registration Statement or a letter from the Staff of the Commission to the effect that the Registration Statement will not be reviewed by the Staff of the Commission. In connection with the transactions under the Purchase Agreement, the Company entered into an amendment to its existing Engagement Letter with ThinkEquity, LLC (the “Placement Agent”) pursuant to which the Company agreed to issue to the Placement Agent warrants to purchase Common Stock equal to 8% of the shares of Common Stock issued or underlying the Warrants issued under the Purchase Agreement. These warrants (the “Placement Agent Warrants”) are to have the same terms and conditions, including exercise price and registration rights, as the Warrants issued pursuant to the Purchase Agreement. Each Note, each Warrant, each Placement Agent Warrant and any shares of Common Stock issuable upon conversion of a Note or exercise of a Warrant or Placement Agent Warrant was or will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. The Purchaser and the Placement Agent have each represented that it is an “accredited investor,” as defined in Regulation D, and has acquired and will be acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Resale of the securities is restricted, and a legend appears on the Notes, the Warrants and the Placement Agent Warrants prohibiting sale or transfer without an effective registration statement or an applicable exemption from registration. Accordingly, sale of the Notes, the Warrants and the Placement Agent Warrants and the issuance of shares of Common Stock upon conversion of the Notes or exercise of the Warrants and the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed with this Registration Statement:

1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of TraQiQ, Inc., as amended

3.2	Bylaws of TraQiQ, Inc., incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed March 7, 2011.

4.1	Note Purchase Agreement and Note, dated July 19, 2017 between the Company and Donald P. Hateley, incorporated by reference to Exhibit 4.1(a) to the Current Report on Form 8-K/A filed August 24, 2017.

4.2	Note Purchase Agreement and Note, dated July 19, 2017 between the Company and Alena Borisova, incorporated by reference to Exhibit 4.1(b) to the Current Report on Form 8-K/A filed August 24, 2017.

4.3	Certificate of Determination for Series A Preferred, incorporated by reference to Exhibit 4.2(a) to the Current Report on Form 8-K/A filed August 3, 2017.

4.4	Form of Representative’s Warrant Agreement.*

5	Opinion and consent of Hoge Fenton Jones & Appel, Inc. regarding legality of the securities being registered.*

10.1	Share Exchange Agreement dated July 19, 2017, fully executed on August 3, 2017, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed August 24, 2017.

10.2	TraQiQ, Inc. 2020 Equity Incentive Plan, incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed March 22, 2021.+

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10.3	Employment Agreement dated October 19, 2020 between TraQiQ, Inc. and Ajay Sikka.#+

10.4	Note Purchase Agreement and Note, dated June 15, 2021 between the Company and Greg Rankich, incorporated by reference to Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed June 16, 2021.

10.5	Share Exchange Agreement dated January 22, 2021, between TraQiQ, Inc. and Rohuma, LLC incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed January 26, 2021.

10.6	Exchange Agreement dated February 17, 2021, between TraQiQ, Inc. and Mimo-Technologies Pvt. Ltd, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 17, 2021.

10.7	Securities Purchase Agreement dated September 17, 2021, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed September 20, 2021.

10.8	20% Convertible Promissory Note dated September 17, 2021 to Evergreen Capital Management, LLC, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed September 20, 2021.

10.9	Common Stock Purchase Warrant dated September 17, 2021, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed September 20, 2021.

10.10	Security Agreement dated September 17, 2021, incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed September 20, 2021.

21	Subsidiaries of TraQiQ, Inc., incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K filed March 22, 2021.

23.1	Consent of AJSH & Co. LLP

23.2	Consent of TR Chadha & Co LLP

23.3	Consent of Hoge Fenton Jones & Appel, Inc. (included in Exhibit 5).*

24	Powers of Attorney (Previously filed as part of the signature page to the Registration Statement).#

107	Calculation of Filing Fees

*	To be filed by amendment.
#	Previously filed
+	Management contract or compensatory plan

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(i)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 18, 2022.

TRAQIQ, INC.

By:	/s/ Ajay Sikka
Ajay Sikka
Chairman of the Board of Directors & Chief
Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Ajay Sikka	Chairman of the Board of Directors,	April 18, 2022
Ajay Sikka	and Chief Executive Officer
(Principal Executive Officer)

/s/ Michael Pollack	Interim Chief Financial Officer	April 18, 2022
Michael Pollack	(Principal Accounting and Financial Officer)

James DuBois*	Director	April 18, 2022
James DuBois

Greg Rankich*	Director	April 18, 2022
Greg Rankich

Richard Berman*	Director	April 18, 2022
Richard Berman

*By	/s/ Ajay Sikka
Ajay Sikka
Attorney-in-Fact

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